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                            STOCK PURCHASE AGREEMENT

                                      dated

                                 March 30, 1999


                                     between


                            HUDSON TECHNOLOGIES, INC.

                                       and

                       FLEMING US DISCOVERY FUND III, L.P.








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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. SALE AND PURCHASE OF PREFERRED STOCK................................1

SECTION 2. CLOSING.............................................................2

SECTION 3. DEFINITIONS.........................................................2

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................14
           4.1.  Corporate Existence, Power and Authority.....................14
           4.2.  Capital Stock................................................15
           4.3.  Subsidiaries.................................................16
           4.4.  Business.....................................................16
           4.5.  No Defaults or Conflicts.....................................16
           4.6.  Disclosure Materials; Other Information......................17
           4.7.  Litigation...................................................18
           4.8.  Taxes........................................................18
           4.9.  ERISA........................................................18
           4.10. Legal Compliance.............................................20
           4.11. Outstanding Securities.......................................20
           4.12. Permits, Licenses and Approvals; Intellectual
                 Property and Other Rights....................................20
           4.13. Key Employees................................................21
           4.14. Properties...................................................21
           4.15. Suppliers and Customers......................................21
           4.16. Environmental Compliance.....................................22
           4.17. No Burdensome Agreements.....................................22
           4.18. Offering of Shares...........................................23
           4.19. SEC Reports..................................................23
           4.20. Indebtedness.................................................23
           4.21. Use of Proceeds..............................................24
           4.22. Other Names..................................................24
           4.23. Brokers......................................................24

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................24
           5.1.  Corporate Power and Authority................................24
           5.2.  Investment Intent............................................25
           5.3.  Brokers......................................................25
           5.4.  Ownership of Common Stock....................................25

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                                                                            Page

SECTION 6. RESTRICTIONS ON TRANSFER...........................................26

SECTION 7. INFORMATION AS TO THE COMPANY......................................26
            7.1.  Financial Information.......................................26
            7.2.  Communication with Accountants..............................28
            7.3.  Inspection..................................................29
            7.4.  Notices.....................................................29

SECTION 8. AFFIRMATIVE COVENANTS..............................................30
            8.1.  Maintenance of Existence, Properties and Franchises;
                  Compliance with Law; Taxes; Insurance.......................30
            8.2.  Office for Payment, Exchange and Registration;
                  Location of Office; Notice of Change of Name or Office......31
            8.3.  Fiscal Year.................................................31
            8.4.  Environmental Matters.......................................32
            8.5.  Reservation of Shares.......................................33
            8.6.  Securities Exchange Act Registration........................33
            8.7.  Delivery of Information for Rule 144A Transactions..........33
            8.8.  Senior Securities...........................................34
            8.9.  Further Assurances..........................................34
            8.10. Stockholder Approval........................................34
            8.11. Shares Paid as Dividends....................................34

SECTION 9. NEGATIVE COVENANTS.................................................34
            9.1.  No Dilution or Impairment; No Changes in Capital Stock......35
            9.2.  Indebtedness................................................36
            9.3.  Consolidation, Merger and Sale..............................36
            9.4.  No Change in Business.......................................36
            9.5.  Restricted Payments; Investments............................36
            9.6.  Sale of Substantial Portion of Assets.......................36
            9.7.  Obligations to Affiliates...................................37
            9.8.  Transactions with Affiliates................................37
            9.9.  Liens.......................................................38
            9.10. Private Placement Status....................................38
            9.11. Maintenance of Public Market................................38
            9.12. Actions Prior to the Closing Date...........................39

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                                                                            Page

SECTION 10. CONDITIONS TO PURCHASER'S OBLIGATIONS.............................39
            10.1.  Certificate of Amendment; Stockholders' Agreement;
                   Registration Rights Agreement..............................39
            10.2.  Certificates for Shares....................................39
            10.3.  Senior Status..............................................40
            10.4.  Accuracy of Representations and Warranties.................40
            10.5.  Compliance with Agreements.................................40
            10.6.  Officers' Certificates.....................................40
            10.7.  Proceedings................................................40
            10.8.  Legality; Governmental and Other Authorization.............40
            10.9.  No Material Adverse Change.................................41
            10.10. Opinion of Counsel.........................................41
            10.11. Purchases of Shares........................................41
            10.12. Consents...................................................41
            10.13. Other Documents and Opinions...............................41

SECTION 11. BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS...............42

SECTION 12. SPECIFIC PERFORMANCE..............................................42

SECTION 13. EXPENSES..........................................................43

SECTION 14. DIRECT PAYMENTS...................................................44

SECTION 15. AMENDMENTS AND WAIVERS............................................45

SECTION 16. EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED
            SHARES; REPLACEMENT...............................................45

SECTION 17. NOTICES...........................................................46

SECTION 18. MISCELLANEOUS.....................................................46

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

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT is dated as of March 30, 1999 between Hudson Technologies, Inc., a New York corporation (the "Company"), and the Purchaser listed on the signature page of this Agreement (the "Purchaser").


                             W I T N E S S E T H :


     WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Convertible Preferred Stock"), upon the terms and provisions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1. SALE AND PURCHASE OF PREFERRED STOCK

     (a) The Company agrees to sell to the Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchaser agrees to purchase from the Company at the Closing provided for in Section 2 hereof, the number of shares of Series A Convertible Preferred Stock set forth opposite the Purchaser's name on Schedule 1 hereto. The shares of Series A Convertible Preferred Stock being acquired under this Agreement and by the other Purchaser under the other Stock Purchase Agreement (as hereinafter defined) are collectively referred to herein as the "Shares", containing rights and privileges as more fully set forth in the Certificate of Amendment of the Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the "Certificate of Amendment").

     (b) The aggregate purchase price to be paid to the Company by the Purchaser for the Shares to be purchased by the Purchaser pursuant to this Agreement shall be the amount set forth opposite the Purchaser's name on Schedule 1 hereto. No further payment shall be required from the Purchaser for the Shares.

     (c) The Shares are being sold to the purchasers listed on Schedule 1 hereto (the "Purchasers") pursuant to this Agreement and the other Series A Convertible Preferred Stock Purchase Agreement (both of such agreements collectively, as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Stock Purchase

Agreements"). Both Stock Purchase Agreements shall be dated the date hereof and shall be identical except as to the identities of the respective Purchasers. The sale of Shares to each Purchaser under each Stock Purchase Agreement is to be a separate sale, and no Purchaser shall have any liability under any Stock Purchase Agreement other than the Stock Purchase Agreement to which it is a party.

     (d) The Company will use the proceeds realized from the sale of the Shares to fund the roll-out of the Depot Strategy program, fees and expenses of the transactions contemplated hereby and for working capital purposes.


SECTION 2. CLOSING

     (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares to be purchased by the Purchaser will be deemed to have taken place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York at 9:00 A.M., New York City time, on March 30, 1999, or such other time and date as shall be mutually agreed to by the Company and the Purchaser (the "Closing") (such time and date are herein referred to as the "Closing Date").

     (b) Subject to the terms and conditions hereof, at the Closing (i) the Company will deliver to the Purchaser a certificate registered in the Purchaser's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of Shares set forth opposite the Purchaser's name on Schedule 1 and (ii) upon the Purchaser's receipt thereof, the Purchaser will deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the aggregate purchase price (as specified in Section 1(b) hereof) for the Shares to be purchased by the Purchaser payable to the order of the Company in federal or other immediately available funds.


SECTION 3. DEFINITIONS

     (a) For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof (other than a director elected pursuant to Section 4 of the Certificate of Amendment) and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a

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     corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The holding of Shares (or of Conversion Shares obtained upon conversion of Shares), and the rights under any Stock Purchase Agreement or under the Certificate of Amendment, the Stockholders' Agreement or the Registration Rights Agreement (or the exercise of any such rights, including, without limitation, nominating a director to the Board (or Board committee) of the Company and/or sending an observer to Board (or Board committee) meetings of the Company), shall not cause a Purchaser to be deemed to be an "Affiliate" of the Company.

          "Affiliate Loan" means the loan made to the Company by Fredrick T. Zugibe, Sr., in the original principal amount of $365,000, pursuant to the promissory note dated February 25, 1999.

          "Agreement" means this Stock Purchase Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

          "Benefit Plan" means any Plan, existing at the Closing, established or to which contributions have at any time been made by the Company, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "Board" or "Board of Directors" means with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

          "Business Day" means any day other than a Saturday, Sunday or any day on which banks in the location of the office of the Company provided for in
     Section 17 hereof are authorized or obligated to close.

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          "Capitalized Lease" means any lease to which the Company is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company, and which either is required to be capitalized in accordance with generally accepted accounting principles consistently applied, or, even if not so required to be capitalized, shall have (or have had), at the time first entered into, an initial term of greater than three (3) years (including leases of shorter duration which are or were extendible to a total term greater than three (3) years at the option of the lessor). The value of Capitalized Leases, as of the time of any determination thereof, shall mean the sum of the then present values, determined as hereinafter provided, of future obligations of lessees under then existing Capitalized Leases. To compute the value of any Capitalized Lease, the following methods shall be used, as applicable:

          (i) values of leases required to be capitalized in accordance with generally accepted accounting principles shall be computed in accordance with such principles; and

          (ii) values of other leases (and values of contracts or other items which this Agreement provides are to be valued as if they were Capitalized Leases) shall be computed by discounting, to the date of determination, at an assumed interest rate of eight percent (8%) per annum, the minimum amount of future rental payments that will be due under the related documentation, including rental payments that may be due during extensions which are at the other party's option, but excluding any amounts in respect of insurance on, taxes on and/or maintenance of the properties subject to such leases (provided that such amounts are owed and paid only to the extent actually incurred).

          "Certificate of Amendment" has the meaning set forth in Section 1(a) hereof.

          "Closing" has the meaning set forth in Section 2(a) hereof.

          "Closing Date" has the meaning set forth in Section 2(a) hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

          "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

          "Common Stock" means the Company's Common Stock, par value $.01 per share, and shall also include any common stock of the Company hereafter

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     authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company.

          "Company" means Hudson Technologies, Inc., a New York corporation, its successors and assigns.

          "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to net worth, after eliminating the portion of net worth properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with generally accepted accounting principles consistently applied (except as otherwise expressly provided herein).

          "Conversion Share" or "Conversion Shares" means the shares of the Company's Common Stock obtained or obtainable upon conversion of Shares and shall also include any capital stock or other securities into which Conversion Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Conversion Shares. In the event that any Conversion Shares are sold either in a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Conversion Shares shall not be entitled to any benefits under this Agreement with respect to such Conversion Shares and such Conversion Shares shall no longer be considered to be "Conversion Shares".

          "Designated Entity" means, in connection with the rights of any Person holding less than thirty percent (30%), in the aggregate, of the originally issued Shares and Conversion Shares, (i) as long as any Shares or Conversion Shares are held by any Person identified in clause (i) or (ii) of the definition of "Fleming Holders", Fleming Capital Management, 320 Park Avenue, New York, NY 10022, Attention: Robert L. Burr and (ii) if no Shares or Conversion Shares are held by a Person identified in clause (i) or (ii) of the definition of "Fleming Holders", the entity designated by the Transferee holding the largest number of such shares, provided, that such Transferee owns thirty percent (30%) or more, in the aggregate, of the originally issued Shares and Conversion Shares (in which case such Transferee shall provide notice to the Corporation of such entity). For so long as no Shares or Conversion Shares are held by any Person identified in clause (i) or (ii) of the definition of "Fleming Holders" and no Person holds thirty percent (30%) or more, in the aggregate, of the originally issued Shares and Conversion Shares, there shall be no Designated Entity. For purposes of this definition of "Designated Entity," the calculation of a Person's percentage holdings of Conversion Shares shall be determined based upon the number of Shares from which such Conversion Shares derived.

          "Disclosure Material" has the meaning specified in Section 4.6(a) hereof.

          "Environmental Laws" means all federal, state, local, foreign, civil and criminal laws, statutes, ordinances, orders, codes, Environmental Permits, rules, policies and regulations and common law relating to the protection of the environment and human health or relating to the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials, including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136y et seq.; and the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., all as may be amended or superseded from time to time.

          "Environmental Lien" has the meaning set forth in Section 4.16(d) hereof.

          "Environmental Permits" means all permits, licenses, approvals, authorizations or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

          "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Company (within the meaning of Section 414(b), (c), (m) or (o) of the Code).

          "Fleming Funds" means Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

          "Fleming Holders" means (i) the Fleming Funds, (ii) any Affiliate, officer or employee of an Affiliate or investment fund managed by an Affiliate of the Fleming Funds to which the Fleming Funds may transfer record and/or beneficial ownership of the Shares or the Conversion Shares and (iii) any transferee of Shares or Conversion Shares from a Person named in clause (i) or (ii) hereof (provided that such transferee is consented to by the Company, such consent not to be unreasonably withheld) other than a transferee of Shares or Conversion

     Shares sold in either a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction.

          "Governmental Authority" means any federal, state, or local governmental agency or authority (including regulatory authority) having jurisdiction over the Company or any of its respective assets or businesses.

          "Guaranty" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person
     (a) to pay the indebtedness of such obligor, (b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and
     (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; provided, however, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) obligations of the Company which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Company. The amount of any Guaranty and the amount of indebtedness resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

          "Hazardous Materials" means any petroleum, petroleum hydrocarbons, petroleum waste or petroleum products, underground storage tanks, asbestos or asbestos-containing materials, pesticides, lead and lead-containing materials, urea formaldehyde insulation and polychlorinated biphenyls
     (PCBs), ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law.

          "Indebtedness" of any Person means, without duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) all Capitalized Leases in respect of which such Person is liable as lessee or as the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, (v) all Guaranties by such Person and
     (vi) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold and distributed. "Indebtedness" shall not include, however, any unfunded obligations in any employee pension benefit plan (as defined in ERISA) of the Company.

          "Investment" means, with respect to any Person, (i) any loan, advance or extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any Guaranty by such Person, (iii) any interest in any capital stock, equity interest or other securities of any other Person, (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash, or not less than the agreed sale price or the fair value of such property, whichever is higher and (v) any commitment or option to make an Investment if, in the case of an option, the consideration therefor exceeds $50,000, and any of the foregoing under clauses (i) through (v) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method; provided, that the term "Investment" (1) shall not include an Investment in the Company, (2) shall not include current trade and customer accounts receivable and allowances, provided they relate to goods furnished in the ordinary course of business and are given in accordance with the customary practices of the Company, (3) shall not include temporary investments of excess cash of the Company in any of the following: (A) investment grade obligations maturing within one year of their issuance which as to principal and interest constitute direct obligations of, or obligations guaranteed by, the United States of America, (B) negotiable certificates of deposit of banks or trust companies which are organized under the laws of the United States of America or any state thereof and which have capital and surplus of at least $500,000,000, (C) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation or their successors, (D) any repurchase agreement secured by any one or more of the foregoing and (E) money market funds primarily investing in any of the foregoing securities and sponsored by or affiliated with nationally recognized brokerage or investment advisory firms, and (4) shall not include Investments of the Company existing on the date hereof and disclosed on Schedule 3 hereto.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

          "Outside Directors" means those directors on the Company's Board of Directors at any time who are not otherwise Affiliates of or employed by the Company.

          "Outstanding" or "outstanding" means (a) when used with reference to the Shares or the Conversion Shares as of a particular time, all Shares or Conversion Shares theretofore duly issued except (i) Shares or Conversion Shares theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Shares or Conversion Shares have been issued by the Company,
     (ii) Shares or Conversion Shares theretofore cancelled by the Company and
     (iii) Shares or Conversion Shares registered in the name of, as well as Shares or Conversion Shares owned beneficially by, the Company, or any of its Affiliates. For purposes of the preceding sentence, in no event shall "Affiliates" include (x) the persons which are identified as "Purchasers" on Schedule 1 hereto or (y) any Affiliates of any such persons.

          "Pension Plan" means any "employee pension benefit plan" as defined in
     Section 3(2) of ERISA.

          "Person" or "person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

          "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "Preferred Stock" means any class of the capital stock of a corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" includes, without limitation, the Series A Convertible Preferred Stock.

          "Purchaser" means the person who accepts and agrees to the terms hereof as indicated by such person's signature (as "the undersigned Purchaser") on the execution page of this Agreement, together with its successors and assigns.

          "Purchasers" has the meaning set forth in Section 1(c) hereof, together with their respective successors and assigns.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Company and each of the Purchasers.

          "Restricted Payment" means (i) every payment in connection with the redemption, purchase, retirement or other acquisition by or on behalf of the Company of any shares of the Company's capital stock (as defined below), whether or not owned by the Company, (ii) any prepayments or repayments made on Indebtedness of the Company, (iii) every payment to or on behalf of any Affiliate of the Company on account of or with respect to any lease arrangements, and (iv) every payment by or on behalf of the Company (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed owing to any Affiliate of the Company or (B) any obligation, to any Person, of any Affiliate of the Company or to any other holder of shares of the Company's capital stock (as defined below), which obligation is assumed, or is the subject of a Guaranty, by the Company; provided, however, that the term "Restricted Payment" shall not apply to (1) any payment in respect of capital stock of the Company to the extent payable in shares of the capital stock of the Company, (2) any regularly scheduled prepayment or repayment of Indebtedness, provided that such Indebtedness being prepaid or repaid is not at the time of such prepayment or repayment or at any prior time thereto owing to an Affiliate of the Company, provided that regularly scheduled payments or prepayments pursuant to the Affiliate Loan are not "Restricted Payments", (3) payments to DuPont Chemical and Energy Operations, Inc. and E.I. DuPont de Nemours and Company in the ordinary course of business, consistent with past practice, and not in connection with any financing or extraordinary corporate transaction are not "Restricted Payments", or (4) any payments, distributions or other transfers or actions on or with respect to the Shares or the Conversion Shares or to the Purchasers (or holders of Shares or the Conversion Shares) under the Stock Purchase Agreements. For purposes of this definition, "capital stock" shall also include warrants and other rights and options to acquire shares of capital stock (whether upon exercise, conversion, exchange or otherwise).

          "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Rule 144A" means (i) Rule 144A under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Rule 144 Transaction" means a transfer of Conversion Shares (A) complying with Rule 144 as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers' transactions" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Conversion Shares are registered pursuant to Section 12 of the Securities Exchange Act.

          "SEC Reports" has the meaning set forth in Section 4.19 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

          "Series A Convertible Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share, which will have the rights, powers and privileges on the Closing Date as more fully set forth in the Certificate of Amendment.

          "Shares" has the meaning set forth in Section 1(a) hereof. In the event that any Shares are sold either in a public offering pursuant to a registration statement under Section 5 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of any consent or waiver provision of this Agreement.

          "Stock Purchase Agreements" has the meaning set forth in Section 1(c) hereof.

          "Stockholders' Agreement" means the Stockholders' Agreement, dated as of the Closing Date, among the Company, the Purchasers and certain other stockholders of the Company.

          "Stockholders' Meeting" means the Company's 1999 annual meeting of stockholders.

          "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

          "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

          "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

          "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          "Transferees" shall mean any transferee (except for a Fleming Holder) of Shares or Conversion Shares from a Fleming Holder. Transferees shall not include a transferee of Shares or Conversion Shares sold in either a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction.


     (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

          (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied (except as otherwise provided herein);

          (iii) all computations provided for herein, if any, shall be made in accordance with generally accepted accounting principles consistently applied (except as otherwise provided herein);

          (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

          (v) all references herein to actions by the Company, such as "create", "sell", "transfer", "dispose of", etc., mean such action whether voluntary or involuntary, by operation of law or otherwise;

          (vi) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement;

          (vii) each of the representations and warranties of the Company contained in Section 4 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation or warranty of the Company in Section 4 hereof or otherwise;

          (viii) each of the covenants of the Company contained in Sections 7, 8 and 9 hereof or otherwise contained in any Stock Purchase Agreement, the Certificate of Amendment, the Stockholders' Agreement or the Registration Rights Agreement is separate and is not limited or satisfied by the existence, wording or satisfaction of any other covenant of the Company in
     Section 7, 8 or 9 hereof or otherwise; and

          (ix) all references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person or the Company shall apply to such Person or the Company, as the case may be, whether such action is taken directly or indirectly.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

     4.1. Corporate Existence, Power and Authority.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects.

     (b) No proceeding has been commenced looking toward the dissolution or merger of the Company or the amendment of its certificate of incorporation (other than the Certificate of Amendment). The Company is not in violation in any respect of its certificate of incorporation or by-laws.

     (c) The Company has all requisite corporate power and authority to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

     (d) The Company has all requisite corporate power and authority to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under (i) the Stock Purchase Agreements, including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Amendment, (ii) the Stockholders' Agreement and (iii) the Registration Rights Agreement. The execution, delivery and performance of the Stock Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement by the Company (including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Amendment) have been duly authorized by all required corporate actions. The Company has duly executed and delivered the Stock Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement. The Stock Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

     4.2. Capital Stock.

     (a) Schedule 6(a) hereto correctly and completely lists (i) the authorized capital stock of the Company (Common Stock and Preferred Stock), (ii) the number of designated shares of Preferred Stock in each series or class after giving effect to the Certificate of Amendment and (iii) on the Closing Date, after giving effect to the issuance of Shares contemplated by the Stock Purchase Agreements, the number of shares outstanding in each series or class. All of such outstanding shares are, or on the Closing Date will be, duly authorized, validly issued and outstanding, fully paid and non-assessable. The shares of the Company's Common Stock issuable upon conversion of the Series A Convertible Preferred Stock will be, when issued in accordance with the terms of the Series A Convertible Preferred Stock, duly authorized, validly issued, fully paid and non-assessable. Except as provided in the Certificate of Amendment, none of the shares of the Company's capital stock which will be outstanding at the Closing
(i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock.

     (b) Schedule 6(b) hereto correctly and completely lists the number and purpose for which such shares of the Company's Common Stock are reserved for issuance by the Company.

     (c) Except as referred to in Schedule 6(b), there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

     (d) Except as disclosed on Exhibit B hereto, there are and will be no outstanding registration rights with respect to any capital stock of the Company, which (in either case) will be outstanding on the Closing Date, or any capital stock referred to in Section 4.2(b) or 4.2(c).

     (e) Except as disclosed on Exhibit B hereto, there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company.

     (f) Except as disclosed on Exhibit B hereto, there are no anti-dilution protections or other adjustment provisions in existence with respect to any capital stock of the Company or any capital stock referred to in Section 4.2(b) or 4.2(c).

     (g) The Certificate of Amendment has been duly adopted by the Company's Board of Directors and, when filed with the Secretary of State of the State of New York, will be fully effective as an amendment to the Company's certificate of incorporation. Upon filing of the Certificate of Amendment with the Secretary of State of New York, the Shares will have all of the rights, priorities and terms set forth in the Certificate of Amendment.

     (h) Those Persons who own, directly or indirectly, more than 5% of the Company's outstanding Common Stock are as follows: Kevin J. Zugibe, Thomas P. Zugibe, Stephen P. Mandracchia, Stephen J. Cole-Hatchard, Fredrick T. Zugibe and DuPont Chemical and Energy Operations, Inc.

     4.3. Subsidiaries.

     The Company has no Subsidiaries other than Hudson Holdings, Inc., Hudson Technologies Company and Environmental Support Solutions, Inc. The Company has no Investments in any other Person, except as described in the preceding sentence.

     4.4. Business.

     The Company sells refrigerants and provides refrigerant management services, consisting primarily of recovery and reclamation of the refrigerants used in commercial air conditioning and refrigeration systems, as well as RefrigerantSide(TM) services, through which the Company performs decontamination to remove moisture, oils and other contaminants in such systems. The Company neither currently engages in, nor has any intention of engaging in, any other business.

     4.5. No Defaults or Conflicts.

     (a) The Company is not in violation or default in any material respect (and is not in default in any material respect regarding any Indebtedness) under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in default under any material order, writ, injunction, judgment or decree of any court or other Governmental Authority or arbitrator(s) having jurisdiction over the Company.

     (b) The execution, delivery and performance by the Company of the Stock Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Amendment and the adoption of the Certificate of Amendment as an amendment to the Company's certificate of incorporation) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the certificate of incorporation or by-laws of the Company or
(B) any material law, rule, regulation or order of any Governmental Authority, or any material judgment, writ, injunction, decree, award or other action of any court, Governmental Authority or arbitrator(s), or any agreement, indenture or other instrument applicable to the Company or any of its properties, (ii) result in the creation of any Lien upon any of the Company's properties, assets or revenues, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a Governmental Authority and including, without limitation, any shareholder approval), or (iv) cause antidilution clauses of any outstanding securities to become operative or give rise to any preemptive rights.

     4.6. Disclosure Materials; Other Information.

     (a) The Company has previously furnished to the Purchaser the materials described on Schedule 4 hereto (the "Disclosure Material"). The audited and unaudited financial statements referred to or contained in the materials referred to on Schedule 4 fairly present the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of the operations of the Company for such periods and have been prepared in accordance with generally accepted accounting principles consistently applied, except that any such unaudited statements may omit notes and may be subject to year-end adjustment.

     (b) Since September 30, 1998, except as disclosed on Exhibit B hereto, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis. As of the Closing Date and as of the date hereof, there are no material liabilities of the Company which would be required to be provided for in a consolidated balance sheet of the Company as of either such date prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to in Section 4.6(a). Since September 30, 1998, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

     (c) There are no material liabilities, contingent or otherwise, of the Company that have not been disclosed in the financial statements referred to in
Section 4.6(a) or otherwise disclosed in the Disclosure Material.

     (d) None of the Disclosure Material contained or contains a false or misleading statement of a material fact or omits to state any material fact necessary in order to make the statements made in such Disclosure Material, in light of the circumstances under which they were made, not misleading.

     (e) There is no fact known to the Company which is not in the Disclosure Material and which materially and adversely affects, or in the future might materially and adversely affect, the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

     4.7. Litigation.

     Except as disclosed on Exhibit B hereto, there is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company, threatened in law, equity or otherwise before any court, Governmental Authority or arbitrator which (i) questions the validity of the Stock Purchase Agreements, the Certificate of Amendment, the Stockholders' Agreement, the Registration Rights Agreement, the Shares or the Conversion Shares or any action taken or to be taken pursuant hereto or thereto, (ii) might adversely affect the right, title or interest of any Purchaser to the Shares or the Conversion Shares or
(iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

     4.8. Taxes.

     The Company has duly and timely filed all Tax Returns required to be filed by it, and each such Tax Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. The Company has paid or caused to be paid all Taxes (whether or not reflected on such Tax Returns) that are due and payable. The provision for Taxes due by the Company in the most recent financial statement included in the Disclosure Material is sufficient for all unpaid Taxes, being current Taxes not yet due and payable, of the Company, as of the end of the period covered by such financial statement, and as of the Closing Date, such provision, as adjusted for the passage of time through the Closing Date, will be sufficient for the then-accrued and unpaid Taxes not yet due and payable of the Company. There is no dispute concerning any Tax liability of the Company either threatened, claimed or raised by any Taxing Authority, and the Company does not expect any Taxing Authority to assess additional Taxes against or in respect of it for any past period. The Company has withheld and paid, or, if not yet due for payment, set aside in accounts for such purposes, all Taxes required to have been withheld in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. The Company has no liability for Taxes of any Person other than the Company as a transferee or successor, by contract or otherwise. There are no applicable Taxes payable by the Company in connection with the execution and delivery of the Stock Purchase Agreements, the Stockholders' Agreement or the Registration Rights Agreement or the issuance by the Company of the Shares or the Conversion Shares.

     4.9. ERISA.

     (a) All Benefit Plans are listed in Exhibit B, and copies of all documentation relating to such Benefit Plans have been delivered or made available to the Purchasers (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters).

     (b) Each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code.

     (c) No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, and the "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

     (d) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said Section 4043.

     (e) No Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (f) No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

     (g) Neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA.

     (h) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

     (i) No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment.

     (j) No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such suit, action or other litigation.

     (k) All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with generally accepted accounting principles, all of which accruals under unfunded Benefit Plans are as disclosed in Exhibit B, and the Company has performed all material obligations required to be performed under all Benefit Plans.

     (l) The execution, delivery and performance of the Stock Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issuance and sale by the Company, and the purchase by the Purchaser of the Shares and the Conversion Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

     4.10. Legal Compliance.

     (a) The Company has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to so comply would not materially adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

     (b) There are no material adverse orders, judgments, writs, injunctions or decrees of any court or administrative body, domestic or foreign, or of any other Governmental Authority, domestic or foreign, outstanding against the Company.

     4.11. Outstanding Securities.

     All securities (as defined in the Securities Act) of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

     4.12. Permits, Licenses and Approvals; Intellectual Property and Other Rights.

     Except as listed on Schedule 4.12, the Company owns or possesses and holds free from burdensome restrictions or material conflicts with the rights of others all franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise), patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights (each of which is listed on Exhibit B hereto), and all rights and privileges with respect to any of the foregoing, as are necessary for the conduct of its business as now being conducted and as proposed to be conducted. To the best of the Company's knowledge, the Company is not in default in any material respect under any of such franchises, licenses, permits, consents, approvals or other authority. The rights of (and use by) the Company with respect to such or any other patents, patent rights, trademarks, trademark rights, trade names, trade name rights or copyrights do not conflict with or infringe any rights of others in a manner which might materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis, and no such claim of conflict or infringement has been asserted by any Person.

     4.13. Key Employees.

     The Company has good relationships with its employees and has not had and does not expect any substantial labor problems. The Company has no knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company. Except as set forth on Exhibit B hereto, the employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company.

     4.14. Properties.

     The Company has good and marketable title to its real property, all of which is disclosed on Exhibit B hereto, and good and marketable title to each of its other properties. Certain real property used by the Company in the conduct of its business is held under lease (as identified on Exhibit B hereto), and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default. Except as disclosed on Schedule 5, none of the properties owned or leased by the Company is subject to any Liens which could materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

     4.15. Suppliers and Customers.

     (a) The Company has no reason to believe that it does not have adequate sources of supply for its business as currently conducted and as proposed to be conducted. The Company has good relationships with all of its material sources of supply of goods and services and does not anticipate any material problem with any such material sources of supply.

     (b) The Company has no knowledge that the customer base of the Company might materially decrease.

     4.16. Environmental Compliance.

     Except as disclosed on Schedule 4.16 hereto:

     (a) the Company has not received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communication from any person with respect to the presence of any Hazardous Material at, on, about, under, emanating to or from or affecting any of the real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company or any predecessors thereof;

     (b) there has been no intentional or unintentional, gradual or sudden, release, disposal or discharge upon, into, beneath or from the real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company or any predecessors thereof that has caused or is causing soil or groundwater contamination which under applicable Environmental Laws could require investigation or remediation or could otherwise create a material liability or obligation on the part of the Company;

     (c) the Company is in material compliance with all applicable Environmental Laws and the terms and conditions of all Environmental Permits;

     (d) to the best knowledge of the Company after reasonable inquiry, there are no Liens arising under or pursuant to any Environmental Law ("Environmental Liens") relating to any real property (including improvements thereon) currently owned by the Company;

     (e) there are no (i) underground storage tanks, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos-containing materials at any site currently owned, leased, operated or occupied by the Company;

     (f) the Company has not transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material to any location which could reasonably be expected to result in material liability to the Company; and

     (g) no real property currently or previously owned, leased, operated or occupied by the Company or any predecessors thereof is currently listed, or to the knowledge of the Company, proposed to be listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or on any similar state list of sites requiring investigation or cleanup.

     4.17. No Burdensome Agreements.

     To the best of the knowledge of the Company, (i) the Company is not a party to, or bound by (nor are any of its properties affected by), any commitment, contract or agreement, any term of which materially adversely affects, or in the future would reasonably be expected to materially adversely affect, the assets, properties, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis and (ii) the Company is not a party to any contract or agreement with any Affiliate of the Company, the terms of which are less favorable to the Company than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate.

     4.18. Offering of Shares.

     Neither the Company nor, to the Company's knowledge, any agent or other Person acting on its behalf, directly or indirectly, (i) offered any of the Shares or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than the Purchasers and not more than fifty (50) other institutional investors each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

     4.19. SEC Reports.

     The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act. The Company has furnished the Purchaser with copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and (iii) its Proxy Statement dated February 16, 1999 (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.20. Indebtedness.

     Schedule 2 hereto sets forth (i) the amount of all Indebtedness of the Company outstanding on such Closing Date, which, individually, exceeds $50,000,
(ii) any Lien with respect to such Indebtedness and (iii) a description of each instrument or agreement governing such Indebtedness. The Company has made available to the Purchaser a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No material default exists with respect to or under any such Indebtedness or any material instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

     4.21. Use of Proceeds.

     The Company will use the proceeds realized from the sale of the Shares to fund the roll-out of the Depot Strategy program, fees and expenses of the transactions contemplated hereby and for working capital purposes. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company includes any such "margin stock." The Company has no present intention of acquiring any such "margin stock."

     4.22. Other Names.

     The business previously or presently conducted by the Company has not been conducted under any corporate, trade or fictitious name, other than those names listed on Exhibit B hereto.

     4.23. Brokers.

     Except as disclosed on Exhibit B hereto, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with any Stock Purchase Agreement, the Stockholders' Agreement, the Registration Rights Agreement or the Certificate of Amendment or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Company or any of its Affiliates.


SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company as follows:

     5.1. Corporate Power and Authority.

     The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under this Agreement, the Stockholders' Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement, the Stockholders' Agreement and the

Registration Rights Agreement by the Purchaser have been duly authorized by all required corporate and other actions. The Purchaser has duly executed and delivered this Agreement, the Stockholders' Agreement and the Registration Rights Agreement, and this Agreement, the Stockholders' Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

     5.2. Investment Intent.

     The Purchaser is capable of evaluating the risk of its investment in the Shares being purchased by it and is able to bear the economic risk of such investment. The Purchaser is purchasing the Shares to be purchased by it for its own account for investment and not with a present view to any distribution thereof in violation of applicable securities laws; provided, however, that, upon notice to the Company, the Purchaser may transfer record and/or beneficial ownership of the Shares or the Conversion Shares to one or more Affiliates, officers or employees of Affiliates or investment funds managed by Affiliates of the Purchaser, in all cases in compliance with federal securities laws. It is understood that the disposition of the Purchaser's Shares or Conversion Shares shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of any of its Shares or Conversion Shares, it is understood that it may do so only in compliance with the Securities Act, applicable securities laws, this Agreement and the right of first offer set forth in Section 5 of the Stockholders' Agreement. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     5.3. Brokers.

     Except as disclosed on Exhibit B hereto, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with any Stock Purchase Agreement, the Stockholders' Agreement, the Registration Rights Agreement or the Certificate of Amendment or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Purchaser or any of its Affiliates.

     5.4. Ownership of Common Stock.

     The Purchaser currently does not own any shares of Common Stock and will not acquire any additional shares of Common Stock in the public market. Any future ownership by the Purchaser of shares of Common Stock shall be subject to the limitations set forth in Section 4(a) of the Certificate of Amendment.

SECTION 6. RESTRICTIONS ON TRANSFER

     The Purchaser agrees that it will not sell or otherwise dispose of any Shares or Conversion Shares unless such Shares or Conversion Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or pursuant to an applicable exemption from such registration requirements. The Company may endorse on all Share certificates a legend stating or referring to such transfer restrictions and may place a stop order with the Company's transfer agent for the Shares.


SECTION 7. INFORMATION AS TO THE COMPANY

     The Company covenants and agrees as follows:

     7.1. Financial Information.

     (a) The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles consistently applied.

     (b) So long as any of the Shares remain outstanding, the Company will deliver to (x) each holder of thirty percent (30%) or more of the Shares and Conversion Shares and (y) a Designated Entity, the following:

          (i) as soon as practicable but not later than five (5) Business Days after their issuance, and in any event within ninety-five (95) days after the close of each fiscal year of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal year and (B) consolidated statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, in each case for statements set forth in clause (B) setting forth in comparative form the corresponding figures for the preceding fiscal year, all such balance sheets and statements to be in reasonable detail and certified without qualification by BDO Seidman, LLP or any "Big Five" independent public accounting firm selected by the Audit Committee of the Board of Directors of the Company and approved by the shareholders of the Company, and such statements shall be accompanied by a management analysis of any material differences between the results for such fiscal year and the corresponding figures for the preceding year;

          (ii) as soon as practicable, copies (A) of all financial statements, proxy material or reports sent to the Company's stockholders, (B) of any public press releases and (C) of all reports or registration statements filed with the Commission pursuant to the Securities Act or the Securities Exchange Act;

          (iii) as soon as practicable and in any event within fifty (50) days after the close of each of the first three (3) fiscal quarters of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal quarter, (B) consolidated statements of operations, stockholders' equity and cash flows of the Company for the portion of the fiscal year ended with the end of such quarter, in each case in reasonable detail, certified by the Chief Financial Officer, Chief Executive Officer or President of the Company and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), together with a management analysis of any material differences between such results and the corresponding figures for such prior period and (C) a certificate of the Chief Financial Officer, Chief Executive Officer or President of the Company certifying the Company's compliance with the covenants contained in
     Section 9 (other than Section 9.12) of this Agreement;

          (iv) as soon as practicable and without duplication of any of the above items, any other materials furnished to the Company's Board of Directors or to holders of the Company's capital stock or Indebtedness, including, without limitation, any compliance certificates furnished in respect of such Indebtedness; and

          (v) as soon as practicable, such other information as may reasonably be requested by a holder of Shares.

     (c) The Company will deliver to each member of the Company's Board of Directors and each observer to the Company's Board of Directors appointed pursuant to Section 2(a) of the Stockholders' Agreement, as soon as practicable (and in the case of (iii), prior to the end of each fiscal year) and without duplication of any of the items listed below, the following:

          (i) copies of any annual, special or interim audit reports or management or comment letters with respect to the Company or its operations submitted to the Company by independent public accountants;

          (ii) copies of summary financial information prepared on a quarterly basis regarding the Company on a consolidated basis as presented to the Company's Board of Directors and any other summary financial information otherwise prepared;

          (iii) copies of the annual budget and business plan for the next fiscal year;

          (iv) copies of all formal communications, from time to time, to directors of the Company (including without limitation all information furnished to such directors in connection with such communications), and copies of minutes of meetings of the Company's Board of Directors (and of any executive committees thereof);

          (v) notice of default under any material agreement, contract or other instrument to which the Company is a party or by which it is bound;

          (vi) notice of any action or proceeding which has been commenced or threatened against the Company and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

          (vii) copies of all filings made with the Commission.

     (d) All such financial statements referred to in this Section 7.1 shall be prepared in accordance with generally accepted accounting principles consistently applied (except for any change in accounting principles specified in the accompanying certificate and except that any interim financial statements may omit notes and may be subject to normal year-end adjustments).

     (e) Without limiting the foregoing provisions of this Section 7.1, the Company agrees that, if requested in writing by any holder of Shares, it will not deliver to such holder (until otherwise instructed by a holder of thirty percent (30%) or more of the Shares) (x) any non-public information or non-public materials regarding the Company (whether described in this Section
7.1 or otherwise) and (y) any information (whether or not included in clause
(x)) which such holder specifies that it does not want to receive. The Company shall comply with any such request with respect to each such Purchaser and any subsequent holders of Shares acquired directly or indirectly (through one or more transfers) from such Purchaser, until instructed otherwise by the then holder of such Shares.

     7.2. Communication with Accountants.

     The Company hereby authorizes (a) each holder of thirty percent (30%) or more of the Shares and Conversion Shares, and (b) a Designated Entity, to communicate directly with the independent certified public accountants for the Company and authorizes such accountants to disclose to each such holder any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company, provided, that each such holder has delivered to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.2. For purposes of Section 7.2(a), the calculation of a Person's percentage holdings of Conversion Shares shall be determined based upon the number of Shares from which such Conversion Shares derived.

     7.3. Inspection.

     The Company will permit (a) each holder of thirty percent (30%) or more of the Shares and Conversion Shares, (b) any authorized representative of a holder referred to in clause (a) and (c) a Designated Entity to visit and inspect any of the properties of the Company, to examine the Company's books and records and to discuss with the Company's officers the Company's books and records and the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company, all at such reasonable times and as often as may be reasonably requested, provided, that each such holder, representative or Designated Entity has delivered to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company. For purposes of Section 7.3(a), the calculation of a Person's percentage holdings of Conversion Shares shall be determined based upon the number of Shares from which such Conversion Shares derived.

     7.4. Notices.

     The Company will give notice to all holders of Shares promptly after it learns (other than by notice from all of such holders) of the existence of any of the following:

     (a) any default under any Indebtedness (or under any indenture, mortgage or other agreement relating to any Indebtedness) which Indebtedness is in an aggregate principal amount exceeding $100,000 (or the equivalent thereof in other currencies) in respect of which the Company is liable;

     (b) any action or proceeding which has been commenced or threatened against the Company and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Stock Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement or the Certificate of Amendment;

     (c) any dispute which may exist between the Company and any Governmental Authority which may, individually or in the aggregate, materially adversely affect the normal business operations of the Company or the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Stock Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement or the Certificate of Amendment; and

     (d) if any (i) "reportable event" (as such term is described in Section 4043(c) of ERISA) has occurred; or (ii) "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been incurred with respect to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA

Affiliate that is subject to the funding requirements of ERISA and the Code or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, in each case with respect to such a Pension Plan; or (iii) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA; or (iv) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has an unfunded current liability giving rise to a lien under ERISA or the Code; or (v) proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vi) of the Company or its ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination or withdrawal from a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with an "employee benefit plan" (as defined in Section 3(3) of ERISA), maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has occurred.

Such notice (i) with respect to (a), shall specify the nature and period of existence of any such default and what the Company proposes to do with respect thereto and (ii) with respect to (b), (c) or (d), shall specify the nature of any such matter referred to in such clause, what action the Company proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.


SECTION 8. AFFIRMATIVE COVENANTS

     The Company covenants and agrees as follows:

     8.1. Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance.

     The Company will:

     (a) maintain its corporate existence, rights and other franchises in full force and effect;

     (b) maintain its tangible assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of its business;

     (c) comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, provided, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to so comply will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis;

     (d) pay promptly when due all Taxes imposed upon its properties, assets or income and all claims or indebtedness (including, without limitation, vendor's, workmen's and like claims) which might become a Lien upon such properties or assets; provided, that payment of any such Tax shall not be necessary so long as
(i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

     (e) keep adequately insured, by financially sound and reputable insurers of nationally recognized stature, all its properties of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or coinsurance as is customary.

     8.2. Office for Payment, Exchange and Registration; Location of Office; Notice of Change of Name or Office.

     (a) So long as any of the Shares is outstanding, the Company will maintain an office or agency where Shares may be presented for redemption, exchange, conversion or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company specified in
Section 17 hereof, subject to Section 8.2(b).

     (b) The Company shall give each holder of Shares at least twenty (20) days' prior written notice of any change in (i) the name of the Company as then in effect or (ii) the location of the office of the Company required to be maintained under this Section 8.2.

     8.3. Fiscal Year.

     The fiscal year of the Company for tax, accounting and any other purposes shall end on December 31 of each calendar year.

     8.4. Environmental Matters.

     (a) The Company shall keep and maintain any property either owned, leased, operated or occupied by the Company free and clear of any Environmental Liens, and the Company shall keep all such property free of Hazardous Material contamination and in compliance with all applicable Environmental Laws and the terms and conditions of any Environmental Permits; provided, however, that the Company shall have the right at its cost and expense, and acting in good faith, to contest, object or appeal by appropriate legal proceedings the validity of any Environmental Lien. The contest, objection or appeal with respect to the validity of an Environmental Lien shall suspend the Company's obligation to eliminate such Environmental Lien under this paragraph pending a final determination by appropriate administrative or judicial authority of the legality, enforceability or status of such Environmental Lien, provided that the following conditions are satisfied: (i) contemporaneously with the commencement of such proceedings, the Company shall give written notice thereof to each holder of Shares or Conversion Shares; and (ii) if under applicable law any real property or improvements thereon are subject to sale or forfeiture for failure to satisfy the Environmental Lien prior to a final determination of the legal proceedings, the Company must successfully move to stay such sale, forfeiture or foreclosure pending final determination of the Company's action; and (iii) the Company must, if requested, furnish to the holders of Shares or Conversion Shares a good and sufficient bond, surety, letter of credit or other security satisfactory to such holders equal to the amount (including any interest and penalty) secured by the Environmental Lien.

     (b) The Company will, by administrative or judicial process, enforce the obligations of any other Person who is potentially liable for damages, contribution or other relief in connection with any violation of Environmental Laws, including, but not limited to, asbestos abatement, Hazardous Material remediation or off-site or on-site disposal.

     (c) The Company will defend, indemnify and hold harmless each current, former and future holder of Shares or Conversion Shares, and each such holder's employees, officers, directors, stockholders, partners, agents, representatives and assigns, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, joint or several, and any costs, disbursements and expenses (including attorneys' fees and expenses and costs of investigation) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, removal, discharge, storage or transportation of any Hazardous Material upon, into, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company; (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company; (iii) any violation of any Environmental Law by the Company or any of its agents, tenants, subtenants or invitees; (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any environmental liability of (or asserted against) the Company; and (v) any liability arising out of or related to the off-site transportation, shipment, disposal, treatment, handling or disposal of Hazardous Materials. This Section 8.4(c) and Section 8.4(d) shall survive any payment, conversion or transfer of Shares and any termination of this Agreement.

     (d) To the extent that the Company is strictly liable without regard to fault under any Environmental Law, the Company's obligations to the holders of Shares or Conversion Shares under any of the indemnification provisions of the Stock Purchase Agreements shall likewise be strict without regard to fault with respect to the violation of any Environmental Law which results in any liability to any of the indemnified persons referred to in Section 8.4(c).

     8.5. Reservation of Shares.

     There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the conversion rights provided in Section 5 of the Certificate of Amendment.

     8.6. Securities Exchange Act Registration.

     (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act), under Section 12(b) or
Section 12(g), whichever is applicable, of the Securities Exchange Act, with respect to the Common Stock of the Company, and the Company will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

     (b) The Company will, upon the request of any holder of Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144.

     8.7. Delivery of Information for Rule 144A Transactions.

     If a holder of Shares proposes to transfer any such Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company which is required to be delivered by such holder to any transferee of such Shares pursuant to such Rule 144A.

     8.8. Senior Securities.

     The Company shall maintain the senior status of the Series A Convertible Preferred Stock such that it shall rank senior in all respects, including the payment on liquidation and redemption, to all other equity securities of the Company.

     8.9. Further Assurances.

     The Company will from time to time, upon the request of the Fleming Holders, promptly and duly execute and deliver any and all such further instruments and documents as the Fleming Holders may reasonably deem necessary or desirable to obtain the full benefits of (i) the obligations of the Company under this Agreement and (ii) the other rights and powers herein granted. Upon the instructions from time to time of the Fleming Holders, the Company shall execute and cause to be filed any document or filing presented to the Company in proper form for signing or filing, in each case as the Fleming Holders may reasonably deem necessary or desirable in light of the Company's obligations under this Agreement, and the Company shall pay or cause to be paid any filing or other fees in connection therewith.

     8.10. Stockholder Approval.

     The transactions contemplated hereby have been structured by the parties to comply with the requirements for stockholder approval of the NASDAQ Stock Market and so that further stockholder action shall not be required. If such rules require such stockholder approval, the Company shall use its best efforts to obtain such stockholder approval. In the event the Company fails to obtain such stockholder approval, the terms of the transactions contemplated hereby shall be restructured so that they (i) satisfy the requirements of the NASDAQ Stock Market and (ii) provide the holders of Series A Preferred Stock with the same economic benefit they would have received had such stockholder approval been obtained.

     8.11. Shares Paid as Dividends.

     If the Company shall pay to the holders of Series A Preferred Stock additional shares of Series A Preferred Stock as a dividend pursuant to Section 2 of the Certificate of Amendment, such additional shares, on the date of such payment, will be duly authorized, validly issued, fully paid and non-assessable.


SECTION 9. NEGATIVE COVENANTS

     The Company covenants and agrees that without the prior written consent of the Fleming Holders:

     9.1. No Dilution or Impairment; No Changes in Capital Stock.

     The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Stock Purchase Agreements, the Certificate of Amendment, the Registration Rights Agreement or the Stockholders' Agreement. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holders of Shares (as such rights are set forth in the Stock Purchase Agreements, the Certificate of Amendment, the Registration Rights Agreement and the Stockholders' Agreement) against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not issue any shares or class or series of equity or equity-linked security, which is senior to, or pari passu with, the Series A Convertible Preferred Stock as to dividend payments or amounts payable in the event of liquidation or winding up of the Company, (b) will not enter into any agreement or instrument which would restrict or otherwise materially adversely affect the ability of the Company to perform its obligations under the Stock Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement or the Certificate of Amendment,
(c) will not amend its certificate of incorporation or by-laws in any manner which would impair or reduce the rights of the Preferred Stock, including, without limitation, an amendment which would alter or change the powers, privileges or preferences of the holders of the Series A Convertible Preferred Stock (including, without limitation, changing the Certificate of Amendment after any Shares have been called for redemption), (d) except as otherwise provided in the Certificate of Amendment, will not redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any other rights or options to subscribe for or purchase any capital stock of the Company or any other securities convertible into or exchangeable for capital stock of the Company, (e) will not permit the par value or the determined or stated value of any shares of Common Stock receivable upon the conversion of the Shares to exceed the amount payable therefor upon such conversion, (f) will take all such action as may be necessary or appropriate in order that the Company may at all times validly and legally issue duly authorized, fully paid and nonassessable shares of the Common Stock free from all Taxes, Liens and charges with respect to the issue thereof, upon the conversion of the Shares from time to time outstanding, (g) will not take any action which results in any adjustment of the current conversion price under the Certificate of Amendment if the total number of shares of the Common Stock (or other securities) issuable after the action upon the conversion of all of the then outstanding Shares would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such conversion, provided, that nothing contained herein shall require the Company to make an ultra vires issuance of Common Stock, (h) will not have any authorized Common Stock (and will not issue any Common Stock) other than its existing authorized Common Stock, $.01 par value per share, and (i) will not amend its certificate of incorporation to change any terms of its Common Stock.

     9.2. Indebtedness.

     So long as the Fleming Holders hold at least 30% of the aggregate number of Shares, the Company will not (i) incur Indebtedness, excluding any Indebtedness set forth on Schedule 2 hereto, in excess of $7.5 million in aggregate principal amount; or (ii) enter into any agreement, amendment or modification with respect to any Indebtedness, which agreement, amendment or modification restricts or prohibits (or was intended primarily to restrict or prohibit) the Company from making any payments under, or otherwise performing, the Stock Purchase Agreements.

     9.3. Consolidation, Merger and Sale.

     So long as the Fleming Holders hold at least 30% of the aggregate number of Shares, the Company will not (and will not agree to): (a) wind up, liquidate or dissolve its affairs; (b) sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person; or (c) effect a merger or consolidation if the Company is not the surviving corporation from such merger or consolidation.

     9.4. No Change in Business

     The Company will not change substantially the character of its business as conducted on the Closing Date as represented in Section 4.4 hereof and described in the Disclosure Material.

     9.5. Restricted Payments; Investments.

     The Company will not declare or make or permit to be declared or made any Restricted Payment or any Investment.

     9.6. Sale of Substantial Portion of Assets.

     After the Closing Date, the Company will not sell, transfer, lease or otherwise dispose of any assets to any Person (other than assets consisting of inventory being disposed of in the ordinary course of business and other than assets which are, contemporaneously with such disposition (or within ninety (90) days thereafter), being replaced with other substantially similar (or improved) assets which are used by the Company for substantially the same purpose as the assets being replaced) to the extent the aggregate assets so sold, transferred, leased or disposed of:

          (x) during the twelve (12) month period ending on the date of such sale, transfer, lease or disposition (i) had an aggregate book value equal to ten percent (10%) or more of the aggregate book value of the consolidated total assets of the Company at the end of the most recent fiscal quarter preceding such sale, transfer, lease or disposition or (ii) accounted for ten percent (10%) or more of the consolidated revenues of the Company as shown on the consolidated income statement of the Company for the most recent fiscal quarter or the then preceding fiscal year; or

          (y) during the period from the Closing Date through such sale, transfer, lease or disposition (i) had an aggregate book value equal to ten percent (10%) or more of the aggregate book value of the consolidated total assets of the Company at the end of the most recent fiscal quarter preceding such sale, transfer, lease or disposition or (ii) accounted for ten percent (10%) or more of the consolidated revenues of the Company over the Company's fiscal periods beginning after the Closing Date and ending at the end of the most recent fiscal quarter as shown on the consolidated income statements of the Company for such periods.

     9.7. Obligations to Affiliates.

     The Company may not incur or permit to exist any of the following:

     (a) any obligation of the Company to repay money borrowed owing to (i) any Affiliate of the Company or (ii) any other holder of shares of the capital stock of the Company; or

     (b) any obligation, to any Person, which obligation is assumed or guaranteed by the Company and which is an obligation of (i) any Affiliate of the Company or (ii) any other holder of shares of the capital stock of the Company.

This Section 9.7 shall not apply to (1) any obligations under the Stock Purchase Agreements or with respect to the Shares, (2) any loans, advances or Guarantees referred to in clause (1) of the proviso to the definition of "Investment" contained in Section 3 hereof, (3) Indebtedness identified on Schedule 2 hereto,
(4) the Affiliate Loan or (5) payments to DuPont Chemical and Energy Operations, Inc. and E.I. DuPont de Nemours and Company in the ordinary course of business, consistent with past practice, and not in connection with any financing or extraordinary corporate transaction.

     9.8. Transactions with Affiliates.

     The Company will not, directly or indirectly, enter into any transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, unless such transaction or agreement (a) is approved by a majority of the Outside Directors on the Board of Directors of the Company (provided that this Section 9.8(a) shall not apply to payments to DuPont Chemical and Energy Operations, Inc. and E.I. DuPont de Nemours and Company in the ordinary course of business, consistent with past practice, and not in connection with any financing or extraordinary corporate transaction), and (b) is on terms that are no less favorable to the Company than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided, however, that this Section 9.8 shall not limit, or be applicable to, (i) employment arrangements with (and general salary and benefits compensation for) any individual who is a full-time employee of the Company if such arrangements are approved by a majority of the Outside Directors on the Board of Directors of the Company; and (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company.

     9.9. Liens.

     So long as the Fleming Holders hold at least 30% of the aggregate number of Shares, the Company will not create or permit to exist any Liens upon or with respect to any of its assets or income, other than existing liens set forth on
Schedule 5 hereto, in excess of $7.5 million in the aggregate.

     9.10. Private Placement Status.

     Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares or the Conversion Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law (other than in accordance with a registration and qualification of Conversion Shares pursuant to the Registration Rights Agreement).

     9.11. Maintenance of Public Market.

     The Company will not proceed with a program of acquisition of its Common Stock, initiate a corporate reorganization or recapitalization or undertake a consolidation or merger or authorize, consent to or take any action which would have the effect of:

     (a) removing the Company from registration with the Commission under the Securities Exchange Act with respect to the Company's Common Stock;

     (b) requiring the Company to make a filing under Section 13(e) of the Securities Exchange Act;

     (c) reducing substantially or eliminating the public market for shares of Common Stock of the Company;

     (d) causing a delisting of the Company's Common Stock as a National Market Security on the NASDAQ Stock Market (unless such stock is delisted as a result of being listed on a national securities exchange); or

     (e) if any shares of the Company's Common Stock are at any time listed on a national exchange, causing a delisting of such stock from such exchange.

     9.12. Actions Prior to the Closing Date.

     From the date hereof through the Closing Date, the Company will not, (a) issue or agree to issue any capital stock or any securities exercisable for, or convertible or exchangeable into, capital stock or (b) purchase, redeem or otherwise acquire any of its capital stock; provided, however, that this Section
9.12 shall not limit, or be applicable to, (i) the transactions contemplated by the Stock Purchase Agreements, including any issuance of capital stock in connection with the transactions contemplated by Sections 9.1 and 9.11 hereof,
(ii) grants of options or issuances of Common Stock to officers, directors or employees of the Company pursuant to the current terms of the Company's 1994 and 1997 Stock Option Plans and (iii) any grants of warrants to Wm. Sword & Company Incorporated and Allan Benton as a result of the transactions contemplated hereby.


SECTION 10. CONDITIONS TO PURCHASER'S OBLIGATIONS

     The Purchaser's obligation to purchase Shares hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchaser):

     10.1. Certificate of Amendment; Stockholders' Agreement; Registration Rights Agreement.

     (a) The certificate of incorporation of the Company shall have been duly amended by the filing of the Certificate of Amendment in the form of Exhibit A hereto.

     (b) The Company, the Purchasers and certain other stockholders of the Company shall have entered into a Stockholders' Agreement substantially in the form of Exhibit C hereto.

     (c) The Company shall have entered into a Registration Rights Agreement with the Purchasers substantially in the form of Exhibit D hereto.

     10.2. Certificates for Shares.

     The Purchaser shall concurrently receive the certificates for Shares contemplated by Section 2(b) hereof.

     10.3. Senior Status.

     The Company shall have taken all of the necessary actions, including the amendment of the appropriate existing agreements, so that the Series A Convertible Preferred Stock shall rank senior in all respects, including the payment on liquidation and redemption, to all other equity securities of the Company.

     10.4. Accuracy of Representations and Warranties.

     The representations and warranties of the Company contained herein or in any certificate or document delivered pursuant hereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

     10.5. Compliance with Agreements.

     The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Stock Purchase Agreements and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

     10.6. Officers' Certificates.

     The Purchaser shall have received a certificate dated the Closing Date and signed by the President or Chief Executive Officer and by the Secretary or the Treasurer of the Company, to the effect that the conditions of Sections 10.3, 10.4, 10.8 and 10.9 have been satisfied.

     10.7. Proceedings.

     All corporate and other proceedings in connection with the transactions contemplated by the Stock Purchase Agreements, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

     10.8. Legality; Governmental and Other Authorization.

     The purchase of and payment for the Shares shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchaser and shall not subject the Purchaser to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any Governmental Authority or other Person, with respect to the transactions contemplated by the Stock Purchase Agreements shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchaser, upon its reasonable request setting forth what is required, factual certificates or other evidence, in form and substance satisfactory to the Purchaser and its counsel, to enable the Purchaser to establish compliance with this condition.

     10.9. No Material Adverse Change.

     Except to the extent otherwise disclosed in the projected 1998 financial statements contained in the Confidential Information Memorandum, as amended, listed on Schedule 4, there shall have been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis since September 30, 1998.

     10.10. Opinion of Counsel.

     The Purchaser shall have received an opinion, dated the Closing Date and addressed to the Purchasers, of Tenzer Greenblatt LLP, counsel for the Company, which opinion shall be in form and substance reasonably satisfactory to the Purchaser and its counsel and shall be in the form set forth in Exhibit E hereto.

     10.11. Purchases of Shares.

     The sale and purchase of Shares by the Fleming Funds pursuant to the Stock Purchase Agreements between each of the Fleming Funds and the Company shall be consummated concurrently for an aggregate purchase price of not less than $6,500,000.

     10.12. Consents.

     The Company shall have received all consents required pursuant to the Loan and Security Agreement, dated April 29, 1998, between the Company and The CIT Group/Credit Finance, Inc.

     10.13. Other Documents and Opinions.

     The Purchaser shall have received such other documents and opinions, in form and substance reasonably satisfactory to the Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby, as the Purchaser may reasonably request.

SECTION 11. BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     (a) The representations, warranties, covenants and agreements of the Company and the Purchaser contained in this Agreement, the Stockholders' Agreement, the Registration Rights Agreement or in any document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive, and shall continue in effect following the execution and delivery of the Stock Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement, the closings hereunder and thereunder, any investigation at any time made by the Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Shares, any disposition thereof and any payment, conversion or cancellation of the Shares; provided, however, that the representations and warranties set forth in Section 4 (other than Section 4.2(a)) and Section 5 shall survive only until the second anniversary of the Closing Date, and the provisions of Section 9 shall terminate upon conversion of seventy percent (70%) or more of the Shares pursuant to the Certificate of Amendment. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

     (b) The Company agrees to indemnify and hold the Purchaser harmless from and against and will pay to the Purchaser the full amount of any loss, damage, liability or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to the Purchaser resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in any Stock Purchase Agreement or in the Stockholders' Agreement, the Registration Rights Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith; provided, however, that the Company's liability under this Section 11(b) with respect to breaches of its representations and warranties set forth in Section 4 (other than Sections 4.2(a), 4.8, 4.9 and 4.16) shall not exceed the amount of the purchase price for the Shares purchased by the Purchaser pursuant to this Agreement, plus reasonable attorneys' fees and expenses incurred by the Purchaser.


SECTION 12. SPECIFIC PERFORMANCE

     The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

SECTION 13. EXPENSES

     (a) Whether or not the transactions herein contemplated are consummated, the Company shall pay (i) the costs, fees and expenses of the Company and its counsel in connection with the Stock Purchase Agreements, the Certificate of Amendment, the Stockholders' Agreement and the Registration Rights Agreement, other related documentation and the issuance of the Shares and the Conversion Shares and the furnishing of all opinions by counsel for the Company, (ii) the costs, fees and expenses of Morgan, Lewis & Bockius LLP in connection with the Stock Purchase Agreements, the Certificate of Amendment, the Stockholders' Agreement and the Registration Rights Agreement, other related documentation and the transactions contemplated hereby and thereby (whether or not a Closing occurs hereunder) and if the Closing occurs the Company will make such payment on the Closing Date; provided, however, that such fees and expenses shall not exceed $80,000 without the approval of the Company, (iii) the fees and expenses of counsel to the Purchasers in connection with any amendments to or modifications or waivers of any provisions of the Stock Purchase Agreements, the Certificate of Amendment, the Stockholders' Agreement or the Registration Rights Agreement, other related documentation or in connection with any other agreements between the Purchasers and the Company and (iv) the fees and expenses (including attorneys' fees and expenses) of any holder of Shares or Conversion Shares in enforcing its rights against the Company if the Company defaults in its obligations hereunder, under the Certificate of Amendment, the Stockholders' Agreement or the Registration Rights Agreement.

     (b) In addition to all other sums due hereunder or provided for in this Agreement, the Company shall pay to the Purchaser or its agents, respectively, an amount sufficient to indemnify such persons (net of any Taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Purchaser or its agents pursuant to any investigation or proceeding brought by any third party against any or all of the Company, the Purchasers, or their agents, arising out of or in connection with the Stock Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement or the purchase of the Shares (or any transactions contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of the Purchaser or its agents or is commenced or filed against the Purchaser or its agents because of the Stock Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement or the purchase of the Shares (or any of the transactions contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally determined that there was gross negligence or willful misconduct on the part of the Purchaser or its agents which was not taken by them in reliance upon any of the Company's representations, warranties, covenants or agreements in the Stock Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto. The Company shall assume the defense, and shall have its counsel represent the Purchaser and such agents, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that the Purchaser, or any such agent, shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense, (ii) the Company shall not have provided its counsel to take charge of such defense or (iii) the Purchaser, or such agent of the Purchaser, shall have concluded that there may be defenses available to it or them which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i),
(ii) or (iii) such counsel fees and expenses (but only for one counsel for the Purchaser and its agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

     (c) The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar Taxes levied under the laws of the United States of America, any state or local Taxing Authority thereof or therein or any other applicable jurisdiction in connection with the issuance and sale of the Shares and the execution and delivery of the Stock Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement and any other documents or instruments contemplated hereby or thereby and any modification of the Certificate of Amendment, the Stockholders' Agreement, the Registration Rights Agreement or the Stock Purchase Agreements or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such Taxes.

     (d) The obligations of the Company under this Section 13 shall survive the Closing hereunder and any termination of the Stock Purchase Agreements.


SECTION 14. DIRECT PAYMENTS

     As long as the Purchaser or any institutional holder which is a direct or indirect transferee (as a result of one or more transfers) from the Purchaser shall be the holder of any Shares, the Company will make all redemption payments, liquidation payments and other distributions by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company, notwithstanding any contrary provision herein or in the Company's certificate of incorporation with respect to the place of payment. The Purchaser has provided an address on Schedule 1 hereto for payments by wire transfer, and such address may be changed for the Purchaser or any subsequent holder by notice to the Company. All such payments shall be made in U.S. dollars and in federal or other immediately available funds.

SECTION 15. AMENDMENTS AND WAIVERS

     (a) The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of the Persons identified in clause (i) and (ii) of the definition of "Fleming Holders"; provided, however, that if no Shares or Conversion Shares are held by such Persons, the written consent of holders of two-thirds of outstanding Shares and Conversion Shares shall be required for any such amendment, waiver, modification or termination.

     (b) The Company agrees that all holders of Shares and Conversion Shares shall be notified by the Company in advance of any proposed amendment, waiver, modification or termination, but failure to give such notice shall not in any way affect the validity of any such amendment, waiver, modification or termination. In addition, promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, waiver, modification or termination which has been adopted to all holders of Shares and Conversion Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.


SECTION 16. EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES; REPLACEMENT

     (a) Subject to Section 6 hereof, at any time at the request of any holder of Shares to the Company at its address provided under Section 17 hereof, the Company at its expense (except for any transfer tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor a new certificate or certificates in such amount or amounts as such holder may request in the aggregate representing the number of Shares represented by such surrendered certificates, and registered in the name of such holder or as such holder may direct.

     (b) Any Share certificate which is converted into Conversion Shares in whole or in part shall be cancelled by the Company, and no new Share certificates shall be issued in lieu of any Shares which have been converted into Conversion Shares. The Company shall issue a new certificate with respect to any Shares which were not converted into Conversion Shares and were represented by a certificate which was converted in part.

     (c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Share certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Purchaser or an institutional holder), or in the case of any such mutilation, upon surrender of such Share certificate (which surrendered Share certificate shall be cancelled by the Company), the Company will issue a new Share certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Share certificate, as if the lost, stolen, destroyed or mutilated Share certificate were then surrendered for exchange.


SECTION 17. NOTICES

     All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Hudson Technologies, Inc., 275 North Middletown Road, Pearl River, New York 10965,
Attention: Stephen P. Mandracchia, with a copy to Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, NY 10174, Attention: Kenneth Selterman, Esq. or (ii) if to the Purchaser, at the address indicated on Schedule 1 hereto, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178-0060,
Attention: David W. Pollak, Esq., or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.


SECTION 18. MISCELLANEOUS

     (a) The Stock Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement and, upon the Closing, the Certificate of Amendment, together with any further agreements entered into by the Purchaser and the Company at the Closing, contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings regarding the subject matter hereof.

     (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

     (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, that (a) the Company may not assign any of its rights, duties or obligations under this

Agreement, except with the Purchaser's written consent, and (b) the Purchaser may assign any of its rights, duties or obligations under this Agreement to a purchaser of its Shares, provided that such purchaser is reasonably acceptable to the Company.

     (d) In addition to any assignment by operation of law, the Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any permitted transferee of any or all of its Shares or Conversion Shares, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Shares or Conversion Shares held by the Purchaser.

     (e) No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     (f) The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

     (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

     (h) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     (i) THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE PURCHASER'S ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE CERTIFICATE OF AMENDMENT, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE CERTIFICATE OF AMENDMENT, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS

AGREEMENT, THE SHARES OR THE CONVERSION SHARES. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS OF THE COMPANY PROVIDED HEREUNDER EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. AS AN ALTERNATIVE TO SERVICE OF PROCESS ON SUCH AGENT (WHETHER OR NOT ANY SUCH AGENT HAS BEEN APPOINTED), THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

     (j) THE COMPANY AND THE PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CERTIFICATE OF AMENDMENT, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND THE PURCHASER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT, THE CERTIFICATE OF AMENDMENT, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                   HUDSON TECHNOLOGIES, INC.


                                   By ______________________________
                                   Name:  Kevin J. Zugibe
                                   Title: Chairman and Chief Executive Officer


Accepted and Agreed to as of the
date first above written by the
undersigned Purchaser:

FLEMING US DISCOVERY FUND III, L.P.

By: FLEMING US DISCOVERY
      PARTNERS, L.P.,
    its general partner

    By: FLEMING US DISCOVERY, LLC,
        its general partner

        By: __________________________
            Robert L. Burr, member

                                                                      Schedule 1
                                                                    to the Stock
                                                              Purchase Agreement


                                   Social Security or Taxpayer             Number of Shares at               Share Purchase
   Name of Purchaser                  Identification Number                      Closing                         Price
-------------------------          ---------------------------             -------------------               --------------
Fleming US Discovery Fund                   13-3907673                            56,019                       $5,601,900
III, L.P.

Fleming US Discovery                        13-3936603                             8,981                       $  898,100
Offshore Fund III, L.P.



(a) address for communications:

    Fleming Capital Management
    320 Park Avenue
    New York, NY  10022
    Fax: (212) 508-3928
    Attention: Robert L. Burr
               Robert M. Zech


(b) address for payments by
    wire transfer:

    Fleming US Discovery Fund III, L.P.          Fleming US Discovery Offshore Fund III, L.P.

    Chase Manhattan Bank                         Citibank, N.A.
    ABA # 021000021                              ABA # 021000089 / Chips UID# 0008 / Swift Code - CITIUS33
    A/C # 10921671                               A/C: The Bank of Bermuda Limited, Hamilton, Bermuda
    A/C: Robert Fleming Inc.                     Chips UID# 005584
    A/C # 400-470551                             Swift Code: BBDA BM HM
    A/C: Fleming US Discovery Fund III, L.P.     A/C: Fleming US Discovery Offshore Fund III, L.P.
                                                 A/C # 0246769

                                                                      Schedule 2
                                                                    to the Stock
                                                              Purchase Agreement

                                  Indebtedness


     Amount                         Liens                             Title and Date of Agreement
     ------                         -----                             ---------------------------
   $ 1,488,000                   All Assets                  Hudson Technologies Company and Environmental
                                                                  Support Solutions, Inc. with the CIT
                                                            Group/Credit Finance Inc./$5,000,000 Commercial
                                                              Credit Line Finance Facility, April 29, 1998

    $ 671,000           Ft. Lauderdale Real Property           Turnberry Savings Bank - Promissory Note,
                                                               Florida Mortgage & Security Agreement and
                                                                Collateral Assignment of Leases & Rent,
                                                                            December 6, 1996

    $ 54,000             Todak Reclamation Machines                  Lease as amended by Amendment
                                                                 September 1, 1994 Refrigerant Recovery
                                                                   Corporation of America- T.L. Yount

    $ 72,000               Lab and Other Equipment            Lease Agreement-Hudson Technologies, Co. and
                                                                       Green Tree Vendor Services
                                                                            October 19, 1998

    $ 872,000         Aerosol Packaging Equipment, ISO       Hudson Technologies, Inc. and The Walden Asset
                       Containers and Other Equipment              Group, Inc. Master Equipment Lease
                                                                           August 2, 1996

    $ 495,000                 Hillburn Location              Lease - Ramapo Land Co., Inc. and Refrigerant
                                                                      Reclamation Industries, Inc.
                                                                              May 20, 1994

    $ 279,000                 Rantoul Location                 Lease - Roeco Enterprises, Inc. and Hudson
                                                                           Technologies, Inc.
                                                                            October 1, 1997

    $ 64,000                Baton Rouge Location                    Lease - Jason McCann and Hudson
                                                                          Technologies, Inc.
                                                                             April 7, 1995

    $ 131,000               Punta Gorda Location               Commercial Lease - Ellen H. Lojingeer and
                                                                      Hudson Technologies Company
                                                                             April 19, 1997

    $ 256,000               Pearl River Location               Lease - Rockhill Building Corporation and
                                                                      Hudson Technologies Company
                                                                            November 9, 1998

    $ 52,000                    NEVA Machine                   Commercial Loan - Barnett Bank and Hudson
                                                                           Technologies, Inc.
                                                                           September 5, 1996

    $ 51,000               1999 Freightliner FL70                 Retail Installment Contract - Hudson
                                                              Technologies Co. and Gallagher Truck Center,
                                                                          Inc. March 16, 1999

    $ 51,000               1999 Freightliner FL70                 Retail Installment Contract - Hudson
                                                             Technologies, Inc. and Gallagher Truck Center,
                                                                         Inc. February 19, 1999


                                                                      Schedule 3
                                                                    to the Stock
                                                              Purchase Agreement

                                   Investments

       -- 25% interest of Environmental Support Solutions, Inc. (ESS) -- Hudson guarantee of ESS office lease in Mesa, Arizona

                                                                      Schedule 4
                                                                    to the Stock
                                                              Purchase Agreement

                               Disclosure Material

1)   Confidential Informational Memorandum, as amended
2)   Depot strategy memorandum
3)   Management presentation January 1999, January 1999, March 1999
4)   Proforma depot income statement December 31, 1998
5)   Draft Form 10-KSB for the year ended December 31, 1998
6)   Summary financial information as of March 11, 1999 and February 28, 1997
7)   Budget for year ended December 31, 1999
8) Detailed summary information including forecast assumptions to five year forecast including but not limited to, service and refrigerant revenues, capital expenditures, depot sales and G&A expense, number of employees and summary of refrigerant sales assumptions
9)   Depot sales "bottom up" model
10)  Summary depot model
11)  Proforma depot and satellite budget
12)  Revenues by customer September 30, 1998 and December 31, 1998
13) Market data information including but not limited to, First Boston report, February 1999; ARI statistical profile, Air Conditioning News - September 22, 1997, Ducker Research Company - BSRIA, Commerce News - August 1, 1997, Equitable Security Report - November 1997
14) Form 10-QSB for quarters ended March 31, 1998; June 30, 1998 and September 30, 1998
15) Form 10-KSB for years ended December 31, 1997; December 31, 1996 and December 31, 1995
16)  Revenues by job 1998 in total and by location
17)  ZugiBeast Patent
18)  Summary of revenue by site, R-Side vs. Non R-Side - December 31, 1998
19)  List of customer references, March 8, 1999; March 9, 1999; undated
20)  Financial package delivered to Board of Directors
21)  Letter to Bob Zech and Kingston Chu dated February 26, 1999 and attachments
22)  Refrigerant sales by site as of December 31, 1998
23) Interoffice memorandum dated December 18, 1998 regarding DuPont reclamation forecast
24)  Inventory - FIFO/on hand report dated February 26, 1999
25) Hudson consolidating roll-up financial reports for the period ended September 30, 1997, December 31, 1997, March 31, 1998, June 30, 1998,
     September 30, 1998 and December 31, 1998
26) Quarterly financial results by location and in total for the years ended December 31, 1998 and 1997
27)  Refrigerant gross profit by major customer
28)  US refrigerant market size by automotive and HVAC/R
29) Hudson Technologies, Inc. refrigerant sales by pounds and dollars as of 1998 and 1997

30)  Listing of officer compensation as of December 31, 1998
31)  List of personal references for officers of the Company
32) Listing of stock options by individual for the 1994 and 1997 stock option plans
33) Listing of total common stock and common stock equivalents outstanding at December 31, 1998
34)  Market sizing by service event
35)  Detail of sales by line of business
36) Allocation of selling general and administrative expenses for projected periods
37)  Weather data cities
38)  Letter dated February 27, 1999 to David Pollack, Esq. including:
     o    Consolidated Amended Complaint, dated October 29, 1998
     o Affidavit of William C. Komaroff in support of Defendants' Motion to Dismiss, sworn to December 23, 1998, with exhibits
     o    Memorandum of Law in Support of Defendants' Motion to Dismiss
     o Plaintiffs' Memorandum of Law in Opposition to Defendants' Motion to Dismiss
     o    First Amended Verified Complaint
     o Notice of Motion to Dismiss, dated January 11, 1999, with supporting affidavits and exhibits
     o Memorandum of Law in Support of Defendant Hudson Technologies, Inc.'s Motion to Dismiss
     o Affidavits of Gary P. Harstead, P.E. and Frank J. Getchell, in opposition to Motion to Dismiss with Exhibits
     o Memorandum of Law of Plaintiff United Water New York Inc. in Opposition to Defendant Hudson Technologies, Inc.'s Motion to Dismiss
     o    Reply Affidavit of Daniel Riesel in Support of Motion to Dismiss
     o Reply Memorandum of Law of Hudson Technologies, Inc. in Further Support of Its Motion to Dismiss
     o Copy of Stephen P. Mandracchia's letter dated January 31, 1998 to Rosol Agency, together with backup information underlying the issues
     o Summary of Monitoring Well Testing Results for R-11 and R-12 through January 1999
     o Copy of September 22, 1998 letter from LeBoeuf, Lamb, Greene and MacRae itemizing for settlement discussion purposes only, United Water's claimed damages
39)  Letter dated March 3, 1999 to Robert Fromberg, Esq. including:
     o Copies of Certificate of Incorporation and all amendments thereto with filing receipts; and copy of original by-laws and all amendments thereto
     o    Schedule of stock options issued to Officers
     o Copies of Stock Purchase Agreement, Shareholders Agreement, Standstill Agreement and Registration Agreement with DuPont Chemical and Energy Operations, Inc.
     o Schedule of outstanding stock and stock equivalents; "Average Number of Shares, December 1998" (1 page))
     o Copies of Loan and Security Agreement, General Security Agreement, Guaranty from Hudson Technologies, Inc., Junior Mortgage and Security Agreement, and Warrant with The CIT Group/Credit Finance, Inc.

     o Promissory Note, Florida Mortgage and Security Agreement, and Collateral Assignment of Leases and Rents with Turnberry Bank
     o    Note to Frederick T. Zugibe, Sr.; dated February 25, 1999
     o    Schedule of Capital Leases as of December 31, 1998 (1 page)
     o    Schedule of Operating Leases as of December 31, 1998 (3 pages)
40)  Letter dated March 4, 1999, to Judy Walkoff, Esq. including;
     o Copy of United Capitol Insurance Company Pollution Insurance Policy for the term November 14, 1997 to November 14, 1998, Policy Number SLP4001093
     o    Copy of original draft of the DEC's proposed consent order
     o    Copy of plans for proposed remediation system; dated April 15, 1998
     o Copy of March 1, 1999 response by Sive, Paget & Riesel to sur-reply submission of United Water
41)  Letter dated March 8, 1999, to Judy Walkoff, Esq. including;
     o    Copies of Interim Settlement Agreement, dated December 9, 1996
     o    Copies of the following correspondence with United Capital:
          o    United Capital letter, dated June 24, 1998
          o    Hudson Technologies, Inc. letter, dated July 28, 1998
          o    United Capital letter, dated November 9, 1998
          o    United Capital letter, dated October 9, 1998
     o Copies of original draft proposal and cost estimate for remediation system (dated September 12, 1997)
42)  Letter dated March 10, 1999, to Lisa Wager, Esq. including;
     o Copy of Insurance Policy issued by National Insurance Company of Pittsburgh; Policy Number 4866308
     o    Copies of the following Correspondence with Insurer:
          o    Hudson Technologies, Inc. letter, dated March 7, 1998
          o    A.I. Management letter, dated March 16, 1998
          o    Hudson Technologies, Inc. letter, dated March 28, 1998
          o    Hudson Technologies, Inc. letter, dated April 21, 1998
          o    Hudson Technologies, Inc. letter, dated May 19, 1998
          o    A.I. Management letter, dated June 1, 1998
          o    Hudson Technologies, Inc. letter, dated June 2, 1998
          o    Hudson Technologies, Inc. letter, dated June 24, 1998
          o Hudson Technologies, Inc. letter, dated July 23, 1998, with attached letter of Davis Polk, dated July 22, 1998
          o    Hudson Technologies, Inc. letter, dated October 14, 1998
          o    A.I. Management letter, dated November 24, 1998
          o    Hudson Technologies, Inc. letter, dated December 2, 1998
     o    Copies of Press Releases and Westergaard

43)  Letter dated March 11, 1999 to Lisa Wager, Esq. including;
          o    Four page summary of restatement issues
          o    August 9, 1997 letter to BDO Seidman, marked DRAFT (2 pages)
          o Audit Committee Meeting Agenda, for July 30, 1997 meeting (1 page)
          o    Six pages of minutes from July 30, 1997 Audit Committee meeting

44) Ramapo Well Field VOC Summaries, provided by United Water of New Jersey for Production Well #84, 85, 99, 100 for period January 1, 1997 through August 31, 1998 (13 pages)
45) Monitoring Well Summaries for R-11 and R-12 levels, for period April 22, 1996 and September 3, 1998 (2 pages)
46)  Barnett Bank lease
47)  Greentree Vendor lease
48)  Thomas L. Yount lease
49)  Walden leases, Schedule 1 and 2
50)  Building Leases
     a)   Hillburn, New York
     b)   Pearl River, New York
     c)   Rantoul, Illinois
     d)   Baton Rouge, Louisiana
     e)   Punta Gorda, Florida
51)  GMAC leases, 1999 Vans (2)
52)  CIT waiver of provisions prohibiting dividends
53) February 16, 1999 Proxy materials for March 16, 1999 Special Meeting of the Shareholders
54)  Letter dated March 26, 1999 to Judy Walkoff, Esq. Including
     o    Copy of written statement of Gail M. Getman
     o    Copy of Notice of Violation, dated 2/26/99 from LA. Dept. of Public
          Safety
     o    Copy of Notice of Violation, dated 3/8/99 from LA. Dept. of Public
          Safety
     o Copy of Phase II Subsurface Investigation, dated 8/31/98, for 100 Brenner Drive, Congers, New York

                                                                   Schedule 4.12
                                                                    to the Stock
                                                              Purchase Agreement



       Permits, Licenses & Approvals; Intellectual Property & Other Rights

All patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights are subject to, and constitute collateral for, the Loan & Security Agreement, and related documents, executed and delivered in connection with the Line of Credit issued by The CIT Group/Credit Finance, Inc.

                                                                   Schedule 4.16
                                                                    to the Stock
                                                              Purchase Agreement

                            Environmental Compliance

Paragraph 4.16 (a)
     o All facts and circumstances relating to the alleged contamination of Ramapo Valley Aquifer as alleged in action entitled United Water New York Inc.v. Hudson Technologies, Inc., Rockland County Supreme Court Index # 3126/98, and all proceedings, discussions and negotiations with the N.Y.S. DEC for a consent order relative to same.
     o Ammonia release incident at Baton Rouge Louisiana facility on January 25, 1999, Notice of Violation dated 2/26/99, alleging violation for "Delayed Release Notification of Ammonia" - $1,000 proposed penalty, and Notice of Violation dated March 9, 1999 (received March 26, 1999) for alleged "Careless Handling of Anhydrous Ammonia - $7,500 proposed penalty.
     o Company reported vapor release of approximately 8,000 lbs. of R22 on 4/23/98 at Hillburn, NY facility due to failed pressure relief device.
     o Phase II Subsurface Investigation Report, dated August 31, 1998, relating to 100 Brenner Drive, Congers, New York

Paragraph 4.16 (b)
     o Alleged contamination of groundwater and Ramapo Valley Aquifer, which is the subject of the action entitled United Water New York Inc.v. Hudson Technologies, Inc., Rockland County Supreme Court Index # 3126/98, and which is the subject of all proceedings, discussions and negotiations with the N.Y.S. DEC for a consent order relative to same.
     o Phase II Subsurface Investigation Report, dated August 31, 1998, relating to 100 Brenner Drive, Congers, New York, reported detection in three monitoring wells of five (5) volatile organic compounds in groundwater at levels in excess of groundwater quality guidance values. None of these compounds were ever present at the facility during the Company's use and occupancy of the premises.

Paragraph 4.16 (c) & (d)             NA

Paragraph 4.16 (e)
     The Company is not aware of any asbestos-containing materials, except that one (1) storage tank located at Baton Rouge, Louisiana facility, is believed to have asbestos insulation.

Paragraph 4.16 (f)

     None

Paragraph 4.16 (g)                   NA

                                                                      Schedule 5
                                                                    to the Stock
                                                              Purchase Agreement

                                      Liens

           Title and Date of Agreement                                  Affected Property
1)         Turnberry Savings Bank - Promissory Note, Florida Mortgage   Mortgage on Ft. Lauderdale Property
           & Security Agreement and Collateral Assignment of Leases &
           Rents -December 6, 1996
2)         CIT Credit Finance - Hudson Technologies Company and         All Assets and property
           Environmental Support Solutions, Inc. with The CIT
           Group/Credit Finance, Inc. - $5,000,000 Commercial Credit
           Line Finance Facility  - April 29, 1998
3)         Lease Agreement - Hudson Technologies, Inc. and Absolute     Lab Equipment
           Financial Services, Ltd. Partnership - March 22, 1995
4)         Open End Commercial Motor Vehicle Lease Agreement Franklin   International Rack Truck
           Equity Leasing Co. and Hudson Technologies, Inc. - April
           10, 1995
5)         Open End Commercial Motor Vehicle Lease Agreement Franklin   International Rack Truck
           Equity Leasing Co. and Hudson Technologies, Inc. - April
           10, 1995
6)         Open End Commercial Motor Vehicle Lease Agreement Franklin   International Rack Truck
           Equity Leasing Co. and Hudson Technologies, Inc. - April
           10, 1995
7)         Hudson Technologies, Inc. and Associates Commercial Corp.    Forklift
           (IL) June 28, 1995
8)         Hudson Technologies, Inc. and Associates Commercial Corp.    Forklift
           (LA) June 28, 1995
9)         Lease Agreement (NY) Hudson Technologies,  Company and       Lab Equipment
           Newcourt Financial - April 21, 1998
10)        Lease Agreement (FL) Hudson Technologies Company and         Lab Equipment
           Newcourt Financial - April 21, 1998
11)        Lease Agreement - Hudson Technologies Company and            Lab and Other Equipment
           Greentree Vendor Service - October 19, 1998
12)        Commercial Loan - Barnett Bank and Hudson Technologies,      NEVA Machine
           Inc. - September 5, 1996
13)        Vehicle Retail Installment Contract - Hudson                 Pickup Truck
           Technologies, Inc. and Sam Galloway Ford, Inc.
           August 25, 1995
14)        Lease as amended by Amendment September 1, 1994              Todak Machine
           Refrigerant Recovery Corporation of America - CA Craig II
15)        Lease as amended by Amendment September 1, 1994              Todak Machine
           Refrigerant Recovery Corporation of America - Fred Goad
16)        Lease as amended by Amendment September 1, 1994              Todak Machine
           Refrigerant Recovery Corporation of America - DE Schorsten
17)        Lease as amended by Amendment September 1, 1994              Todak Machine
           Refrigerant Recovery Corporation of America - TL Yount
18)        Lease as amended by Amendment September 1, 1994              Todak Machine
           Refrigerant Recovery Corporation of America  - Joseph
           Russell
19)        Lease as amended by Amendment September 1, 1994              Todak Machine
           Refrigerant Recovery Corporation of America  - William
           Davis
20)        Retail Installment Contract - Hudson Technologies Company    Freightliner Box Truck
           and Gallagher Truck Center, Inc. - March 16, 1999
21)        Retail Installment Contract - Hudson Technologies Company    Freightliner Box Truck
           and Gallagher Truck Center, Inc. - February 19,1999

                                                                      Schedule 6
                                                                    to the Stock
                                                              Purchase Agreement


                                  Capital Stock

(a) Authorized, Issued and Outstanding

     (i) authorized capital stock 20,000,000 shares of Common Stock, par value $.01 5,000,000 shares of Preferred Stock, par value $.01

     (ii) number of designated shares of Preferred Stock in each series or class after giving effect to the Certificate of Designations

          75,000 shares of Series A Convertible Preferred Stock

     (iii) number of shares outstanding in each series or class after giving effect to the issuance of Shares contemplated by the Stock Purchase Agreements

          5,085,820 shares of Common Stock 65,000
          shares of Series A Convertible Preferred Stock

(b) Common Stock Reserved for Issuance

     (i) 2,736,842 shares of Common Stock to be issued upon conversion of the Series A Convertible Preferred Stock

     (ii) 2,544,529 shares of Common Stock to be issued pursuant to Company Stock Option Plans and outstanding warrants (including 500,000 shares pursuant to future plans)

                                                                       EXHIBIT B
                                                                    To the Stock
                                                              Purchase Agreement

1.   Paragraph 4.2 (d)
     Registration rights were granted by the Company pursuant to and as provided in the Registration Agreement between DuPont Chemical and Energy Operations, Inc, E.I. Dupont de Nemours & Company and Hudson Technologies, Inc.; dated 1/29/97.

2.   Paragraph 4.2 (e)
     An agreement with respect to the voting of capital stock of the Company was made pursuant to and as provided in the Shareholders' Agreement and Standstill Agreement, each dated 1/29/97, between DuPont Chemical and Energy Operations, Inc., E.I. Dupont de Nemours & Company and Hudson Technologies, Inc.

3.   Paragraph 4.2 (f)
     Certain anti-dilution or other adjustment provisions were granted pursuant to and as provided in the Stock Purchase Agreement, Shareholders' Agreement, Standstill Agreement and Registration Agreement, each dated 1/29/97 between DuPont Chemical and Energy Operations, Inc., E.I. Dupont de Nemours & Company and Hudson Technologies, Inc.

4.   Paragraph 4.6 (b)
     (i)  a. Sale of 75% ownership of ESS on 3/19/99
          b. The Affliliate Loan
     (ii) Except to the extent otherwise disclosed in the projected 1998 financial statements contained in the Confidential Information Memorandum, as amended (Item 1 to Schedule 4.)

5.   Paragraph 4.7
     (i)  None
     (ii) None
          A) In re Hudson Technologies, Inc. Securities Litigation, 98 Civ. 1616 (JFK), pending in United States District Court, Southern District of New York - Defendant's motion to dismiss consolidated complaint is sub judice
          B) United Water New York Inc. v. Hudson Technologies, Inc., Rockland County Supreme Court Index No. 3126/98 - Defendant's motion to dismiss certain causes of action in amended complaint is sub judice
          C) BNY Financial Corporation v. Hudson Technologies Inc., N.Y. County Supreme Court Index #602203/98 - currently in discovery
          D) Proceedings, discussions and negotiations with the NYSDEC for a protective order relative to Alleged contamination of groundwater and Ramapo Valley Aquifer, which is the subject of "B)" above

          E) Notice of Alleged Safety or Health Hazards, dated 2/3/99, received from Occupational Safety and Health Administration regarding Hillburn, NY facility. Notice issued in response to a complaint from an unnamed party, believed to be a former employee. A follow up meeting at the facility took place on March 26, 1999 indicating that a formal report will be received within two weeks. Verbal comments from representative identified approx. 10-12 primarily housekeeping and training items, all of which have been fully or partially addressed, which was so noted by representative at meeting.

6.   Paragraph 4.9
     (a) Company Health & Dental Insurance Plans issued by, respectively, the New England and Met Life;
          Hudson Technologies, Inc. 401 (K) through M & T Bank
          Hudson Technologies, Inc. 1994 & 1997 Stock Options Plans
          Hudson Technologies, Inc. Flexible Benefit Plan, including Dependent Care Assistance Plan and Medical Reimbursement Plan
     (k)  None

7.   Paragraph 4.12
     a.   EPA Certified Reclaimer pursuant to 40 CFR Part 82
     b. Certified Reclaimer under Air Conditioning and Refrigeration Institute ("ARI") Certified Reclaimer Program
     c.   State Contractor Licenses in States of California and Nevada
     d. New York State Waste Hauler Permit and Connecticut Waste Hauler Permit, plus soth other and various local permits as applicable
     e.   License Agreement with ARI for use of ARI logo
     f. License to use DuPont and SUVA trademarks pursuant to Segment Marketer Agreement with DuPont
     g. patents, trademarks, and copyrights as listed on attached Schedule of Patents, Trademarks and Copyrights

8.   Paragraph 4.13 - NONE

9.   Paragraph 4.14
     Real Property Owned:
     -    3200 S.E. 14th Ave., Ft. Lauderdale, Florida
     -    Leased Real Property:
     -    25 Torne Valley Road, Hillburn, New York
     -    One Brenner Drive, Congers, New York
     -    896 W. Champaign Street, Rantoul, Illinois
     -    1197 Airline Highway, Baton Rouge, La.
     -    2720 Westport Road, Charlotte, North Carolina
     -    5474 Williamsburg Drive, Punta Gorda, Florida
     -    3930 Stoney Brook, Houston, TX
     -    1402 20th Street, N.W., Suite #14, Auburn, WA

10.  Paragraph 4.22

     a. Former names: Refrigerant Reclamation Industries, Inc. Refrigerant Recovery Corporation of America, Inc. Refrigerant Reclamation Corporation of America, Inc. Hudson Technologies of TN, Inc.
          GRR Co., Inc., d/b/a Golden Refrigerant
          HT Holdings, Inc.
     b. Fictitious names: Hudson Technologies of New York Hudson Technologies of Tennessee
          Hudson Technologies Company of Tennessee

11.  Paragraph 4.23 & 5.3
     a.   Wm Sword & Company Incorporated

                   SCHEDULE OF PATENTS, TRADEMARKS, COPYRIGHTS


TITLE-NAME                 TYPE             INVENTOR          OWNER         DATE ISSUED          NUMBER
----------                 ----             --------          -----         -----------          ------
Method & Apparatus
for Refrigerant
Reclamation                Patent           K. Zugibe         Hudson            1/3/95           5,377,499

Hydraulic System
for Recovering
Refrigerants               Patent           K. Zugibe         Hudson            4/2/96           5,502,974

Method & Apparatus
for Reclaiming a
Refrigerant                Patent           J. Todack         Hudson            6/11/91          5,022,230

Apparatus & Method
For Recovering Volatile
Refrigerants               Patent           K. Zugibe         Hudson            9/8/98           5,802,859

Method & Apparatus
For Sonic Cleaning of
Heat Exchangers            Patent Pending   K. Zugibe         Hudson            filed 8/12/98    App # 60/096,296

Apparatus & Method
For Flushing a                              K. Zugibe &
Chiller System             Patent Pending   A. Mika           Hudson            filed 8/12/98    App # 60,096,297

Apparatus & Method
For Flushing a                              C. Harkins &
Refrigeration System       Patent Pending   A. Mika           Hudson            filed 8/12/98    App # 60/096,295

GLACIER                    Trademark        N/A               Hudson            filed 3/7/97     Ser # 75/253240

ZUGIBEAST                  Trademark        N/A               Hudson            7/9/96           1,985,422

HTI                        Service Mark     N/A               Hudson            4/23/96          1,970,063
Trademark

HUDSONIC                   Service Mark     N/A               Hudson            filed 8/12/98    Ser. # 75/535,057

R-SIDE                     Service Mark     N/A               Hudson            filed 8/6/98     Ser. # 75/532,328
Trademark

REFRIGERANTSIDE            Service Mark     N/A               Hudson            filed 8/6/98     Ser. # 75/532,327
Trademark

Hudson Technologies,       Service Mark
Inc.                       Trademark        N/A               Hudson            4/23/96          1,969,986

TITLE-NAME                 TYPE             INVENTOR          OWNER         DATE ISSUED          NUMBER
----------                 ----             --------          -----         -----------          ------
Refrigerant Journal
System                     Copyright        N/A               ESS               5/17/95          TX 4-016-447


Refrigerant Journal
System Software            Copyright        N/A               ESS               5/8/95           TXu 692-039


Facility Refrigerant
Manager Training
Manual                     Copyright        N/A               ESS               6/26/95          TX 4-060-784

Refrigerant Management
Survey                     Copyright        N/A               ESS               6/29/95          TX 4-068-366

Refrigerant
Management Plan            Copyright        N/A               ESS               5/22/95          TX 4-052-551

Refrigerant Compliance
Manager                    Copyright        N/A               ESS               11/16/93         TX 3-683-597

Refrigerant Compliance
Manager                    Trademark        N/A               ESS               Filed 9/19/96    Ser. # 75/168690

Refrigerant Journal
Software                   Trademark        N/A               ESS               10/21/97         Reg. # 2,106,923

Facility Associate         Trademark        N/A               ESS               10/21/97         Reg. # 2,106,926

Generator Associate        Trademark        N/A               ESS               10/28/97         Reg. # 2,108,829

Manifest Associate         Trademark        N/A               ESS               10/28/97         Reg. # 2,108,828

Transporter Associate      Trademark        N/A               ESS               11/18/97         Reg. # 2,113,856


================================================================================





                            STOCK PURCHASE AGREEMENT

                                      dated

                                 March 30, 1999


                                     between


                            HUDSON TECHNOLOGIES, INC.

                                       and

                       FLEMING US DISCOVERY OFFSHORE FUND III, L.P.





================================================================================

                                TABLE OF CONTENTS

                                                                                                       Page


 SECTION 1.  SALE AND PURCHASE OF PREFERRED STOCK.........................................................1

 SECTION 2.  CLOSING......................................................................................2

 SECTION 3.  DEFINITIONS..................................................................................2

 SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................14
      4.1.   Corporate Existence, Power and Authority....................................................14
      4.2.   Capital Stock...............................................................................15
      4.3.   Subsidiaries................................................................................16
      4.4.   Business....................................................................................16
      4.5.   No Defaults or Conflicts....................................................................16
      4.6.   Disclosure Materials; Other Information.....................................................17
      4.7.   Litigation..................................................................................18
      4.8.   Taxes.......................................................................................18
      4.9.   ERISA.......................................................................................18
      4.10.  Legal Compliance............................................................................20
      4.11.  Outstanding Securities......................................................................20
      4.12.  Permits, Licenses and Approvals; Intellectual Property and Other Rights.....................20
      4.13.  Key Employees...............................................................................21
      4.14.  Properties..................................................................................21
      4.15.  Suppliers and Customers.....................................................................21
      4.16.  Environmental Compliance....................................................................22
      4.17.  No Burdensome Agreements....................................................................22
      4.18.  Offering of Shares..........................................................................23
      4.19.  SEC Reports.................................................................................23
      4.20.  Indebtedness................................................................................23
      4.21.  Use of Proceeds.............................................................................24
      4.22.  Other Names.................................................................................24
      4.23.  Brokers.....................................................................................24

 SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................................24
      5.1.   Corporate Power and Authority...............................................................24
      5.2.   Investment Intent...........................................................................25
      5.3.   Brokers.....................................................................................25
      5.4.   Ownership of Common Stock...................................................................25



 SECTION 6.  RESTRICTIONS ON TRANSFER....................................................................26

 SECTION 7.  INFORMATION AS TO THE COMPANY...............................................................26
      7.1.   Financial Information.......................................................................26
      7.2.   Communication with Accountants..............................................................28
      7.3.   Inspection..................................................................................29
      7.4.   Notices.....................................................................................29

 SECTION 8. AFFIRMATIVE COVENANTS.......................................................................30
      8.1.   Maintenance of Existence, Properties and Franchises; Compliance
             with Law; Taxes; Insurance..................................................................30
      8.2.   Office for Payment, Exchange and Registration; Location of Office;
             Notice of Change of Name or Office..........................................................31
      8.3.   Fiscal Year.................................................................................31
      8.4.   Environmental Matters.......................................................................32
      8.5.   Reservation of Shares.......................................................................33
      8.6.   Securities Exchange Act Registration........................................................33
      8.7.   Delivery of Information for Rule 144A Transactions..........................................33
      8.8.   Senior Securities...........................................................................34
      8.9.   Further Assurances..........................................................................34
      8.10.  Stockholder Approval........................................................................34
      8.11.  Shares Paid as Dividends....................................................................34

 SECTION 9.  NEGATIVE COVENANTS..........................................................................34
      9.1.   No Dilution or Impairment; No Changes in Capital Stock......................................35
      9.2.   Indebtedness................................................................................36
      9.3.   Consolidation, Merger and Sale..............................................................36
      9.4.   No Change in Business.......................................................................36
      9.5.   Restricted Payments; Investments............................................................36
      9.6.   Sale of Substantial Portion of Assets.......................................................36
      9.7.   Obligations to Affiliates...................................................................37
      9.8.   Transactions with Affiliates................................................................37
      9.9.   Liens.......................................................................................38
      9.10.  Private Placement Status....................................................................38
      9.11.  Maintenance of Public Market................................................................38
      9.12.  Actions Prior to the Closing Date...........................................................39


SECTION 10.  CONDITIONS TO PURCHASER'S OBLIGATIONS.......................................................39
      10.1.  Certificate of Amendment; Stockholders' Agreement;
             Registration Rights Agreement...............................................................39
      10.2.  Certificates for Shares.....................................................................39
      10.3.  Senior Status...............................................................................40
      10.4.  Accuracy of Representations and Warranties..................................................40
      10.5.  Compliance with Agreements..................................................................40
      10.6.  Officers=Certificates.......................................................................40
      10.7.  Proceedings.................................................................................40
      10.8.  Legality; Governmental and Other Authorization..............................................40
      10.9.  No Material Adverse Change..................................................................41
      10.10. Opinion of Counsel..........................................................................41
      10.11. Purchases of Shares.........................................................................41
      10.12. Consents....................................................................................41
      10.13. Other Documents and Opinions................................................................41

SECTION 11.  BREACH OF REPRESENTATIONS, WARRANTIES
             AND COVENANTS...............................................................................42

SECTION 12.  SPECIFIC PERFORMANCE........................................................................42

SECTION 13.  EXPENSES....................................................................................43

SECTION 14.  DIRECT PAYMENTS.............................................................................44

SECTION 15.  AMENDMENTS AND WAIVERS......................................................................45

SECTION 16.  EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES; REPLACEMENT.........................45

SECTION 17.  NOTICES.....................................................................................46

SECTION 18.  MISCELLANEOUS...............................................................................46


                            STOCK PURCHASE AGREEMENT


            This STOCK PURCHASE AGREEMENT is dated as of March 30, 1999 between Hudson Technologies, Inc., a New York corporation (the "Company"), and the Purchaser listed on the signature page of this Agreement (the "Purchaser").


                              W I T N E S S E T H :


            WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Convertible Preferred Stock"), upon the terms and provisions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1.  SALE AND PURCHASE OF PREFERRED STOCK

            (a) The Company agrees to sell to the Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchaser agrees to purchase from the Company at the Closing provided for in
Section 2 hereof, the number of shares of Series A Convertible Preferred Stock set forth opposite the Purchaser's name on Schedule 1 hereto. The shares of Series A Convertible Preferred Stock being acquired under this Agreement and by the other Purchaser under the other Stock Purchase Agreement (as hereinafter defined) are collectively referred to herein as the "Shares", containing rights and privileges as more fully set forth in the Certificate of Amendment of the Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the "Certificate of Amendment").

            (b) The aggregate purchase price to be paid to the Company by the Purchaser for the Shares to be purchased by the Purchaser pursuant to this Agreement shall be the amount set forth opposite the Purchaser's name on
Schedule 1 hereto. No further payment shall be required from the Purchaser for the Shares.

            (c) The Shares are being sold to the purchasers listed on Schedule 1 hereto (the "Purchasers") pursuant to this Agreement and the other Series A Convertible Preferred Stock Purchase Agreement (both of such agreements collectively, as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Stock Purchase Agreements"). Both Stock Purchase Agreements shall be dated the date hereof and shall be identical except as to the identities of the respective Purchasers. The sale of Shares to each Purchaser under each Stock Purchase Agreement is to be a separate sale, and no Purchaser shall have any liability under any Stock Purchase Agreement other than the Stock Purchase Agreement to which it is a party.

            (d) The Company will use the proceeds realized from the sale of the Shares to fund the roll-out of the Depot Strategy program, fees and expenses of the transactions contemplated hereby and for working capital purposes.


SECTION 2.  CLOSING

            (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares to be purchased by the Purchaser will be deemed to have taken place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York at 9:00 A.M., New York City time, on March 30, 1999, or such other time and date as shall be mutually agreed to by the Company and the Purchaser (the "Closing") (such time and date are herein referred to as the "Closing Date").

            (b) Subject to the terms and conditions hereof, at the Closing (i) the Company will deliver to the Purchaser a certificate registered in the Purchaser's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of Shares set forth opposite the Purchaser's name on Schedule 1 and (ii) upon the Purchasers receipt thereof, the Purchaser will deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the aggregate purchase price (as specified in Section 1(b) hereof) for the Shares to be purchased by the Purchaser payable to the order of the Company in federal or other immediately available funds.


SECTION 3.  DEFINITIONS

            (a) For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

            "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof (other than a director elected pursuant to Section 4 of the Certificate of Amendment) and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The holding of Shares (or of Conversion Shares obtained upon conversion of Shares), and the rights under any Stock Purchase Agreement or under the Certificate of Amendment, the Stockholders= Agreement or the Registration Rights Agreement (or the exercise of any such rights, including, without limitation, nominating a director to the Board (or Board committee) of the Company and/or sending an observer to Board (or Board committee) meetings of the Company), shall not cause a Purchaser to be deemed to be an "Affiliate" of the Company.

            "Affiliate Loan" means the loan made to the Company by Fredrick T. Zugibe, Sr., in the original principal amount of $365,000, pursuant to the promissory note dated February 25, 1999.

            "Agreement" means this Stock Purchase Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

            "Benefit Plan" means any Plan, existing at the Closing, established or to which contributions have at any time been made by the Company, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

            ABoard" or ABoard of Directors" means with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

            "Business Day" means any day other than a Saturday, Sunday or any day on which banks in the location of the office of the Company provided for in Section 17 hereof are authorized or obligated to close.

            "Capitalized Lease" means any lease to which the Company is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company, and which either is required to be capitalized in accordance with generally accepted accounting principles consistently applied, or, even if not so required to be capitalized, shall have (or have had), at the time first entered into, an initial term of greater than three (3) years (including leases of shorter duration which are or were extendible to a total term greater than three (3) years at the option of the lessor). The value of Capitalized Leases, as of the time of any determination thereof, shall mean the sum of the then present values, determined as hereinafter provided, of future obligations of lessees under then existing Capitalized Leases. To compute the value of any Capitalized Lease, the following methods shall be used, as applicable:

            (i) values of leases required to be capitalized in accordance with generally accepted accounting principles shall be computed in accordance with such principles; and

            (ii) values of other leases (and values of contracts or other items which this Agreement provides are to be valued as if they were Capitalized Leases) shall be computed by discounting, to the date of determination, at an assumed interest rate of eight percent (8%) per annum, the minimum amount of future rental payments that will be due under the related documentation, including rental payments that may be due during extensions which are at the other party's option, but excluding any amounts in respect of insurance on, taxes on and/or maintenance of the properties subject to such leases (provided that such amounts are owed and paid only to the extent actually incurred).

            "Certificate of Amendment" has the meaning set forth in Section 1(a) hereof.

            "Closing" has the meaning set forth in Section 2(a) hereof.

            "Closing Date" has the meaning set forth in Section 2(a) hereof.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

            "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

            "Common Stock" means the Company's Common Stock, par value $.01 per share, and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company.

            "Company" means Hudson Technologies, Inc., a New York corporation, its successors and assigns.

            "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to net worth, after eliminating the portion of net worth properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with generally accepted accounting principles consistently applied (except as otherwise expressly provided herein).

            "Conversion Share" or "Conversion Shares" means the shares of the Company's Common Stock obtained or obtainable upon conversion of Shares and shall also include any capital stock or other securities into which Conversion Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Conversion Shares. In the event that any Conversion Shares are sold either in a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Conversion Shares shall not be entitled to any benefits under this Agreement with respect to such Conversion Shares and such Conversion Shares shall no longer be considered to be "Conversion Shares".

            "Designated Entity" means, in connection with the rights of any Person holding less than thirty percent (30%), in the aggregate, of the originally issued Shares and Conversion Shares, (i) as long as any Shares or Conversion Shares are held by any Person identified in clause (i) or (ii) of the definition of "Fleming Holders", Fleming Capital Management, 320 Park Avenue, New York, NY 10022, Attention: Robert L. Burr and (ii) if no Shares or Conversion Shares are held by a Person identified in clause (i) or (ii) of the definition of "Fleming Holders", the entity designated by the Transferee holding the largest number of such shares, provided, that such Transferee owns thirty percent (30%) or more, in the aggregate, of the originally issued Shares and Conversion Shares (in which case such Transferee shall provide notice to the Corporation of such entity). For so long as no Shares or Conversion Shares are held by any Person identified in clause (i) or (ii) of the definition of "Fleming Holders" and no Person holds thirty percent (30%) or more, in the aggregate, of the originally issued Shares and Conversion Shares, there shall be no Designated Entity. For purposes of this definition of "Designated Entity," the calculation of a Person's percentage holdings of Conversion Shares shall be determined based upon the number of Shares from which such Conversion Shares derived.

            "Disclosure Material" has the meaning specified in Section 4.6(a) hereof.

            "Environmental Laws" means all federal, state, local, foreign, civil and criminal laws, statutes, ordinances, orders, codes, Environmental Permits, rules, policies and regulations and common law relating to the protection of the environment and human health or relating to the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials, including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136y et seq.; and the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., all as may be amended or superseded from time to time.

            "Environmental Lien" has the meaning set forth in Section 4.16(d) hereof.

            "Environmental Permits" means all permits, licenses, approvals, authorizations or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

            "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Company (within the meaning of
Section 414(b), (c), (m) or (o) of the Code).

            "Fleming Funds" means Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

            "Fleming Holders" means (i) the Fleming Funds, (ii) any Affiliate, officer or employee of an Affiliate or investment fund managed by an Affiliate of the Fleming Funds to which the Fleming Funds may transfer record and/or beneficial ownership of the Shares or the Conversion Shares and (iii) any transferee of Shares or Conversion Shares from a Person named in clause (i) or
(ii) hereof (provided that such transferee is consented to by the Company, such consent not to be unreasonably withheld) other than a transferee of Shares or Conversion Shares sold in either a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction.

            "Governmental Authority" means any federal, state, or local governmental agency or authority (including regulatory authority) having jurisdiction over the Company or any of its respective assets or businesses.

            "Guaranty" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person (a) to pay the indebtedness of such obligor,
(b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; provided, however, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) obligations of the Company which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Company. The amount of any Guaranty and the amount of indebtedness resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

            "Hazardous Materials" means any petroleum, petroleum hydrocarbons, petroleum waste or petroleum products, underground storage tanks, asbestos or asbestos-containing materials, pesticides, lead and lead-containing materials, urea formaldehyde insulation and polychlorinated biphenyls (PCBs), ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law.

            "Indebtedness" of any Person means, without duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) all Capitalized Leases in respect of which such Person is liable as lessee or as the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, (v) all Guaranties by such Person and (vi) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold and distributed. "Indebtedness" shall not include, however, any unfunded obligations in any employee pension benefit plan (as defined in ERISA) of the Company.

            "Investment" means, with respect to any Person, (i) any loan, advance or extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any Guaranty by such Person, (iii) any interest in any capital stock, equity interest or other securities of any other Person, (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash, or not less than the agreed sale price or the fair value of such property, whichever is higher and (v) any commitment or option to make an Investment if, in the case of an option, the consideration therefor exceeds $50,000, and any of the foregoing under clauses (i) through (v) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method; provided, that the term "Investment" (1) shall not include an Investment in the Company, (2) shall not include current trade and customer accounts receivable and allowances, provided they relate to goods furnished in the ordinary course of business and are given in accordance with the customary practices of the Company, (3) shall not include temporary investments of excess cash of the Company in any of the following: (A) investment grade obligations maturing within one year of their issuance which as to principal and interest constitute direct obligations of, or obligations guaranteed by, the United States of America, (B) negotiable certificates of deposit of banks or trust companies which are organized under the laws of the United States of America or any state thereof and which have capital and surplus of at least $500,000,000, (C) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation or their successors, (D) any repurchase agreement secured by any one or more of the foregoing and (E) money market funds primarily investing in any of the foregoing securities and sponsored by or affiliated with nationally recognized brokerage or investment advisory firms, and (4) shall not include Investments of the Company existing on the date hereof and disclosed on
Schedule 3 hereto.

            ALien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

            "Outside Directors" means those directors on the Company's Board of Directors at any time who are not otherwise Affiliates of or employed by the Company.

            "Outstanding" or "outstanding" means (a) when used with reference to the Shares or the Conversion Shares as of a particular time, all Shares or Conversion Shares theretofore duly issued except (i) Shares or Conversion Shares theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Shares or Conversion Shares have been issued by the Company, (ii) Shares or Conversion Shares theretofore cancelled by the Company and (iii) Shares or Conversion Shares registered in the name of, as well as Shares or Conversion Shares owned beneficially by, the Company, or any of its Affiliates. For purposes of the preceding sentence, in no event shall "Affiliates" include (x) the persons which are identified as "Purchasers" on Schedule 1 hereto or (y) any Affiliates of any such persons.

            "Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA.

            "Person" or "person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

            "Preferred Stock" means any class of the capital stock of a corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" includes, without limitation, the Series A Convertible Preferred Stock.

            "Purchaser" means the person who accepts and agrees to the terms hereof as indicated by such person's signature (as "the undersigned Purchaser") on the execution page of this Agreement, together with its successors and assigns.

            "Purchasers" has the meaning set forth in Section 1(c) hereof, together with their respective successors and assigns.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Company and each of the Purchasers.

            "Restricted Payment" means (i) every payment in connection with the redemption, purchase, retirement or other acquisition by or on behalf of the Company of any shares of the Company's capital stock (as defined below), whether or not owned by the Company, (ii) any prepayments or repayments made on Indebtedness of the Company, (iii) every payment to or on behalf of any Affiliate of the Company on account of or with respect to any lease arrangements, and (iv) every payment by or on behalf of the Company (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed owing to any Affiliate of the Company or (B) any obligation, to any Person, of any Affiliate of the Company or to any other holder of shares of the Company's capital stock (as defined below), which obligation is assumed, or is the subject of a Guaranty, by the Company; provided, however, that the term "Restricted Payment" shall not apply to (1) any payment in respect of capital stock of the Company to the extent payable in shares of the capital stock of the Company, (2) any regularly scheduled prepayment or repayment of Indebtedness, provided that such Indebtedness being prepaid or repaid is not at the time of such prepayment or repayment or at any prior time thereto owing to an Affiliate of the Company, provided that regularly scheduled payments or prepayments pursuant to the Affiliate Loan are not "Restricted Payments", (3) payments to DuPont Chemical and Energy Operations, Inc. and E.I. DuPont de Nemours and Company in the ordinary course of business, consistent with past practice, and not in connection with any financing or extraordinary corporate transaction are not "Restricted Payments", or (4) any payments, distributions or other transfers or actions on or with respect to the Shares or the Conversion Shares or to the Purchasers (or holders of Shares or the Conversion Shares) under the Stock Purchase Agreements. For purposes of this definition, "capital stock" shall also include warrants and other rights and options to acquire shares of capital stock (whether upon exercise, conversion, exchange or otherwise).

            "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

            "Rule 144A" means (i) Rule 144A under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

            ARule 144 Transaction" means a transfer of Conversion Shares (A) complying with Rule 144 as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers= transactions" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and (B) occurring at a time when Conversion Shares are registered pursuant to Section 12 of the Securities Exchange Act.

            "SEC Reports" has the meaning set forth in Section 4.19 hereof.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

            "Series A Convertible Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share, which will have the rights, powers and privileges on the Closing Date as more fully set forth in the Certificate of Amendment.

            "Shares" has the meaning set forth in Section 1(a) hereof. In the event that any Shares are sold either in a public offering pursuant to a registration statement under Section 5 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of any consent or waiver provision of this Agreement.

            "Stock Purchase Agreements" has the meaning set forth in Section 1(c) hereof.

            "Stockholders= Agreement" means the Stockholders= Agreement, dated as of the Closing Date, among the Company, the Purchasers and certain other stockholders of the Company.

            "Stockholders= Meeting" means the Company's 1999 annual meeting of stockholders.

            "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

            "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

            "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

            "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

            "Transferees" shall mean any transferee (except for a Fleming Holder) of Shares or Conversion Shares from a Fleming Holder. Transferees shall not include a transferee of Shares or Conversion Shares sold in either a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction.

            (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

                (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied (except as otherwise provided herein);

                (iii) all computations provided for herein, if any, shall be made in accordance with generally accepted accounting principles consistently applied (except as otherwise provided herein);

                (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

                (v) all references herein to actions by the Company, such as "create", "sell", "transfer", "dispose of", etc., mean such action whether voluntary or involuntary, by operation of law or otherwise;

                (vi) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement;

                (vii) each of the representations and warranties of the Company contained in Section 4 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation or warranty of the Company in Section 4 hereof or otherwise;

                (viii) each of the covenants of the Company contained in Sections 7, 8 and 9 hereof or otherwise contained in any Stock Purchase Agreement, the Certificate of Amendment, the Stockholders= Agreement or the Registration Rights Agreement is separate and is not limited or satisfied by the existence, wording or satisfaction of any other covenant of the Company in Section 7, 8 or 9 hereof or otherwise; and

                (ix) all references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person or the Company shall apply to such Person or the Company, as the case may be, whether such action is taken directly or indirectly.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

            4.1. Corporate Existence, Power and Authority.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects.

            (b) No proceeding has been commenced looking toward the dissolution or merger of the Company or the amendment of its certificate of incorporation (other than the Certificate of Amendment). The Company is not in violation in any respect of its certificate of incorporation or by-laws.

            (c) The Company has all requisite corporate power and authority to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

            (d) The Company has all requisite corporate power and authority to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under (i) the Stock Purchase Agreements, including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Amendment,
(ii) the Stockholders= Agreement and (iii) the Registration Rights Agreement. The execution, delivery and performance of the Stock Purchase Agreements, the Stockholders= Agreement and the Registration Rights Agreement by the Company (including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Amendment) have been duly authorized by all required corporate actions. The Company has duly executed and delivered the Stock Purchase Agreements, the Stockholders= Agreement and the Registration Rights Agreement. The Stock Purchase Agreements, the Stockholders= Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

            4.2. Capital Stock.

            (a) Schedule 6(a) hereto correctly and completely lists (i) the authorized capital stock of the Company (Common Stock and Preferred Stock), (ii) the number of designated shares of Preferred Stock in each series or class after giving effect to the Certificate of Amendment and (iii) on the Closing Date, after giving effect to the issuance of Shares contemplated by the Stock Purchase Agreements, the number of shares outstanding in each series or class. All of such outstanding shares are, or on the Closing Date will be, duly authorized, validly issued and outstanding, fully paid and non-assessable. The shares of the Company's Common Stock issuable upon conversion of the Series A Convertible Preferred Stock will be, when issued in accordance with the terms of the Series A Convertible Preferred Stock, duly authorized, validly issued, fully paid and non-assessable. Except as provided in the Certificate of Amendment, none of the shares of the Company's capital stock which will be outstanding at the Closing
(i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock.

            (b) Schedule 6(b) hereto correctly and completely lists the number and purpose for which such shares of the Company's Common Stock are reserved for issuance by the Company.

            (c) Except as referred to in Schedule 6(b), there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

            (d) Except as disclosed on Exhibit B hereto, there are and will be no outstanding registration rights with respect to any capital stock of the Company, which (in either case) will be outstanding on the Closing Date, or any capital stock referred to in Section 4.2(b) or 4.2(c).

            (e) Except as disclosed on Exhibit B hereto, there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company.

            (f) Except as disclosed on Exhibit B hereto, there are no anti-dilution protections or other adjustment provisions in existence with respect to any capital stock of the Company or any capital stock referred to in
Section 4.2(b) or 4.2(c).

            (g) The Certificate of Amendment has been duly adopted by the Company's Board of Directors and, when filed with the Secretary of State of the State of New York, will be fully effective as an amendment to the Company's certificate of incorporation. Upon filing of the Certificate of Amendment with the Secretary of State of New York, the Shares will have all of the rights, priorities and terms set forth in the Certificate of Amendment.

            (h) Those Persons who own, directly or indirectly, more than 5% of the Company's outstanding Common Stock are as follows: Kevin J. Zugibe, Thomas
P. Zugibe, Stephen P. Mandracchia, Stephen J. Cole-Hatchard, Fredrick T. Zugibe and DuPont Chemical and Energy Operations, Inc.

            4.3. Subsidiaries.

            The Company has no Subsidiaries other than Hudson Holdings, Inc., Hudson Technologies Company and Environmental Support Solutions, Inc. The Company has no Investments in any other Person, except as described in the preceding sentence.

            4.4. Business.

            The Company sells refrigerants and provides refrigerant management services, consisting primarily of recovery and reclamation of the refrigerants used in commercial air conditioning and refrigeration systems, as well as RefrigerantSide(TM) services, through which the Company performs decontamination to remove moisture, oils and other contaminants in such systems. The Company neither currently engages in, nor has any intention of engaging in, any other business.

            4.5. No Defaults or Conflicts.

            (a) The Company is not in violation or default in any material respect (and is not in default in any material respect regarding any Indebtedness) under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in default under any material order, writ, injunction, judgment or decree of any court or other Governmental Authority or arbitrator(s) having jurisdiction over the Company.

            (b) The execution, delivery and performance by the Company of the Stock Purchase Agreements, the Stockholders= Agreement and the Registration Rights Agreement and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Amendment and the adoption of the Certificate of Amendment as an amendment to the Company's certificate of incorporation) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the certificate of incorporation or by-laws of the Company or (B) any material law, rule, regulation or order of any Governmental Authority, or any material judgment, writ, injunction, decree, award or other action of any court, Governmental Authority or arbitrator(s), or any agreement, indenture or other instrument applicable to the Company or any of its properties, (ii) result in the creation of any Lien upon any of the Company's properties, assets or revenues, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a Governmental Authority and including, without limitation, any shareholder approval), or (iv) cause antidilution clauses of any outstanding securities to become operative or give rise to any preemptive rights.

            4.6. Disclosure Materials; Other Information.

            (a) The Company has previously furnished to the Purchaser the materials described on Schedule 4 hereto (the "Disclosure Material"). The audited and unaudited financial statements referred to or contained in the materials referred to on Schedule 4 fairly present the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of the operations of the Company for such periods and have been prepared in accordance with generally accepted accounting principles consistently applied, except that any such unaudited statements may omit notes and may be subject to year-end adjustment.

            (b) Since September 30, 1998, except as disclosed on Exhibit B hereto, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis. As of the Closing Date and as of the date hereof, there are no material liabilities of the Company which would be required to be provided for in a consolidated balance sheet of the Company as of either such date prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to in Section 4.6(a). Since September 30, 1998, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

            (c) There are no material liabilities, contingent or otherwise, of the Company that have not been disclosed in the financial statements referred to in Section 4.6(a) or otherwise disclosed in the Disclosure Material.

            (d) None of the Disclosure Material contained or contains a false or misleading statement of a material fact or omits to state any material fact necessary in order to make the statements made in such Disclosure Material, in light of the circumstances under which they were made, not misleading.

            (e) There is no fact known to the Company which is not in the Disclosure Material and which materially and adversely affects, or in the future might materially and adversely affect, the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

            4.7. Litigation.

            Except as disclosed on Exhibit B hereto, there is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company, threatened in law, equity or otherwise before any court, Governmental Authority or arbitrator which (i) questions the validity of the Stock Purchase Agreements, the Certificate of Amendment, the Stockholders= Agreement, the Registration Rights Agreement, the Shares or the Conversion Shares or any action taken or to be taken pursuant hereto or thereto, (ii) might adversely affect the right, title or interest of any Purchaser to the Shares or the Conversion Shares or
(iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

            4.8. Taxes.

            The Company has duly and timely filed all Tax Returns required to be filed by it, and each such Tax Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. The Company has paid or caused to be paid all Taxes (whether or not reflected on such Tax Returns) that are due and payable. The provision for Taxes due by the Company in the most recent financial statement included in the Disclosure Material is sufficient for all unpaid Taxes, being current Taxes not yet due and payable, of the Company, as of the end of the period covered by such financial statement, and as of the Closing Date, such provision, as adjusted for the passage of time through the Closing Date, will be sufficient for the then-accrued and unpaid Taxes not yet due and payable of the Company. There is no dispute concerning any Tax liability of the Company either threatened, claimed or raised by any Taxing Authority, and the Company does not expect any Taxing Authority to assess additional Taxes against or in respect of it for any past period. The Company has withheld and paid, or, if not yet due for payment, set aside in accounts for such purposes, all Taxes required to have been withheld in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. The Company has no liability for Taxes of any Person other than the Company as a transferee or successor, by contract or otherwise. There are no applicable Taxes payable by the Company in connection with the execution and delivery of the Stock Purchase Agreements, the Stockholders= Agreement or the Registration Rights Agreement or the issuance by the Company of the Shares or the Conversion Shares.

            4.9. ERISA.

            (a) All Benefit Plans are listed in Exhibit B, and copies of all documentation relating to such Benefit Plans have been delivered or made available to the Purchasers (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters).

            (b) Each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code.

            (c) No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, and the "amount of unfunded benefit liabilities" within the meaning of
Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

            (d) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said Section 4043.

            (e) No Benefit Plan is a multiemployer plan within the meaning of
Section 3(37) of ERISA.

            (f) No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

            (g) Neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA.

            (h) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

            (i) No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment.

            (j) No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such suit, action or other litigation.

            (k) All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with generally accepted accounting principles, all of which accruals under unfunded Benefit Plans are as disclosed in Exhibit B, and the Company has performed all material obligations required to be performed under all Benefit Plans.

            (l) The execution, delivery and performance of the Stock Purchase Agreements, the Stockholders= Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issuance and sale by the Company, and the purchase by the Purchaser of the Shares and the Conversion Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

            4.10. Legal Compliance.

            (a) The Company has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to so comply would not materially adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

            (b) There are no material adverse orders, judgments, writs, injunctions or decrees of any court or administrative body, domestic or foreign, or of any other Governmental Authority, domestic or foreign, outstanding against the Company.

            4.11. Outstanding Securities.

            All securities (as defined in the Securities Act) of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

            4.12. Permits, Licenses and Approvals; Intellectual Property and Other Rights.

            Except as listed on Schedule 4.12, the Company owns or possesses and holds free from burdensome restrictions or material conflicts with the rights of others all franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise), patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights (each of which is listed on Exhibit B hereto), and all rights and privileges with respect to any of the foregoing, as are necessary for the conduct of its business as now being conducted and as proposed to be conducted. To the best of the Company's knowledge, the Company is not in default in any material respect under any of such franchises, licenses, permits, consents, approvals or other authority. The rights of (and use by) the Company with respect to such or any other patents, patent rights, trademarks, trademark rights, trade names, trade name rights or copyrights do not conflict with or infringe any rights of others in a manner which might materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis, and no such claim of conflict or infringement has been asserted by any Person.

            4.13. Key Employees.

            The Company has good relationships with its employees and has not had and does not expect any substantial labor problems. The Company has no knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company. Except as set forth on Exhibit B hereto, the employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company.

            4.14. Properties.

            The Company has good and marketable title to its real property, all of which is disclosed on Exhibit B hereto, and good and marketable title to each of its other properties. Certain real property used by the Company in the conduct of its business is held under lease (as identified on Exhibit B hereto), and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default. Except as disclosed on Schedule 5, none of the properties owned or leased by the Company is subject to any Liens which could materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

            4.15. Suppliers and Customers.

            (a) The Company has no reason to believe that it does not have adequate sources of supply for its business as currently conducted and as proposed to be conducted. The Company has good relationships with all of its material sources of supply of goods and services and does not anticipate any material problem with any such material sources of supply.

            (b) The Company has no knowledge that the customer base of the Company might materially decrease.

            4.16. Environmental Compliance.

            Except as disclosed on Schedule 4.16 hereto:

            (a) the Company has not received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communication from any person with respect to the presence of any Hazardous Material at, on, about, under, emanating to or from or affecting any of the real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company or any predecessors thereof;

            (b) there has been no intentional or unintentional, gradual or sudden, release, disposal or discharge upon, into, beneath or from the real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company or any predecessors thereof that has caused or is causing soil or groundwater contamination which under applicable Environmental Laws could require investigation or remediation or could otherwise create a material liability or obligation on the part of the Company;

            (c) the Company is in material compliance with all applicable Environmental Laws and the terms and conditions of all Environmental Permits;

            (d) to the best knowledge of the Company after reasonable inquiry, there are no Liens arising under or pursuant to any Environmental Law ("Environmental Liens") relating to any real property (including improvements thereon) currently owned by the Company;

            (e) there are no (i) underground storage tanks, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos-containing materials at any site currently owned, leased, operated or occupied by the Company;

            (f) the Company has not transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material to any location which could reasonably be expected to result in material liability to the Company; and

            (g) no real property currently or previously owned, leased, operated or occupied by the Company or any predecessors thereof is currently listed, or to the knowledge of the Company, proposed to be listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or on any similar state list of sites requiring investigation or cleanup.

            4.17. No Burdensome Agreements.

            To the best of the knowledge of the Company, (i) the Company is not a party to, or bound by (nor are any of its properties affected by), any commitment, contract or agreement, any term of which materially adversely affects, or in the future would reasonably be expected to materially adversely affect, the assets, properties, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis and (ii) the Company is not a party to any contract or agreement with any Affiliate of the Company, the terms of which are less favorable to the Company than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate.

            4.18. Offering of Shares.

            Neither the Company nor, to the Company's knowledge, any agent or other Person acting on its behalf, directly or indirectly, (i) offered any of the Shares or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than the Purchasers and not more than fifty (50) other institutional investors each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

            4.19. SEC Reports.

            The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act. The Company has furnished the Purchaser with copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 and (iii) its Proxy Statement dated February 16, 1999 (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.20. Indebtedness.

            Schedule 2 hereto sets forth (i) the amount of all Indebtedness of the Company outstanding on such Closing Date, which, individually, exceeds $50,000, (ii) any Lien with respect to such Indebtedness and (iii) a description of each instrument or agreement governing such Indebtedness. The Company has made available to the Purchaser a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No material default exists with respect to or under any such Indebtedness or any material instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

            4.21. Use of Proceeds.

            The Company will use the proceeds realized from the sale of the Shares to fund the roll-out of the Depot Strategy program, fees and expenses of the transactions contemplated hereby and for working capital purposes. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company includes any such "margin stock." The Company has no present intention of acquiring any such "margin stock."

            4.22. Other Names.

            The business previously or presently conducted by the Company has not been conducted under any corporate, trade or fictitious name, other than those names listed on Exhibit B hereto.

            4.23. Brokers.

            Except as disclosed on Exhibit B hereto, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with any Stock Purchase Agreement, the Stockholders= Agreement, the Registration Rights Agreement or the Certificate of Amendment or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Company or any of its Affiliates.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Company as follows:

            5.1. Corporate Power and Authority.

            The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under this Agreement, the Stockholders= Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement, the Stockholders= Agreement and the Registration Rights Agreement by the Purchaser have been duly authorized by all required corporate and other actions. The Purchaser has duly executed and delivered this Agreement, the Stockholders= Agreement and the Registration Rights Agreement, and this Agreement, the Stockholders= Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

            5.2. Investment Intent.

            The Purchaser is capable of evaluating the risk of its investment in the Shares being purchased by it and is able to bear the economic risk of such investment. The Purchaser is purchasing the Shares to be purchased by it for its own account for investment and not with a present view to any distribution thereof in violation of applicable securities laws; provided, however, that, upon notice to the Company, the Purchaser may transfer record and/or beneficial ownership of the Shares or the Conversion Shares to one or more Affiliates, officers or employees of Affiliates or investment funds managed by Affiliates of the Purchaser, in all cases in compliance with federal securities laws. It is understood that the disposition of the Purchaser's Shares or Conversion Shares shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of any of its Shares or Conversion Shares, it is understood that it may do so only in compliance with the Securities Act, applicable securities laws, this Agreement and the right of first offer set forth in Section 5 of the Stockholders= Agreement. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            5.3. Brokers.

            Except as disclosed on Exhibit B hereto, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with any Stock Purchase Agreement, the Stockholders= Agreement, the Registration Rights Agreement or the Certificate of Amendment or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Purchaser or any of its Affiliates.

            5.4 Ownership of Common Stock.

            The Purchaser currently does not own any shares of Common Stock and will not acquire any additional shares of Common Stock in the public market. Any future ownership by the Purchaser of shares of Common Stock shall be subject to the limitations set forth in Section 4(a) of the Certificate of Amendment.

SECTION 6.  RESTRICTIONS ON TRANSFER

            The Purchaser agrees that it will not sell or otherwise dispose of any Shares or Conversion Shares unless such Shares or Conversion Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or pursuant to an applicable exemption from such registration requirements. The Company may endorse on all Share certificates a legend stating or referring to such transfer restrictions and may place a stop order with the Company's transfer agent for the Shares.


SECTION 7.  INFORMATION AS TO THE COMPANY

            The Company covenants and agrees as follows:

            7.1. Financial Information.

            (a) The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles consistently applied.

            (b) So long as any of the Shares remain outstanding, the Company will deliver to (x) each holder of thirty percent (30%) or more of the Shares and Conversion Shares and (y) a Designated Entity, the following:

                (i) as soon as practicable but not later than five (5) Business Days after their issuance, and in any event within ninety-five (95) days after the close of each fiscal year of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal year and (B) consolidated statements of operations, stockholders= equity and cash flows of the Company for such fiscal year, in each case for statements set forth in clause (B) setting forth in comparative form the corresponding figures for the preceding fiscal year, all such balance sheets and statements to be in reasonable detail and certified without qualification by BDO Seidman, LLP or any "Big Five" independent public accounting firm selected by the Audit Committee of the Board of Directors of the Company and approved by the shareholders of the Company, and such statements shall be accompanied by a management analysis of any material differences between the results for such fiscal year and the corresponding figures for the preceding year;

                (ii) as soon as practicable, copies (A) of all financial statements, proxy material or reports sent to the Company's stockholders, (B) of any public press releases and (C) of all reports or registration statements filed with the Commission pursuant to the Securities Act or the Securities Exchange Act;

                (iii) as soon as practicable and in any event within fifty (50) days after the close of each of the first three (3) fiscal quarters of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal quarter, (B) consolidated statements of operations, stockholders= equity and cash flows of the Company for the portion of the fiscal year ended with the end of such quarter, in each case in reasonable detail, certified by the Chief Financial Officer, Chief Executive Officer or President of the Company and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), together with a management analysis of any material differences between such results and the corresponding figures for such prior period and (C) a certificate of the Chief Financial Officer, Chief Executive Officer or President of the Company certifying the Company's compliance with the covenants contained in Section 9 (other than Section 9.12) of this Agreement;

                (iv) as soon as practicable and without duplication of any of the above items, any other materials furnished to the Company's Board of Directors or to holders of the Company's capital stock or Indebtedness, including, without limitation, any compliance certificates furnished in respect of such Indebtedness; and

                (v) as soon as practicable, such other information as may reasonably be requested by a holder of Shares.

            (c) The Company will deliver to each member of the Company's Board of Directors and each observer to the Company's Board of Directors appointed pursuant to Section 2(a) of the Stockholders= Agreement, as soon as practicable (and in the case of (iii), prior to the end of each fiscal year) and without duplication of any of the items listed below, the following:

                (i) copies of any annual, special or interim audit reports or management or comment letters with respect to the Company or its operations submitted to the Company by independent public accountants;

                (ii) copies of summary financial information prepared on a quarterly basis regarding the Company on a consolidated basis as presented to the Company's Board of Directors and any other summary financial information otherwise prepared;

                (iii) copies of the annual budget and business plan for the next fiscal year;

                (iv) copies of all formal communications, from time to time, to directors of the Company (including without limitation all information furnished to such directors in connection with such communications), and copies of minutes of meetings of the Company's Board of Directors (and of any executive committees thereof);

                (v) notice of default under any material agreement, contract or other instrument to which the Company is a party or by which it is bound;

                (vi) notice of any action or proceeding which has been commenced or threatened against the Company and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

                (vii) copies of all filings made with the Commission.

            (d) All such financial statements referred to in this Section 7.1 shall be prepared in accordance with generally accepted accounting principles consistently applied (except for any change in accounting principles specified in the accompanying certificate and except that any interim financial statements may omit notes and may be subject to normal year-end adjustments).

            (e) Without limiting the foregoing provisions of this Section 7.1, the Company agrees that, if requested in writing by any holder of Shares, it will not deliver to such holder (until otherwise instructed by a holder of thirty percent (30%) or more of the Shares) (x) any non-public information or non-public materials regarding the Company (whether described in this Section
7.1 or otherwise) and (y) any information (whether or not included in clause
(x)) which such holder specifies that it does not want to receive. The Company shall comply with any such request with respect to each such Purchaser and any subsequent holders of Shares acquired directly or indirectly (through one or more transfers) from such Purchaser, until instructed otherwise by the then holder of such Shares.

            7.2. Communication with Accountants.

            The Company hereby authorizes (a) each holder of thirty percent (30%) or more of the Shares and Conversion Shares, and (b) a Designated Entity, to communicate directly with the independent certified public accountants for the Company and authorizes such accountants to disclose to each such holder any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company, provided, that each such holder has delivered to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.2. For purposes of Section 7.2(a), the calculation of a Person's percentage holdings of Conversion Shares shall be determined based upon the number of Shares from which such Conversion Shares derived.

            7.3. Inspection.

            The Company will permit (a) each holder of thirty percent (30%) or more of the Shares and Conversion Shares, (b) any authorized representative of a holder referred to in clause (a) and (c) a Designated Entity to visit and inspect any of the properties of the Company, to examine the Company's books and records and to discuss with the Company's officers the Company's books and records and the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company, all at such reasonable times and as often as may be reasonably requested, provided, that each such holder, representative or Designated Entity has delivered to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company. For purposes of Section 7.3(a), the calculation of a Person's percentage holdings of Conversion Shares shall be determined based upon the number of Shares from which such Conversion Shares derived.

            7.4. Notices.

            The Company will give notice to all holders of Shares promptly after it learns (other than by notice from all of such holders) of the existence of any of the following:

            (a) any default under any Indebtedness (or under any indenture, mortgage or other agreement relating to any Indebtedness) which Indebtedness is in an aggregate principal amount exceeding $100,000 (or the equivalent thereof in other currencies) in respect of which the Company is liable;

            (b) any action or proceeding which has been commenced or threatened against the Company and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Stock Purchase Agreements, the Stockholders= Agreement, the Registration Rights Agreement or the Certificate of Amendment;

            (c) any dispute which may exist between the Company and any Governmental Authority which may, individually or in the aggregate, materially adversely affect the normal business operations of the Company or the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Stock Purchase Agreements, the Stockholders= Agreement, the Registration Rights Agreement or the Certificate of Amendment; and

            (d) if any (i) "reportable event" (as such term is described in Section 4043(c) of ERISA) has occurred; or (ii) "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been incurred with respect to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate that is subject to the funding requirements of ERISA and the Code or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, in each case with respect to such a Pension Plan; or (iii) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA; or (iv) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has an unfunded current liability giving rise to a lien under ERISA or the Code; or (v) proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vi) of the Company or its ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination or withdrawal from a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with an "employee benefit plan" (as defined in Section 3(3) of ERISA), maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has occurred.

Such notice (i) with respect to (a), shall specify the nature and period of existence of any such default and what the Company proposes to do with respect thereto and (ii) with respect to (b), (c) or (d), shall specify the nature of any such matter referred to in such clause, what action the Company proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.


SECTION 8.  AFFIRMATIVE COVENANTS

            The Company covenants and agrees as follows:

            8.1. Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance.

            The Company will:

            (a) maintain its corporate existence, rights and other franchises in full force and effect;

            (b) maintain its tangible assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of its business;

            (c) comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, provided, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to so comply will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis;

            (d) pay promptly when due all Taxes imposed upon its properties, assets or income and all claims or indebtedness (including, without limitation, vendor's, workmen's and like claims) which might become a Lien upon such properties or assets; provided, that payment of any such Tax shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

            (e) keep adequately insured, by financially sound and reputable insurers of nationally recognized stature, all its properties of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or coinsurance as is customary.

            8.2. Office for Payment, Exchange and Registration; Location of
                 Office; Notice of Change of Name or Office.

            (a) So long as any of the Shares is outstanding, the Company will maintain an office or agency where Shares may be presented for redemption, exchange, conversion or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company specified in
Section 17 hereof, subject to Section 8.2(b).

            (b) The Company shall give each holder of Shares at least twenty
(20) days= prior written notice of any change in (i) the name of the Company as then in effect or (ii) the location of the office of the Company required to be maintained under this Section 8.2.

            8.3. Fiscal Year.

            The fiscal year of the Company for tax, accounting and any other purposes shall end on December 31 of each calendar year.

            8.4. Environmental Matters.

            (a) The Company shall keep and maintain any property either owned, leased, operated or occupied by the Company free and clear of any Environmental Liens, and the Company shall keep all such property free of Hazardous Material contamination and in compliance with all applicable Environmental Laws and the terms and conditions of any Environmental Permits; provided, however, that the Company shall have the right at its cost and expense, and acting in good faith, to contest, object or appeal by appropriate legal proceedings the validity of any Environmental Lien. The contest, objection or appeal with respect to the validity of an Environmental Lien shall suspend the Company's obligation to eliminate such Environmental Lien under this paragraph pending a final determination by appropriate administrative or judicial authority of the legality, enforceability or status of such Environmental Lien, provided that the following conditions are satisfied: (i) contemporaneously with the commencement of such proceedings, the Company shall give written notice thereof to each holder of Shares or Conversion Shares; and (ii) if under applicable law any real property or improvements thereon are subject to sale or forfeiture for failure to satisfy the Environmental Lien prior to a final determination of the legal proceedings, the Company must successfully move to stay such sale, forfeiture or foreclosure pending final determination of the Company's action; and (iii) the Company must, if requested, furnish to the holders of Shares or Conversion Shares a good and sufficient bond, surety, letter of credit or other security satisfactory to such holders equal to the amount (including any interest and penalty) secured by the Environmental Lien.

            (b) The Company will, by administrative or judicial process, enforce the obligations of any other Person who is potentially liable for damages, contribution or other relief in connection with any violation of Environmental Laws, including, but not limited to, asbestos abatement, Hazardous Material remediation or off-site or on-site disposal.

            (c) The Company will defend, indemnify and hold harmless each current, former and future holder of Shares or Conversion Shares, and each such holder's employees, officers, directors, stockholders, partners, agents, representatives and assigns, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, joint or several, and any costs, disbursements and expenses (including attorneys= fees and expenses and costs of investigation) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal, release, removal, discharge, storage or transportation of any Hazardous Material upon, into, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company; (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company; (iii) any violation of any Environmental Law by the Company or any of its agents, tenants, subtenants or invitees; (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any environmental liability of (or asserted against) the Company; and (v) any liability arising out of or related to the off-site transportation, shipment, disposal, treatment, handling or disposal of Hazardous Materials. This Section 8.4(c) and Section 8.4(d) shall survive any payment, conversion or transfer of Shares and any termination of this Agreement.

            (d) To the extent that the Company is strictly liable without regard to fault under any Environmental Law, the Company's obligations to the holders of Shares or Conversion Shares under any of the indemnification provisions of the Stock Purchase Agreements shall likewise be strict without regard to fault with respect to the violation of any Environmental Law which results in any liability to any of the indemnified persons referred to in Section 8.4(c).

            8.5. Reservation of Shares.

            There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the conversion rights provided in Section 5 of the Certificate of Amendment.

            8.6. Securities Exchange Act Registration.

            (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act), under Section 12(b) or
Section 12(g), whichever is applicable, of the Securities Exchange Act, with respect to the Common Stock of the Company, and the Company will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

            (b) The Company will, upon the request of any holder of Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144.

            8.7. Delivery of Information for Rule 144A Transactions.

            If a holder of Shares proposes to transfer any such Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company which is required to be delivered by such holder to any transferee of such Shares pursuant to such Rule 144A.

            8.8. Senior Securities.

            The Company shall maintain the senior status of the Series A Convertible Preferred Stock such that it shall rank senior in all respects, including the payment on liquidation and redemption, to all other equity securities of the Company.

            8.9. Further Assurances.

            The Company will from time to time, upon the request of the Fleming Holders, promptly and duly execute and deliver any and all such further instruments and documents as the Fleming Holders may reasonably deem necessary or desirable to obtain the full benefits of (i) the obligations of the Company under this Agreement and (ii) the other rights and powers herein granted. Upon the instructions from time to time of the Fleming Holders, the Company shall execute and cause to be filed any document or filing presented to the Company in proper form for signing or filing, in each case as the Fleming Holders may reasonably deem necessary or desirable in light of the Company's obligations under this Agreement, and the Company shall pay or cause to be paid any filing or other fees in connection therewith.

            8.10. Stockholder Approval.

            The transactions contemplated hereby have been structured by the parties to comply with the requirements for stockholder approval of the NASDAQ Stock Market and so that further stockholder action shall not be required. If such rules require such stockholder approval, the Company shall use its best efforts to obtain such stockholder approval. In the event the Company fails to obtain such stockholder approval, the terms of the transactions contemplated hereby shall be restructured so that they (i) satisfy the requirements of the NASDAQ Stock Market and (ii) provide the holders of Series A Preferred Stock with the same economic benefit they would have received had such stockholder approval been obtained.

            8.11. Shares Paid as Dividends.

            If the Company shall pay to the holders of Series A Preferred Stock additional shares of Series A Preferred Stock as a dividend pursuant to Section 2 of the Certificate of Amendment, such additional shares, on the date of such payment, will be duly authorized, validly issued, fully paid and non-assessable.


SECTION 9.  NEGATIVE COVENANTS

            The Company covenants and agrees that without the prior written consent of the Fleming Holders:

            9.1. No Dilution or Impairment; No Changes in Capital Stock.

            The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Stock Purchase Agreements, the Certificate of Amendment, the Registration Rights Agreement or the Stockholders= Agreement. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holders of Shares (as such rights are set forth in the Stock Purchase Agreements, the Certificate of Amendment, the Registration Rights Agreement and the Stockholders= Agreement) against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not issue any shares or class or series of equity or equity-linked security, which is senior to, or pari passu with, the Series A Convertible Preferred Stock as to dividend payments or amounts payable in the event of liquidation or winding up of the Company, (b) will not enter into any agreement or instrument which would restrict or otherwise materially adversely affect the ability of the Company to perform its obligations under the Stock Purchase Agreements, the Stockholders= Agreement, the Registration Rights Agreement or the Certificate of Amendment,
(c) will not amend its certificate of incorporation or by-laws in any manner which would impair or reduce the rights of the Preferred Stock, including, without limitation, an amendment which would alter or change the powers, privileges or preferences of the holders of the Series A Convertible Preferred Stock (including, without limitation, changing the Certificate of Amendment after any Shares have been called for redemption), (d) except as otherwise provided in the Certificate of Amendment, will not redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any other rights or options to subscribe for or purchase any capital stock of the Company or any other securities convertible into or exchangeable for capital stock of the Company, (e) will not permit the par value or the determined or stated value of any shares of Common Stock receivable upon the conversion of the Shares to exceed the amount payable therefor upon such conversion, (f) will take all such action as may be necessary or appropriate in order that the Company may at all times validly and legally issue duly authorized, fully paid and nonassessable shares of the Common Stock free from all Taxes, Liens and charges with respect to the issue thereof, upon the conversion of the Shares from time to time outstanding, (g) will not take any action which results in any adjustment of the current conversion price under the Certificate of Amendment if the total number of shares of the Common Stock (or other securities) issuable after the action upon the conversion of all of the then outstanding Shares would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such conversion, provided, that nothing contained herein shall require the Company to make an ultra vires issuance of Common Stock, (h) will not have any authorized Common Stock (and will not issue any Common Stock) other than its existing authorized Common Stock, $.01 par value per share, and (i) will not amend its certificate of incorporation to change any terms of its Common Stock.

            9.2. Indebtedness.

            So long as the Fleming Holders hold at least 30% of the aggregate number of Shares, the Company will not (i) incur Indebtedness, excluding any Indebtedness set forth on Schedule 2 hereto, in excess of $7.5 million in aggregate principal amount; or (ii) enter into any agreement, amendment or modification with respect to any Indebtedness, which agreement, amendment or modification restricts or prohibits (or was intended primarily to restrict or prohibit) the Company from making any payments under, or otherwise performing, the Stock Purchase Agreements.

            9.3. Consolidation, Merger and Sale.

            So long as the Fleming Holders hold at least 30% of the aggregate number of Shares, the Company will not (and will not agree to): (a) wind up, liquidate or dissolve its affairs; (b) sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person; or (c) effect a merger or consolidation if the Company is not the surviving corporation from such merger or consolidation.

            9.4. No Change in Business

            The Company will not change substantially the character of its business as conducted on the Closing Date as represented in Section 4.4 hereof and described in the Disclosure Material.

            9.5. Restricted Payments; Investments.

            The Company will not declare or make or permit to be declared or made any Restricted Payment or any Investment.

            9.6. Sale of Substantial Portion of Assets.

            After the Closing Date, the Company will not sell, transfer, lease or otherwise dispose of any assets to any Person (other than assets consisting of inventory being disposed of in the ordinary course of business and other than assets which are, contemporaneously with such disposition (or within ninety (90) days thereafter), being replaced with other substantially similar (or improved) assets which are used by the Company for substantially the same purpose as the assets being replaced) to the extent the aggregate assets so sold, transferred, leased or disposed of:

                 (x) during the twelve (12) month period ending on the date of such sale, transfer, lease or disposition (i) had an aggregate book value equal to ten percent (10%) or more of the aggregate book value of the consolidated total assets of the Company at the end of the most recent fiscal quarter preceding such sale, transfer, lease or disposition or (ii) accounted for ten percent (10%) or more of the consolidated revenues of the Company as shown on the consolidated income statement of the Company for the most recent fiscal quarter or the then preceding fiscal year; or

                 (y) during the period from the Closing Date through such sale, transfer, lease or disposition (i) had an aggregate book value equal to ten percent (10%) or more of the aggregate book value of the consolidated total assets of the Company at the end of the most recent fiscal quarter preceding such sale, transfer, lease or disposition or (ii) accounted for ten percent (10%) or more of the consolidated revenues of the Company over the Company's fiscal periods beginning after the Closing Date and ending at the end of the most recent fiscal quarter as shown on the consolidated income statements of the Company for such periods.

            9.7. Obligations to Affiliates.

            The Company may not incur or permit to exist any of the following:

            (a) any obligation of the Company to repay money borrowed owing to
(i) any Affiliate of the Company or (ii) any other holder of shares of the capital stock of the Company; or

            (b) any obligation, to any Person, which obligation is assumed or guaranteed by the Company and which is an obligation of (i) any Affiliate of the Company or (ii) any other holder of shares of the capital stock of the Company.

This Section 9.7 shall not apply to (1) any obligations under the Stock Purchase Agreements or with respect to the Shares, (2) any loans, advances or Guarantees referred to in clause (1) of the proviso to the definition of "Investment" contained in Section 3 hereof, (3) Indebtedness identified on Schedule 2 hereto,
(4) the Affiliate Loan or (5) payments to DuPont Chemical and Energy Operations, Inc. and E.I. DuPont de Nemours and Company in the ordinary course of business, consistent with past practice, and not in connection with any financing or extraordinary corporate transaction.

            9.8. Transactions with Affiliates.

            The Company will not, directly or indirectly, enter into any transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, unless such transaction or agreement (a) is approved by a majority of the Outside Directors on the Board of Directors of the Company (provided that this Section 9.8(a) shall not apply to payments to DuPont Chemical and Energy Operations, Inc. and E.I. DuPont de Nemours and Company in the ordinary course of business, consistent with past practice, and not in connection with any financing or extraordinary corporate transaction), and (b) is on terms that are no less favorable to the Company than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided, however, that this Section 9.8 shall not limit, or be applicable to, (i) employment arrangements with (and general salary and benefits compensation for) any individual who is a full-time employee of the Company if such arrangements are approved by a majority of the Outside Directors on the Board of Directors of the Company; and (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company.

            9.9. Liens.

            So long as the Fleming Holders hold at least 30% of the aggregate number of Shares, the Company will not create or permit to exist any Liens upon or with respect to any of its assets or income, other than existing liens set forth on Schedule 5 hereto, in excess of $7.5 million in the aggregate.

            9.10. Private Placement Status.

            Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares or the Conversion Shares within the provisions of
Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law (other than in accordance with a registration and qualification of Conversion Shares pursuant to the Registration Rights Agreement).

            9.11. Maintenance of Public Market.

            The Company will not proceed with a program of acquisition of its Common Stock, initiate a corporate reorganization or recapitalization or undertake a consolidation or merger or authorize, consent to or take any action which would have the effect of:

            (a) removing the Company from registration with the Commission under the Securities Exchange Act with respect to the Company's Common Stock;

            (b) requiring the Company to make a filing under Section 13(e) of the Securities Exchange Act;

            (c) reducing substantially or eliminating the public market for shares of Common Stock of the Company;

            (d) causing a delisting of the Company's Common Stock as a National Market Security on the NASDAQ Stock Market (unless such stock is delisted as a result of being listed on a national securities exchange); or

            (e) if any shares of the Company's Common Stock are at any time listed on a national exchange, causing a delisting of such stock from such exchange.

            9.12. Actions Prior to the Closing Date.

            From the date hereof through the Closing Date, the Company will not,
(a) issue or agree to issue any capital stock or any securities exercisable for, or convertible or exchangeable into, capital stock or (b) purchase, redeem or otherwise acquire any of its capital stock; provided, however, that this Section
9.12 shall not limit, or be applicable to, (i) the transactions contemplated by the Stock Purchase Agreements, including any issuance of capital stock in connection with the transactions contemplated by Sections 9.1 and 9.11 hereof,
(ii) grants of options or issuances of Common Stock to officers, directors or employees of the Company pursuant to the current terms of the Company's 1994 and 1997 Stock Option Plans and (iii) any grants of warrants to Wm. Sword & Company Incorporated and Allan Benton as a result of the transactions contemplated hereby.


SECTION 10. CONDITIONS TO PURCHASER'S OBLIGATIONS

            The Purchaser's obligation to purchase Shares hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchaser):

            10.1. Certificate of Amendment; Stockholders= Agreement; Registration Rights Agreement.

            (a) The certificate of incorporation of the Company shall have been duly amended by the filing of the Certificate of Amendment in the form of Exhibit A hereto.

            (b) The Company, the Purchasers and certain other stockholders of the Company shall have entered into a Stockholders= Agreement substantially in the form of Exhibit C hereto.

            (c) The Company shall have entered into a Registration Rights Agreement with the Purchasers substantially in the form of Exhibit D hereto.

            10.2. Certificates for Shares.

            The Purchaser shall concurrently receive the certificates for Shares contemplated by Section 2(b) hereof.

            10.3. Senior Status.

            The Company shall have taken all of the necessary actions, including the amendment of the appropriate existing agreements, so that the Series A Convertible Preferred Stock shall rank senior in all respects, including the payment on liquidation and redemption, to all other equity securities of the Company.

            10.4. Accuracy of Representations and Warranties.

            The representations and warranties of the Company contained herein or in any certificate or document delivered pursuant hereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

            10.5. Compliance with Agreements.

            The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Stock Purchase Agreements and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

            10.6. Officers= Certificates.

            The Purchaser shall have received a certificate dated the Closing Date and signed by the President or Chief Executive Officer and by the Secretary or the Treasurer of the Company, to the effect that the conditions of Sections 10.3, 10.4, 10.8 and 10.9 have been satisfied.

            10.7. Proceedings.

            All corporate and other proceedings in connection with the transactions contemplated by the Stock Purchase Agreements, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

            10.8. Legality; Governmental and Other Authorization.

            The purchase of and payment for the Shares shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchaser and shall not subject the Purchaser to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any Governmental Authority or other Person, with respect to the transactions contemplated by the

Stock Purchase Agreements shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchaser, upon its reasonable request setting forth what is required, factual certificates or other evidence, in form and substance satisfactory to the Purchaser and its counsel, to enable the Purchaser to establish compliance with this condition.

            10.9. No Material Adverse Change.

            Except to the extent otherwise disclosed in the projected 1998 financial statements contained in the Confidential Information Memorandum, as amended, listed on Schedule 4, there shall have been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis since September 30, 1998.

            10.10. Opinion of Counsel.

            The Purchaser shall have received an opinion, dated the Closing Date and addressed to the Purchasers, of Tenzer Greenblatt LLP, counsel for the Company, which opinion shall be in form and substance reasonably satisfactory to the Purchaser and its counsel and shall be in the form set forth in Exhibit E hereto.

            10.11. Purchases of Shares.

            The sale and purchase of Shares by the Fleming Funds pursuant to the Stock Purchase Agreements between each of the Fleming Funds and the Company shall be consummated concurrently for an aggregate purchase price of not less than $6,500,000.

            10.12. Consents.

            The Company shall have received all consents required pursuant to the Loan and Security Agreement, dated April 29, 1998, between the Company and The CIT Group/Credit Finance, Inc.

            10.13. Other Documents and Opinions.

            The Purchaser shall have received such other documents and opinions, in form and substance reasonably satisfactory to the Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby, as the Purchaser may reasonably request.

SECTION 11. BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS

            (a) The representations, warranties, covenants and agreements of the Company and the Purchaser contained in this Agreement, the Stockholders= Agreement, the Registration Rights Agreement or in any document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive, and shall continue in effect following the execution and delivery of the Stock Purchase Agreements, the Stockholders= Agreement, the Registration Rights Agreement, the closings hereunder and thereunder, any investigation at any time made by the Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Shares, any disposition thereof and any payment, conversion or cancellation of the Shares; provided, however, that the representations and warranties set forth in Section 4 (other than Section 4.2(a)) and Section 5 shall survive only until the second anniversary of the Closing Date, and the provisions of Section 9 shall terminate upon conversion of seventy percent (70%) or more of the Shares pursuant to the Certificate of Amendment. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

            (b) The Company agrees to indemnify and hold the Purchaser harmless from and against and will pay to the Purchaser the full amount of any loss, damage, liability or expense (including amounts paid in settlement and reasonable attorneys= fees and expenses) to the Purchaser resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in any Stock Purchase Agreement or in the Stockholders= Agreement, the Registration Rights Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith; provided, however, that the Company's liability under this Section 11(b) with respect to breaches of its representations and warranties set forth in Section 4 (other than Sections 4.2(a), 4.8, 4.9 and 4.16) shall not exceed the amount of the purchase price for the Shares purchased by the Purchaser pursuant to this Agreement, plus reasonable attorneys= fees and expenses incurred by the Purchaser.


SECTION 12. SPECIFIC PERFORMANCE

            The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

SECTION 13. EXPENSES

            (a) Whether or not the transactions herein contemplated are consummated, the Company shall pay (i) the costs, fees and expenses of the Company and its counsel in connection with the Stock Purchase Agreements, the Certificate of Amendment, the Stockholders= Agreement and the Registration Rights Agreement, other related documentation and the issuance of the Shares and the Conversion Shares and the furnishing of all opinions by counsel for the Company, (ii) the costs, fees and expenses of Morgan, Lewis & Bockius LLP in connection with the Stock Purchase Agreements, the Certificate of Amendment, the Stockholders= Agreement and the Registration Rights Agreement, other related documentation and the transactions contemplated hereby and thereby (whether or not a Closing occurs hereunder) and if the Closing occurs the Company will make such payment on the Closing Date; provided, however, that such fees and expenses shall not exceed $80,000 without the approval of the Company, (iii) the fees and expenses of counsel to the Purchasers in connection with any amendments to or modifications or waivers of any provisions of the Stock Purchase Agreements, the Certificate of Amendment, the Stockholders= Agreement or the Registration Rights Agreement, other related documentation or in connection with any other agreements between the Purchasers and the Company and (iv) the fees and expenses (including attorneys= fees and expenses) of any holder of Shares or Conversion Shares in enforcing its rights against the Company if the Company defaults in its obligations hereunder, under the Certificate of Amendment, the Stockholders= Agreement or the Registration Rights Agreement.

            (b) In addition to all other sums due hereunder or provided for in this Agreement, the Company shall pay to the Purchaser or its agents, respectively, an amount sufficient to indemnify such persons (net of any Taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys= fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Purchaser or its agents pursuant to any investigation or proceeding brought by any third party against any or all of the Company, the Purchasers, or their agents, arising out of or in connection with the Stock Purchase Agreements, the Stockholders= Agreement, the Registration Rights Agreement or the purchase of the Shares (or any transactions contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of the Purchaser or its agents or is commenced or filed against the Purchaser or its agents because of the Stock Purchase Agreements, the Stockholders= Agreement, the Registration Rights Agreement or the purchase of the Shares (or any of the transactions contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally determined that there was gross negligence or willful misconduct on the part of the Purchaser or its agents which was not taken by them in reliance upon any of the Company's representations, warranties, covenants or agreements in the Stock Purchase Agreements, the Stockholders= Agreement, the Registration Rights Agreement or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto. The Company shall assume the defense, and shall have its counsel represent the Purchaser and such agents, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that the Purchaser, or any such agent, shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense, (ii) the Company shall not have provided its counsel to take charge of such defense or (iii) the Purchaser, or such agent of the Purchaser, shall have concluded that there may be defenses available to it or them which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i),
(ii) or (iii) such counsel fees and expenses (but only for one counsel for the Purchaser and its agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

            (c) The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar Taxes levied under the laws of the United States of America, any state or local Taxing Authority thereof or therein or any other applicable jurisdiction in connection with the issuance and sale of the Shares and the execution and delivery of the Stock Purchase Agreements, the Stockholders= Agreement, the Registration Rights Agreement and any other documents or instruments contemplated hereby or thereby and any modification of the Certificate of Amendment, the Stockholders= Agreement, the Registration Rights Agreement or the Stock Purchase Agreements or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such Taxes.

            (d) The obligations of the Company under this Section 13 shall survive the Closing hereunder and any termination of the Stock Purchase Agreements.


SECTION 14. DIRECT PAYMENTS

            As long as the Purchaser or any institutional holder which is a direct or indirect transferee (as a result of one or more transfers) from the Purchaser shall be the holder of any Shares, the Company will make all redemption payments, liquidation payments and other distributions by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company, notwithstanding any contrary provision herein or in the Company's certificate of incorporation with respect to the place of payment. The Purchaser has provided an address on Schedule 1 hereto for payments by wire transfer, and such address may be changed for the Purchaser or any subsequent holder by notice to the Company. All such payments shall be made in U.S. dollars and in federal or other immediately available funds.

SECTION 15. AMENDMENTS AND WAIVERS

            (a) The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of the Persons identified in clause (i) and (ii) of the definition of "Fleming Holders"; provided, however, that if no Shares or Conversion Shares are held by such Persons, the written consent of holders of two-thirds of outstanding Shares and Conversion Shares shall be required for any such amendment, waiver, modification or termination.

            (b) The Company agrees that all holders of Shares and Conversion Shares shall be notified by the Company in advance of any proposed amendment, waiver, modification or termination, but failure to give such notice shall not in any way affect the validity of any such amendment, waiver, modification or termination. In addition, promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, waiver, modification or termination which has been adopted to all holders of Shares and Conversion Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.


SECTION 16. EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES; REPLACEMENT

            (a) Subject to Section 6 hereof, at any time at the request of any holder of Shares to the Company at its address provided under Section 17 hereof, the Company at its expense (except for any transfer tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor a new certificate or certificates in such amount or amounts as such holder may request in the aggregate representing the number of Shares represented by such surrendered certificates, and registered in the name of such holder or as such holder may direct.

            (b) Any Share certificate which is converted into Conversion Shares in whole or in part shall be cancelled by the Company, and no new Share certificates shall be issued in lieu of any Shares which have been converted into Conversion Shares. The Company shall issue a new certificate with respect to any Shares which were not converted into Conversion Shares and were represented by a certificate which was converted in part.

            (c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Share certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Purchaser or an institutional holder), or in the case of any such mutilation, upon surrender of such Share certificate (which surrendered Share certificate shall be cancelled by the Company), the Company will issue a new Share certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Share certificate, as if the lost, stolen, destroyed or mutilated Share certificate were then surrendered for exchange.


SECTION 17. NOTICES

            All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Hudson Technologies, Inc., 275 North Middletown Road, Pearl River, New York 10965,
Attention: Stephen P. Mandracchia, with a copy to Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, NY 10174, Attention: Kenneth Selterman, Esq. or (ii) if to the Purchaser, at the address indicated on Schedule 1 hereto, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178-0060,
Attention: David W. Pollak, Esq., or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.


SECTION 18. MISCELLANEOUS

            (a) The Stock Purchase Agreements, the Stockholders= Agreement, the Registration Rights Agreement and, upon the Closing, the Certificate of Amendment, together with any further agreements entered into by the Purchaser and the Company at the Closing, contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings regarding the subject matter hereof.

            (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

            (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, that (a) the Company may not assign any of its rights, duties or obligations under this Agreement, except with the Purchaser's written consent, and (b) the Purchaser may assign any of its rights, duties or obligations under this Agreement to a purchaser of its Shares, provided that such purchaser is reasonably acceptable to the Company.

            (d) In addition to any assignment by operation of law, the Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any permitted transferee of any or all of its Shares or Conversion Shares, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Shares or Conversion Shares held by the Purchaser.

            (e) No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            (f) The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

            (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

            (h) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

            (i) THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE PURCHASER'S ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE CERTIFICATE OF AMENDMENT, THE STOCKHOLDERS= AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE CERTIFICATE OF AMENDMENT, THE STOCKHOLDERS= AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS OF THE COMPANY PROVIDED HEREUNDER EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. AS AN ALTERNATIVE TO SERVICE OF PROCESS ON SUCH AGENT (WHETHER OR NOT ANY SUCH AGENT HAS BEEN APPOINTED), THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

            (j) THE COMPANY AND THE PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CERTIFICATE OF AMENDMENT, THE STOCKHOLDERS= AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND THE PURCHASER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT, THE CERTIFICATE OF AMENDMENT, THE STOCKHOLDERS= AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

                  [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                   HUDSON TECHNOLOGIES, INC.



                                   By___________________________________________
                                     Name:  Kevin J. Zugibe
                                     Title: Chairman and Chief Executive Officer


Accepted and Agreed to as of the
date first above written by the
undersigned Purchaser:

FLEMING US DISCOVERY FUND III, L.P.

By: FLEMING US DISCOVERY
     PARTNERS, L.P.,
    its general partner

    By: FLEMING US DISCOVERY, LLC,
        its general partner


        By:______________________
           Robert L. Burr, member

                                                                      Schedule 1
                                                                    to the Stock
                                                              Purchase Agreement

                                            Social Security or Taxpayer             Number of Shares at               Share Purchase
     Name of Purchaser                          Identification Number                      Closing                          Price
     -----------------                      ---------------------------             -------------------               --------------
Fleming US Discovery Fund                           13-3907673                            56,019                        $5,601,900
III, L.P.

Fleming US Discovery                                13-3936603                             8,981                          $898,100
Offshore Fund III, L.P.



(a) address for communications:

    Fleming Capital Management
    320 Park Avenue
    New York, NY  10022
    Fax:  (212) 508-3928
    Attention: Robert L. Burr
                   Robert M. Zech


(b) address for payments by
    wire transfer:

    Fleming US Discovery Fund III, L.P.        Fleming US Discovery Offshore Fund III, L.P.
    Chase Manhattan Bank                       Citibank, N.A.
    ABA # 021000021                            ABA # 021000089 / Chips UID# 0008 / Swift Code - CITIUS33
    A/C # 10921671                             A/C: The Bank of Bermuda Limited, Hamilton, Bermuda
    A/C: Robert Fleming Inc.                   Chips UID# 005584
    A/C # 400-470551                           Swift Code: BBDA BM HM
    A/C: Fleming US Discovery Fund III, L.P.   A/C: Fleming US Discovery Offshore Fund III, L.P.
                                               A/C # 0246769

                                                                      Schedule 2
                                                                    to the Stock
                                                              Purchase Agreement

                                  Indebtedness


      Amount                        Liens                             Title and Date of Agreement
      ------                        -----                             ---------------------------
  $ 1,488,000                   All Assets                  Hudson Technologies Company and Environmental
                                                                  Support Solutions, Inc. with the CIT
                                                            Group/Credit Finance Inc./$5,000,000 Commercial
                                                              Credit Line Finance Facility, April 29, 1998

  $   671,000           Ft. Lauderdale Real Property           Turnberry Savings Bank - Promissory Note,
                                                               Florida Mortgage & Security Agreement and
                                                                Collateral Assignment of Leases & Rent,
                                                                            December 6, 1996

  $    54,000             Todak Reclamation Machines                  Lease as amended by Amendment
                                                                 September 1, 1994 Refrigerant Recovery
                                                                   Corporation of America- T.L. Yount

  $    72,000               Lab and Other Equipment            Lease Agreement-Hudson Technologies, Co. and
                                                                       Green Tree Vendor Services
                                                                            October 19, 1998

  $   872,000         Aerosol Packaging Equipment, ISO       Hudson Technologies, Inc. and The Walden Asset
                       Containers and Other Equipment         Group, Inc. Master Equipment Lease August 2,
                                                                                  1996



  $   495,000                 Hillburn Location              Lease - Ramapo Land Co., Inc. and Refrigerant
                                                                      Reclamation Industries, Inc.
                                                                              May 20, 1994

  $   279,000                 Rantoul Location                 Lease - Roeco Enterprises, Inc. and Hudson
                                                                           Technologies, Inc.
                                                                            October 1, 1997


  $    64,000                Baton Rouge Location                  Lease - Jason McCann and Hudson
                                                                          Technologies, Inc.
                                                                             April 7, 1995


  $   131,000               Punta Gorda Location               Commercial Lease - Ellen H. Lojingeer and
                                                                      Hudson Technologies Company
                                                                             April 19, 1997

  $   256,000               Pearl River Location               Lease - Rockhill Building Corporation and
                                                                      Hudson Technologies Company
                                                                            November 9, 1998

  $    52,000                    NEVA Machine                   Commercial Loan - Barnett Bank and Hudson
                                                                           Technologies, Inc.
                                                                           September 5, 1996

  $    51,000               1999 Freightliner FL70                 Retail Installment Contract - Hudson
                                                              Technologies Co. and Gallagher Truck Center,
                                                                          Inc. March 16, 1999

  $    51,000               1999 Freightliner FL70                 Retail Installment Contract - Hudson
                                                             Technologies, Inc. and Gallagher Truck Center,
                                                                         Inc. February 19, 1999

                                                                      Schedule 3
                                                                    to the Stock
                                                              Purchase Agreement

                                   Investments

           - 25% interest of Environmental Support Solutions, Inc. (ESS)
           - Hudson guarantee of ESS office lease in Mesa, Arizona

                                                                      Schedule 4
                                                                    to the Stock
                                                              Purchase Agreement

                               Disclosure Material

1)       Confidential Informational Memorandum, as amended
2)       Depot strategy memorandum
3)       Management presentation January 1999, January 1999, March 1999
4)       Proforma depot income statement December 31, 1998
5)       Draft Form 10-KSB for the year ended December 31, 1998
6)       Summary financial information as of March 11, 1999 and February 28,
         1997
7)       Budget for year ended December 31, 1999
8) Detailed summary information including forecast assumptions to five year forecast including but not limited to, service and refrigerant revenues, capital expenditures, depot sales and G&A expense, number of employees and summary of refrigerant sales assumptions
9)       Depot sales "bottom up" model
10)      Summary depot model
11)      Proforma depot and satellite budget
12)      Revenues by customer September 30, 1998 and December 31, 1998
13) Market data information including but not limited to, First Boston report, February 1999; ARI statistical profile, Air Conditioning News - September 22, 1997, Ducker Research Company - BSRIA, Commerce News - August 1, 1997, Equitable Security Report - November 1997
14) Form 10-QSB for quarters ended March 31, 1998; June 30, 1998 and September 30, 1998
15) Form 10-KSB for years ended December 31, 1997; December 31, 1996 and December 31, 1995
16)      Revenues by job 1998 in total and by location
17)      ZugiBeast Patent
18)      Summary of revenue by site, R-Side vs. Non R-Side - December 31, 1998
19)      List of customer references, March 8, 1999; March 9, 1999; undated
20)      Financial package delivered to Board of Directors
21) Letter to Bob Zech and Kingston Chu dated February 26, 1999 and attachments 22) Refrigerant sales by site as of December 31, 1998
23) Interoffice memorandum dated December 18, 1998 regarding DuPont reclamation forecast
24)      Inventory - FIFO/on hand report dated February 26, 1999
25) Hudson consolidating roll-up financial reports for the period ended September 30, 1997, December 31, 1997, March 31, 1998, June 30, 1998,
         September 30, 1998 and December 31, 1998
26) Quarterly financial results by location and in total for the years ended December 31, 1998 and 1997
27)      Refrigerant gross profit by major customer
28)      US refrigerant market size by automotive and HVAC/R
29) Hudson Technologies, Inc. refrigerant sales by pounds and dollars as of 1998 and 1997

30)      Listing of officer compensation as of December 31, 1998
31)      List of personal references for officers of the Company
32) Listing of stock options by individual for the 1994 and 1997 stock option plans
33) Listing of total common stock and common stock equivalents outstanding at December 31, 1998
34)      Market sizing by service event
35)      Detail of sales by line of business
36) Allocation of selling general and administrative expenses for projected periods
37)      Weather data cities
38)      Letter dated February 27, 1999 to David Pollack, Esq. including:
                  o Consolidated Amended Complaint, dated October 29, 1998
                  o Affidavit of William C. Komaroff in support of Defendants' Motion to Dismiss, sworn to December 23, 1998, with exhibits
                  o Memorandum of Law in Support of Defendants' Motion to Dismiss
                  o Plaintiffs' Memorandum of Law in Opposition to Defendants' Motion to Dismiss o First Amended Verified Complaint
                  o Notice of Motion to Dismiss, dated January 11, 1999, with supporting affidavits and exhibits
                  o Memorandum of Law in Support of Defendant Hudson Technologies, Inc.'s Motion to Dismiss
                  o Affidavits of Gary P. Harstead, P.E. and Frank J. Getchell, in opposition to Motion to Dismiss with Exhibits
                  o Memorandum of Law of Plaintiff United Water New York Inc. in Opposition to Defendant Hudson Technologies, Inc.'s Motion to Dismiss
                  o Reply Affidavit of Daniel Riesel in Support of Motion to Dismiss
                  o Reply Memorandum of Law of Hudson Technologies, Inc. in Further Support of Its Motion to Dismiss
                  o Copy of Stephen P. Mandracchia's letter dated January 31, 1998 to Rosol Agency, together with backup information underlying the issues
                  o Summary of Monitoring Well Testing Results for R-11 and R-12 through January 1999
                  o Copy of September 22, 1998 letter from LeBoeuf, Lamb, Greene and MacRae itemizing for settlement discussion purposes only, United Water's claimed damages
39)      Letter dated March 3, 1999 to Robert Fromberg, Esq. including:
                  o Copies of Certificate of Incorporation and all amendments thereto with filing receipts; and copy of original by-laws and all amendments thereto
                  o Schedule of stock options issued to Officers
                  o Copies of Stock Purchase Agreement, Shareholders Agreement, Standstill Agreement and Registration Agreement with DuPont Chemical and Energy Operations, Inc.
                  o Schedule of outstanding stock and stock equivalents; "Average Number of Shares, December 1998" (1 page))
                  o Copies of Loan and Security Agreement, General Security Agreement, Guaranty from Hudson Technologies, Inc., Junior Mortgage and Security Agreement, and Warrant with The CIT Group/Credit Finance, Inc.
                  o Promissory Note, Florida Mortgage and Security Agreement, and Collateral Assignment of Leases and Rents with Turnberry Bank
                  o Note to Frederick T. Zugibe, Sr.; dated February 25, 1999
                  o Schedule of Capital Leases as of December 31, 1998 (1 page)
                  o Schedule of Operating Leases as of December 31, 1998
                  (3 pages)

40)      Letter dated March 4, 1999, to Judy Walkoff, Esq. including;
                  o Copy of United Capitol Insurance Company Pollution Insurance
                    Policy for the term November 14, 1997 to November 14, 1998, Policy Number SLP4001093
                  o Copy of original draft of the DEC's proposed consent order
                  o Copy of plans for proposed remediation system; dated April
                    15, 1998
                  o Copy of March 1, 1999 response by Sive, Paget & Riesel to sur-reply submission of United Water
41)      Letter dated March 8, 1999, to Judy Walkoff, Esq. including;
                  o Copies of Interim Settlement Agreement, dated December 9,
                    1996
                  o Copies of the following correspondence with United Capital:
                  o United Capital letter, dated June 24, 1998
                  o Hudson Technologies, Inc. letter, dated July 28, 1998
                  o United Capital letter, dated November 9, 1998
                  o United Capital letter, dated October 9, 1998
                  o Copies of original draft proposal and cost estimate for
                    remediation system (dated September 12, 1997)
42)      Letter dated March 10, 1999, to Lisa Wager, Esq. including;
                  o Copy of Insurance Policy issued by National Insurance
                    Company of Pittsburgh; Policy Number 4866308
                  o Copies of the following Correspondence with Insurer:
                        o Hudson Technologies, Inc. letter, dated March 7, 1998
                        o A.I. Management letter, dated March 16, 1998
                        o Hudson Technologies, Inc. letter, dated March 28, 1998
                        o Hudson Technologies, Inc. letter, dated  April 21,
                          1998
                        o Hudson Technologies, Inc. letter, dated  May 19, 1998
                        o A.I. Management letter, dated June 1, 1998
                        o Hudson Technologies, Inc. letter, dated  June 2, 1998
                        o Hudson Technologies, Inc. letter, dated June 24, 1998
                        o Hudson Technologies, Inc. letter, dated  July 23,
                          1998, with attached letter of Davis Polk, dated July 22, 1998
                        o Hudson Technologies, Inc. letter, dated October 14,
                          1998
                        o A.I. Management letter, dated November 24, 1998
                        o Hudson Technologies, Inc. letter, dated December 2,
                          1998
                  o Copies of Press Releases and Westergaard
43)      Letter dated March 11, 1999 to Lisa Wager, Esq. including;
                        o Four page summary of restatement issues o August 9,
                          1997 letter to BDO Seidman, marked DRAFT (2 pages)
                        o Audit Committee Meeting Agenda, for July 30, 1997
                          meeting (1 page)
                        o Six pages of minutes from July 30, 1997 Audit
                          Committee meeting

44) Ramapo Well Field VOC Summaries, provided by United Water of New Jersey for Production Well #84, 85, 99, 100 for period January 1, 1997 through August 31, 1998 (13 pages)
45) Monitoring Well Summaries for R-11 and R-12 levels, for period April 22, 1996 and September 3, 1998 (2 pages)
46)      Barnett Bank lease
47)      Greentree Vendor lease
48)      Thomas L. Yount lease
49)      Walden leases, Schedule 1 and 2
50)      Building Leases
         a)  Hillburn, New York
         b)  Pearl River, New York
         c)  Rantoul, Illinois
         d)  Baton Rouge, Louisiana
         e)  Punta Gorda, Florida
51)      GMAC leases, 1999 Vans (2)
52)      CIT  waiver of provisions prohibiting dividends
53) February 16, 1999 Proxy materials for March 16, 1999 Special Meeting of the Shareholders
54)      Letter dated March 26, 1999 to Judy Walkoff, Esq. including;
                  o Copy of written statement of Gail M. Getman
                  o Copy of Notice of Violation, dated 2/26/99 from LA. Dept. of
                    Public Safety
                  o Copy of Notice of Violation, dated 3/8/99 from LA. Dept. of
                    Public Safety
                  o Copy of Phase II Subsurface Investigation, dated 8/31/98, for 100 Brenner Drive, Congers, New York

                                                                   Schedule 4.12
                                                                    to the Stock
                                                              Purchase Agreement



       Permits, Licenses & Approvals; Intellectual Property & Other Rights

All patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights are subject to, and constitute collateral for, the Loan & Security Agreement, and related documents, executed and delivered in connection with the Line of Credit issued by The CIT Group/Credit Finance, Inc.

                                                                   Schedule 4.16
                                                                    to the Stock
                                                              Purchase Agreement

                            Environmental Compliance

Paragraph 4.16 (a)
    o All facts and circumstances relating to the alleged contamination of Ramapo Valley Aquifer as alleged in action entitled United Water New
      York Inc. v. Hudson Technologies, Inc., Rockland County Supreme Court Index # 3126/98, and all proceedings, discussions and negotiations with the N.Y.S. DEC for a consent order relative to same.
    o Ammonia release incident at Baton Rouge Louisiana facility on January
      25, 1999, Notice of Violation dated 2/26/99, alleging violation for "Delayed Release Notification of Ammonia" - $1,000 proposed penalty, and Notice of Violation dated March 9, 1999 (received March 26, 1999) for alleged "Careless Handling of Anhydrous Ammonia - $7,500 proposed penalty.
    o Company reported vapor release of approximately 8,000 lbs. of R22 on 4/23/98 at Hillburn, NY facility due to failed pressure relief device.
    o Phase II Subsurface Investigation Report, dated August 31, 1998, relating to 100 Brenner Drive, Congers, New York

Paragraph 4.16 (b)
    o Alleged contamination of groundwater and Ramapo Valley Aquifer, which is the subject of the action entitled United Water New York Inc.
         v. Hudson Technologies, Inc., Rockland County Supreme Court Index # 3126/98, and which is the subject of all proceedings, discussions and negotiations with the N.Y.S. DEC for a consent order relative to same.
    o Phase II Subsurface Investigation Report, dated August 31, 1998, relating to 100 Brenner Drive, Congers, New York, reported detection in three monitoring wells of five (5) volatile organic compounds in groundwater at levels in excess of groundwater quality guidance values. None of these compounds were ever present at the facility during the Company's use and occupancy of the premises.

Paragraph 4.16 (c) & (d)   NA

Paragraph 4.16 (e)
    The Company is not aware of any asbestos-containing materials, except that one (1) storage tank located at Baton Rouge, Louisiana facility, is believed to have asbestos insulation.

Paragraph 4.16 (f)
     None

Paragraph 4.16 (g)         NA

                                                                      Schedule 5
                                                                    to the Stock
                                                              Purchase Agreement


                                      Liens

    Title and Date of Agreement                                      Affected Property
1)  Turnberry Savings Bank - Promissory Note, Florida Mortgage       Mortgage on Ft. Lauderdale Property
    & Security Agreement and Collateral Assignment of Leases &
    Rents -December 6, 1996
2)  CIT Credit Finance - Hudson Technologies Company and             All Assets and property
    Environmental Support Solutions, Inc. with The CIT
    Group/Credit Finance, Inc. - $5,000,000 Commercial Credit
    Line Finance Facility  - April 29, 1998
3)  Lease Agreement - Hudson Technologies, Inc. and Absolute         Lab Equipment
    Financial Services, Ltd. Partnership - March 22, 1995
4)  Open End Commercial Motor Vehicle Lease Agreement Franklin       International Rack Truck
    Equity Leasing Co. and Hudson Technologies, Inc. -
    April 10, 1995
5)  Open End Commercial Motor Vehicle Lease Agreement Franklin       International Rack Truck
    Equity Leasing Co. and Hudson Technologies, Inc. -
    April 10, 1995
6)  Open End Commercial Motor Vehicle Lease Agreement Franklin       International Rack Truck
    Equity Leasing Co. and Hudson Technologies, Inc. -
    April 10, 1995
7)  Hudson Technologies, Inc. and Associates Commercial Corp.        Forklift
    (IL) June 28, 1995
8)  Hudson Technologies, Inc. and Associates Commercial Corp.        Forklift
    (LA) June 28, 1995
9)  Lease Agreement (NY) Hudson Technologies,  Company and           Lab Equipment
    Newcourt Financial -
    April 21, 1998
10) Lease Agreement (FL) Hudson Technologies Company and             Lab Equipment
    Newcourt Financial -
    April 21, 1998
11) Lease Agreement - Hudson Technologies Company and                Lab and Other Equipment
    Greentree Vendor Service -
    October 19, 1998
12) Commercial Loan - Barnett Bank and Hudson Technologies,          NEVA Machine
    Inc. - September 5, 1996
13) Vehicle Retail Installment Contract - Hudson                     Pickup Truck
    Technologies, Inc. and Sam Galloway Ford, Inc.
    August 25, 1995
14) Lease as amended by Amendment September 1, 1994 Todak Machine
    Refrigerant Recovery Corporation of America - CA Craig II
15) Lease as amended by Amendment September 1, 1994                  Todak Machine
    Refrigerant Recovery Corporation of America - Fred Goad
16) Lease as amended by Amendment September 1, 1994                  Todak Machine
    Refrigerant Recovery Corporation of America - DE Schorsten
17) Lease as amended by Amendment September 1, 1994                  Todak Machine
    Refrigerant Recovery Corporation of America - TL Yount
18) Lease as amended by Amendment September 1, 1994                  Todak Machine
    Refrigerant Recovery Corporation of America  -
    Joseph Russell
19) Lease as amended by Amendment September 1, 1994                  Todak Machine
    Refrigerant Recovery Corporation of America  -
    William Davis
20) Retail Installment Contract - Hudson Technologies Company
    Freightliner Box Truck and Gallagher Truck Center, Inc. -
    March 16, 1999
21) Retail Installment Contract - Hudson Technologies Company        Freightliner Box Truck
    and Gallagher Truck Center, Inc. - February 19,1999


                                                                      Schedule 6
                                                                    to the Stock
                                                              Purchase Agreement


                                  Capital Stock

(a)  Authorized, Issued and Outstanding

         (i)      authorized capital stock
                  20,000,000 shares of Common Stock, par value $.01 5,000,000 shares of Preferred Stock, par value $.01

         (ii) number of designated shares of Preferred Stock in each series or class after giving effect to the Certificate of Designations

                  75,000 shares of Series A Convertible Preferred Stock

         (iii) number of shares outstanding in each series or class after giving effect to the issuance of Shares contemplated by the Stock Purchase Agreements

                  5,085,820 shares of Common Stock
                  65,000 shares of Series A Convertible Preferred Stock

(b)  Common Stock Reserved for Issuance

         (i) 2,736,842 shares of Common Stock to be issued upon conversion of the Series A Convertible Preferred Stock

         (ii) 2,544,529 shares of Common Stock to be issued pursuant to Company Stock Option Plans and outstanding warrants (including 500,000 shares pursuant to future plans)

                                                                   EXHIBIT B   1
                                                                    To the Stock
                                                              Purchase Agreement

1.       Paragraph 4.2 (d)
         Registration rights were granted by the Company pursuant to and as provided in the Registration Agreement between DuPont Chemical and Energy Operations, Inc, E.I. Dupont de Nemours & Company and Hudson Technologies, Inc.; dated 1/29/97.

2.       Paragraph 4.2 (e)
         An agreement with respect to the voting of capital stock of the Company was made pursuant to and as provided in the Shareholders' Agreement and Standstill Agreement, each dated 1/29/97, between DuPont Chemical and Energy Operations, Inc., E.I. Dupont de Nemours & Company and Hudson Technologies, Inc.

3.       Paragraph 4.2 (f)
         Certain anti-dilution or other adjustment provisions were granted pursuant to and as provided in the Stock Purchase Agreement, Shareholders' Agreement, Standstill Agreement and Registration Agreement, each dated 1/29/97 between DuPont Chemical and Energy Operations, Inc., E.I. Dupont de Nemours & Company and Hudson Technologies, Inc.

4.       Paragraph 4.6 (b)
         (i)      a.  Sale of 75% ownership of ESS on 3/19/99
                  b.  The Affliliate Loan
         (ii) Except to the extent otherwise disclosed in the projected 1998 financial statements contained in the Confidential Information Memorandum, as amended (Item 1 to Schedule 4.)

5.       Paragraph 4.7
         (i)  None
         (ii) None
         A) In re Hudson Technologies, Inc. Securities Litigation, 98 Civ. 1616 (JFK), pending in United States District Court, Southern District of New York - Defendant's motion to dismiss consolidated complaint is sub judice
         B) United Water New York Inc. v. Hudson Technologies, Inc., Rockland County Supreme Court Index No. 3126/98 - Defendant's motion to dismiss certain causes of action in amended complaint is sub judice
         C) BNY Financial Corporation v. Hudson Technologies Inc., N.Y. County Supreme Court Index #602203/98 - currently in discovery
         D) Proceedings, discussions and negotiations with the NYSDEC for a protective order relative to Alleged contamination of groundwater and Ramapo Valley Aquifer, which is the subject of "B)" above

                                                                   EXHIBIT B   2
                                                                    To the Stock
                                                              Purchase Agreement


         E) Notice of Alleged Safety or Health Hazards, dated 2/3/99, received from Occupational Safety and Health Administration regarding Hillburn, NY facility. Notice issued in response to a complaint from an unnamed party, believed to be a former employee. A follow up meeting at the facility took place on March 26, 1999 indicating that a formal report will be received within two weeks. Verbal comments from representative identified approx. 10-12 primarily housekeeping and training items, all of which have been fully or partially addressed, which was so noted by representative at meeting.

6.       Paragraph 4.9
         (a) Company Health & Dental Insurance Plans issued by, respectively, the New England and Met Life; Hudson Technologies, Inc. 401 (K) through M & T Bank Hudson Technologies, Inc. 1994 & 1997 Stock Options Plans Hudson Technologies, Inc. Flexible Benefit Plan, including Dependent Care Assistance Plan and Medical Reimbursement Plan
         (k)  None

7.       Paragraph 4.12
         a.   EPA Certified Reclaimer pursuant to 40 CFR Part 82
         b. Certified Reclaimer under Air Conditioning and Refrigeration Institute ("ARI") Certified Reclaimer Program
         c.   State Contractor Licenses in States of California and Nevada
         d. New York State Waste Hauler Permit and Connecticut Waste Hauler Permit, plus soth other and various local permits as applicable
         e.   License Agreement with ARI for use of ARI logo
         f. License to use DuPont and SUVA trademarks pursuant to Segment Marketer Agreement with DuPont
         g. patents, trademarks, and copyrights as listed on attached Schedule of Patents, Trademarks and Copyrights

8.       Paragraph 4.13 - NONE

9.       Paragraph 4.14
         Real Property Owned:
         -    3200 S.E. 14th Ave., Ft. Lauderdale, Florida
         -    Leased Real Property:
         -    25 Torne Valley Road, Hillburn, New York
         -    One Brenner Drive, Congers, New York
         -    896 W. Champaign Street, Rantoul, Illinois
         -    1197 Airline Highway, Baton Rouge, La.
         -    2720 Westport Road, Charlotte, North Carolina
         -    5474 Williamsburg Drive, Punta Gorda, Florida
         -    3930 Stoney Brook, Houston, TX
         -    1402 20th Street, N.W., Suite #14, Auburn, WA

                                                                   EXHIBIT B   3
                                                                    To the Stock
                                                              Purchase Agreement


10.      Paragraph 4.22

         a. Former names: Refrigerant Reclamation Industries, Inc. Refrigerant Recovery Corporation of America, Inc. Refrigerant Reclamation Corporation of America, Inc. Hudson Technologies of TN, Inc. GRR Co., Inc., d/b/a Golden Refrigerant HT Holdings, Inc.
         b. Fictitious names: Hudson Technologies of New York Hudson Technologies of Tennessee Hudson Technologies Company of Tennessee

11.      Paragraph 4.23 & 5.3
         a.   Wm. Sword & Company Incorporated

                                                                   EXHIBIT B   4
                                                                    To the Stock
                                                              Purchase Agreement


                   SCHEDULE OF PATENTS, TRADEMARKS, COPYRIGHTS


TITLE-NAME                 TYPE             INVENTOR          OWNER             DATE ISSUED      NUMBER
----------                 ----             --------          -----             -----------      ------
Method & Apparatus
for Refrigerant
Reclamation                Patent           K. Zugibe         Hudson            1/3/95           5,377,499

Hydraulic System
for Recovering
Refrigerants               Patent           K. Zugibe         Hudson            4/2/96           5,502,974

Method & Apparatus
for Reclaiming a
Refrigerant                Patent           J. Todack         Hudson            6/11/91          5,022,230

Apparatus & Method
For Recovering Volatile
Refrigerants               Patent           K. Zugibe         Hudson            9/8/98           5,802,859

Method & Apparatus
For Sonic Cleaning of
Heat Exchangers            Patent Pending   K. Zugibe         Hudson            filed 8/12/98    App #60/096,296

Apparatus & Method
For Flushing a                              K. Zugibe &
Chiller System             Patent Pending   A. Mika           Hudson            filed 8/12/98    App #60,096,297

Apparatus & Method
For Flushing a                              C. Harkins &
Refrigeration System       Patent Pending   A. Mika           Hudson            filed 8/12/98    App #60/096,295

GLACIER                    Trademark        N/A               Hudson            filed 3/7/97     Ser #75/253240

ZUGIBEAST                  Trademark        N/A               Hudson            7/9/96           1,985,422

HTI                        Service Mark     N/A               Hudson            4/23/96          1,970,063
Trademark

HUDSONIC                   Service Mark     N/A               Hudson            filed 8/12/98    Ser. #75/535,057

R-SIDE                     Service Mark     N/A               Hudson            filed 8/6/98     Ser. #75/532,328
Trademark

REFRIGERANTSIDE            Service Mark     N/A               Hudson            filed 8/6/98     Ser. #75/532,327
Trademark

Hudson Technologies,       Service Mark
Inc.                       Trademark        N/A               Hudson            4/23/96          1,969,986


                                                                   EXHIBIT B   5
                                                                    To the Stock
                                                              Purchase Agreement


               SCHEDULE OF PATENTS, TRADEMARKS, COPYRIGHTS (cont.)



TITLE-NAME                 TYPE             INVENTOR          OWNER             DATE ISSUED      NUMBER
----------                 ----             --------          -----             -----------      ------
Refrigerant Journal
System                     Copyright        N/A               ESS               5/17/95          TX 4-016-447


Refrigerant Journal
System Software            Copyright        N/A               ESS               5/8/95           TX 692-039


Facility Refrigerant
Manager Training
Manual                     Copyright        N/A               ESS               6/26/95          TX 4-060-784

Refrigerant Management
Survey                     Copyright        N/A               ESS               6/29/95          TX 4-068-366

Refrigerant
Management Plan            Copyright        N/A               ESS               5/22/95          TX 4-052-551

Refrigerant Compliance
Manager                    Copyright        N/A               ESS               11/16/93         TX 3-683-597

Refrigerant Compliance
Manager                    Trademark        N/A               ESS               Filed 9/19/96    Ser. #75/168690

Refrigerant Journal
Software                   Trademark        N/A               ESS               10/21/97         Reg. #2,106,923

Facility Associate         Trademark        N/A               ESS               10/21/97         Reg. #2,106,926

Generator Associate        Trademark        N/A               ESS               10/28/97         Reg. #2,108,829

Manifest Associate         Trademark        N/A               ESS               10/28/97         Reg. #2,108,828

Transporter Associate      Trademark        N/A               ESS               11/18/97         Reg. #2,113,856


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HUDSON TECHNOLOGIES, INC.

                under Section 805 of the Business Corporation Law

                      ------------------------------------



                  The undersigned, being the Chairman and Chief Executive Officer and Secretary, respectively, of Hudson Technologies, Inc. (the "Corporation") hereby certify that:

                  A. The name of the Corporation is HUDSON TECHNOLOGIES, INC. The Corporation was formed under the name REFRIGERANT RECLAMATION INDUSTRIES, INC.

                  B. The Certificate of Incorporation was filed with the Department of State on January 10, 1991.

                  C. On March __, 1999, the Board of Directors of the Corporation duly adopted resolutions in order to designate the Series A Preferred Stock (as set forth in the resolution below).

                  D. The resolution contained herein has not been modified, altered or amended and is presently in full force and effect.

                  E. To effectuate the foregoing, Paragraph (5) of the Certificate of Incorporation, which refers to the authorized shares of the Corporation, is hereby amended by adding the following to the end of said Paragraph (5):

                  RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Paragraph 5 of the Certificate of Incorporation of the Corporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the foregoing series of the preferred stock, par value $.01 per share, which shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

                  1. Designation. Seventy-five thousand (75,000) shares of preferred stock, par value $.01 per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Series A Convertible Preferred Stock"; provided, however, that the Corporation shall issue any such shares in excess of sixty-five thousand (65,000) only to pay dividends on the Series A Preferred Stock as provided in Section 2(a)(i).

                  2. Dividends.

                  (a) Dividends on Series A Preferred Stock. The Corporation shall pay, when and as declared by the Corporation's Board of Directors, to the holders of the Series A Preferred Stock, out of the assets of the Corporation legally available therefor, dividends at the times, in the amounts and with such priorities as follows:

                      (i) Dividend Rate. Dividends on shares of Series A Preferred Stock will be payable in arrears in cash or, for the first eight fiscal quarters after the Issue Date, at the option of the Corporation, in additional shares of Series A Preferred Stock, at a rate per annum equal to (x) until the fifth anniversary of the Issue Date, 7.00% of the Preferred Liquidation Value thereof on the Dividend Payment Date and (y) on and after the fifth anniversary of the Issue Date, 16.00% of the Preferred Liquidation Value thereof on the Dividend Payment Date. Dividends will be calculated on the basis of a 360-day year.

                      (ii) Accrual of Dividends.

                      (A) Dividends on each share of Series A Preferred Stock shall accrue cumulatively on a daily basis from the Issue Date to the date on which the redemption or conversion of such share of Series A Preferred Stock shall have been effected, whether or not such dividends have been declared and whether or not there shall be (at the time such dividends became or become payable or any other time) profits, surpluses or other funds of the Corporation legally available for the payment of dividends.

                      (B) To the extent not paid on any Dividend Payment Date for any reason other than the Corporation's compliance with Section 2(b) hereof, all dividends which have accrued on any share of Series A Preferred Stock then outstanding during the period from and including the preceding Dividend Payment Date (or from and including the Issue Date in the case of the initial Dividend Payment Date) to (but excluding) such Dividend Payment Date shall be added on such Dividend Payment Date to the Preferred Liquidation Value of such share of Series A Preferred Stock (so that, without limitation, dividends shall thereafter accrue in respect of the amount of such accrued but unpaid dividends) and shall remain a part thereof until (but only until) such dividends are paid.

                      (iii) Payment Dates. Full cumulative dividends on the Series A Preferred Stock shall be payable semi-annually, on the last day of March and September in each year (each, a "Dividend Payment Date"). The first Dividend Payment Date shall be September 30, 1999. If any Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. An amount equal to the full cumulative dividends shall also be payable, in satisfaction of such dividend obligation, upon liquidation as provided under Section 3 hereof, and upon redemption as provided under Section 6 hereof. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of the dividends payable pursuant to this
         Section 2, which record date shall not be more than 60 days prior to the Dividend Payment Date.

                      (iv) Amounts Payable. The amount of dividends payable on Series A Preferred Stock on each Dividend Payment Date shall be the full cumulative dividends which are unpaid through and including such Dividend Payment Date. Dividends which are not paid for any reason whatsoever on a Dividend Payment Date shall cumulate until paid and shall be payable on the next Dividend Payment Date on which payment can lawfully be made (or upon liquidation or redemption as provided herein). Holders of shares of Series A Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend payment on the Dividend Payment Date fixed therefor, receive an amount equal to such dividend payment (consisting of all accumulated and unpaid dividends through the redemption date) on the date fixed for redemption. If for whatever reason all payments have not been made with respect to any share of Series A Preferred Stock as required by Section 3 on a distribution date or all payments have not been made with respect to any share of Series A Preferred Stock as required by Section 6 on a redemption date (other than because of a failure by the holder thereof to tender such shares for payment on such date), then, notwithstanding any other provision hereof, dividends shall continue to accumulate on such outstanding shares until paid.

                      (v) Compliance with Section 2(b). Notwithstanding any other provision hereof, any dividend not paid by the Corporation under this Section 2(a) because of the Corporation's compliance with Section 2(b) will be deemed paid under the provision of this Certificate of Amendment.

                  (b) Dividends on Common Stock. In the event that (i) the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (whether in cash, securities, rights to purchase securities or other property) on its Common Stock and (ii) such dividend or other distribution exceeds on a per share of Common Stock equivalent basis the amount payable on a share of Series A Preferred Stock on the Dividend Payment Date immediately following the declaration of such dividend or other distribution on the Common

Stock, the holders of the Series A Preferred Stock shall receive, in lieu of the dividend payable under Section 2(a) on such Dividend Payment Date, from the Corporation, with respect to each share of Series A Preferred Stock held, a dividend or distribution that is the same dividend or distribution that would be received by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible pursuant to the provisions of
Section 5 hereof on the record date for such dividend or distribution. Any such dividend or distribution shall be declared, ordered, paid or made on the Series A Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

                  (c) Limitation on Dividends, Repurchases and Redemptions. So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities, whether in cash, securities, rights to purchase securities or other property (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid), nor shall the Corporation or any of its Subsidiaries purchase, redeem or otherwise acquire for any consideration or make payment on account of the purchase, redemption or other retirement of any Parity Securities or Junior Securities, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Parity Securities or Junior Securities, unless with respect to all of the foregoing all dividends or other distributions to which the holders of Series A Preferred Stock shall have been entitled, pursuant to Sections 2(a) and 2(b) hereof, shall have been paid or declared and a sum of money has been set apart for the full payment thereof.

                  (d) Pro Rata Payments. In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and of any Parity Securities and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock and of any Parity Securities in proportion to the full amount to which they would otherwise be respectively entitled.

                  3. Preference on Liquidation.

                  (a) Liquidation Preference for Series A Preferred Stock. In the event that the Corporation shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, no distribution shall be made to the holders of shares of Common Stock or other Junior Securities (and no monies shall be set apart for such purpose) unless prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount per share equal to the greater of
(i) the sum of (x) the Liquidation Value, plus (y) all declared but unpaid dividends thereon through the date of distribution, (ii) ratable distributions determined with respect to the holders of Series A Preferred Stock and Common Stock on the basis of the number of shares of Common Stock into which such Series A Preferred Stock could be converted pursuant to the provisions of
Section 5 hereof immediately prior to such distribution and (iii) the Payment Amount, on a per share basis

(the greater of (i), (ii) and (iii) above is herein referred to as the "Series A Liquidation Preference").

                  (b) Pro Rata Payments. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Series A Liquidation Preference for each share of Series A Preferred Stock then outstanding and the full liquidating payments on all Parity Securities, then the assets of the Corporation remaining shall be ratably distributed among the holders of Series A Preferred Stock and of any Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

                  (c) Sale Not a Liquidation. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

                  (d) Notice of Liquidation. Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series D Preferred Stock at their respective addresses as shall appear on the records of the Corporation.

                  4. Voting.

                  (a) General. In addition to any voting rights provided in the Corporation's Certificate of Incorporation or by law, the Series A Preferred Stock shall vote together with the Common Stock as a single class on all actions to be voted on by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred Stock is then convertible; provided, however, that each holder of Series A Preferred Stock and Conversion Shares (as defined below in the definition of "Fleming Holders") hereby irrevocably constitutes Kevin J. Zugibe and Stephen P. Mandracchia, and each of them, as such holder's proxy, with full power of substitution in each of them, in the name, place and stead of such holder, to vote at all meetings of the stockholders of the Corporation (other than with respect to matters requiring a separate class vote of holders of the Series A Preferred Stock) that number of voting shares of the Corporation of all classes, including any now owned or hereafter acquired shares held by such holder and its Affiliates, in the aggregate, as shall exceed twenty-nine percent (29%) of the votes entitled to be cast by all stockholders of the Corporation (as contemplated in the first sentence of this Section 4(a)). Each such proxy is coupled with an interest. The holders of Series A

Preferred Stock shall be entitled to notice of any stockholder's meeting in accordance with the By-Laws of the Corporation.

                  (b) Board of Directors. The Corporation shall not, without the written consent or affirmative vote of the holders representing at least a majority of the shares of Series A Preferred Stock then outstanding, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of nine (9).

                  (c) Election of Directors. So long as the Fleming Holders hold at least thirty-five percent (35%) of the originally issued shares of Series A Preferred Stock, the Fleming Holders (or if no such shares are held by a Fleming Holder, any transferee of shares of Series A Preferred Stock consented to by the Corporation (which consent shall not be unreasonably withheld) (the "Permitted Preferred Transferee)), shall be entitled, but not required, to elect up to two
(2) directors of the Corporation. So long as the Fleming Holders hold at least twenty percent (20%), but less than thirty-five (35%) percent, of the originally issued shares of Series A Preferred Stock, the Fleming Holders (or if no such shares are held by a Fleming Holder, any Permitted Preferred Transferee), shall be entitled, but not required, to elect one (1) director of the Corporation. A director elected in accordance with this Section 4 is referred to as a "Preferred Director".

                  Holders of at least a majority of the outstanding shares of Series A Preferred Stock shall exercise their right, as described above, to elect each Preferred Director by written notice to the Corporation of the identity of the person nominated to serve as Preferred Director, and requesting the Corporation to call a meeting of the holders of Series A Preferred Stock to act upon such nomination. Each such nomination shall be subject to approval by the Corporation, such approval not to be unreasonably withheld. Promptly upon such request, the holders of Series A Preferred Stock, consenting or voting as a class (as the case may be), shall be entitled to elect a Preferred Director at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors until such time as holders of at least a majority of the outstanding shares of Series A Preferred Stock shall notify the Corporation in writing that they no longer wish to exercise their right to elect a Preferred Director.

                  At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, (x) the presence in person or by proxy (or the written consent) of the holders representing a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of such class for the election of a Preferred Director; and (y) the absence of the presence in person or by proxy (or written consent) of the holders representing less than a majority of the shares of Common Stock then outstanding shall not affect the right of a quorum of holders of Series A Preferred Stock to elect a Preferred Director. Any Preferred Director may be removed with or without cause by, and shall not be removed except by, the holders representing a majority of the shares of Series A Preferred Stock then outstanding, present in person or by proxy and voting at a meeting of stockholders, or of the holders of Series A

Preferred Stock called for that purpose, or by written consent signed by the holders representing a majority of the shares of Series A Preferred Stock then outstanding.

                  A vacancy in the directorship to be held by a Preferred Director shall be filled only by vote or written consent of the holders of the Series A Preferred Stock as provided above. Unless otherwise required by the laws of the State of New York, any holder or holders of at least a majority of the outstanding shares of Series A Preferred Stock shall have the right to call a meeting of the holders of Series A Preferred Stock of the Corporation for the purpose of electing a Preferred Director and filling vacancies of Preferred Directors.

                  5. Conversion. The holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into fully paid and nonassessable shares of Common Stock or any capital stock or other securities into which such Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification thereof as follows:

                  (a) Right to Convert. Subject to and upon compliance with the provisions of this Section 5, a holder of shares of Series A Preferred Stock shall have the right, at the option of such holder, at any time, to convert any or all of such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion rounded down to the nearest 1/100th of a share) obtained by dividing (i) the aggregate Liquidation Value of the shares to be converted, plus all declared but unpaid dividends thereon through the date of conversion (unless the holder of shares of Series A Preferred Stock being so converted shall have elected to receive any such dividends in respect of the shares being converted subsequent to conversion), by
(ii) the Conversion Price, and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 5. The Common Stock issuable upon conversion of the shares of Series A Preferred Stock, when such Common Stock shall be issued in accordance with the terms hereof, is hereby declared to be and shall be duly authorized, validly issued, fully paid and nonassessable Common Stock held by the holders thereof.

                  (b) Mechanics of Conversion. Each holder of Series A Preferred Stock that desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A Preferred Stock or Common Stock, accompanied by written notice to the Corporation that such holder elects to convert the same and stating therein the number of shares of Series A Preferred Stock being converted and whether all declared and unpaid dividends in respect of such shares shall be included in the calculation set forth in Section 5(a) hereof, and setting forth the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if such name or names shall be different from that of such holder. Thereupon, the Corporation shall issue and deliver at such office on the fifth succeeding Business Day after receipt of such certificate and notice (unless such conversion is in connection with an underwritten public offering of Common Stock, in which event concurrently with such conversion) to such holder or on such holder's written order, (i) a certificate or certificates for the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such holder is entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of such surrender of the shares to be converted (except that if such conversion is in connection with an underwritten public offering of Common Stock, then such conversion shall be deemed to have been effected upon such surrender) so that the rights of the holder thereof as to the shares being converted shall cease at such time except for (x) the right to receive shares of Common Stock and (y) if the holder of the shares being so converted shall have elected to receive dividends subsequent to such conversion, all accrued and unpaid dividends in accordance herewith, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.

                  (c) Conditional Conversion. Notwithstanding any other provision hereof, if conversion of any shares of Series A Preferred Stock is to be made in connection with a public offering of Common Stock or any transaction described in Section 5(d)(vii) hereof, the conversion of any shares of Series A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of the public offering or such transaction, in which case such conversion shall not be deemed to be effective until the consummation of such public offering or transaction.

                  (d) Adjustment of the Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

                      (i) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Issue Date, pays a stock dividend in shares of its Common Stock, issues any convertible debt securities, effects a subdivision of the outstanding Common Stock, combines the outstanding shares of Common Stock, issues by reclassification of shares of its Common Stock any shares of capital stock of the Corporation, makes a distribution of any of its assets (other than cash dividends payable out of earnings or retained earnings in the ordinary course of business) then, in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted so that each holder of shares of Series A Preferred Stock shall have the right to convert its shares of Series A Preferred Stock into the number of shares of Common Stock which it would have owned after the event had such shares of Series A Preferred Stock been converted immediately before the happening of such event. Any adjustment under this Section 5(d)(i) shall become effective retroactively immediately after the record date in the case of a dividend and distribution and shall become effective immediately after the effective date in the case of a issuance, subdivision, combination or reclassification. If the Corporation pays a stock dividend in shares of its Common Stock and the holders of the Series A Preferred Stock received such stock dividend pursuant to Section 2(b) hereof, the Conversion Price shall not be adjusted for such stock dividend under this Section 5(d)(i).

                      (ii) Issuance of Additional Shares of Stock. If the Corporation shall (except as hereinafter provided) issue or sell Additional Shares of Stock in exchange for consideration in an amount per Additional Share of Stock less than the Conversion Price in effect immediately prior to such issuance or sale of Additional Shares of Stock, then the Conversion Price as to the Common Stock into which the Series A Preferred Stock is convertible immediately prior to such adjustment shall be adjusted to equal the consideration paid per Additional Share of Stock. The provisions of this Section 5(d)(ii) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 5(d)(i) or which are dividends or distributions received by the holders of the Series A Preferred Stock pursuant to Section 2(b) hereof.

                      (iii) (A) Issuance of Warrants or Other Rights. If at any time (i) the Corporation shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell any warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration received for such warrants or other rights or such Convertible Securities shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be adjusted as provided in Section 5(d)(ii). No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities, upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

                            (B) Issuance of Convertible Securities. If at any time the Corporation shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to convert thereunder are immediately exercisable, and the consideration received for such Convertible Securities shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be adjusted as provided in Section 5(d)(ii). No adjustment of the Conversion Price shall be made under this Section 5(d)(iii)(B) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 5(d)(iii)(A). No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(d), no further adjustments of the Conversion Price shall be made by reason of such issue or sale.

                      (iv) Superseding Adjustments. If, at any time after any adjustment of the Conversion Price at which the Series A Preferred Stock is convertible shall have been made pursuant to Section 5(d)(iii) as a result of any issuance of warrants, rights or Convertible Securities,

                           (A) such warrants or rights, or the right of
                  conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                           (B) the consideration per share for which Additional
                  Shares of Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased (to an amount greater than that which triggered the adjustment of the Conversion Price pursuant to
                  Section 5(d)(iii)) solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event,

         then such previous adjustment shall be rescinded and annulled and the Additional Shares of Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants or rights or other Convertible Securities on the basis of

                           (C) treating the number of Additional Shares of Stock
                  or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                           (D) treating any such warrants or rights or any such
                  other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which Additional Shares of Stock or other property are issuable under such warrants or rights or other Convertible Securities;

                  whereupon a new adjustment of the Conversion Price at which the Series A Preferred Stock is convertible shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                      (v) Antidilution Adjustments Under Other Securities. Without limiting any other rights available hereunder to the holders of the Series A Preferred Stock, if there is an antidilution adjustment
         (i) under any Convertible Securities, whether issued prior to or after the Issue Date, or (ii) under any rights, options or warrants to purchase Additional Shares of Stock, whether issued prior to or after the Issue Date which, in either case, results in a reduction in the exercise or purchase price with respect to such security or rights or results in an increase in the number of Additional Shares of Stock obtainable under such Convertible Security, right, option or warrant, then an adjustment shall be made to the Conversion Price hereunder. Any such adjustment pursuant to this Section 5(d)(v) shall be by whichever of the following methods results in a lower Conversion Price: (A) a reduction in the Conversion Price equal to the percentage reduction in such exercise or purchase price with respect to such Convertible Security, right, option or warrant or (B) a reduction in the Conversion Price which will result in the same percentage increase in the number of shares of Common Stock available hereunder as the percentage increase in the number of Additional Shares of Stock available under such Convertible Security, right, option or warrant. Any such adjustment under this Section 5(d)(v) shall only be made if it would result in a lower Conversion Price than that which would be determined pursuant to any other antidilution adjustment otherwise required hereunder as a result of the event or circumstance which triggered the adjustment to such Convertible Security, right, option or warrant, and if an adjustment is made pursuant to this Section 5(d)(v), such other antidilution adjustment otherwise required hereunder shall not be made as a result of such event or circumstance.

                      (vi) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to making adjustments to the shares of Common Stock into which the Series A Preferred Stock is convertible and the Conversion Price at which the Series A Preferred Stock is convertible provided for in this Section 5(d):

                           (A) Computation of Consideration. To the extent that
                  any Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof, to the extent such amounts shall exceed in any such case five percent (5%) of the amount of cash received, subscription price or public offering price). To the extent that such issuance shall be for a consideration other than cash, then except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. In case any Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Corporation, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights plus the additional consideration payable to the Corporation upon exercise of such warrants or other rights. The consideration for any Additional Shares of Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Corporation shall be deemed to have received for such Additional Shares of Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                           (B) When Adjustments to Be Made. The adjustments
                  required by this Section 5(d) shall be made whenever and as often as any event requiring an adjustment shall occur, except that any adjustment of the Conversion Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(d)(i)) up to, but not beyond, the date of exercise if such adjustment either by itself or with other adjustments not previously made amount to a change in the Conversion Price of less than $.05. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5(d) and not previously made, would result in a minimum adjustment or on the date of conversion. For the purpose of any adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (C) Fractional Interests. In computing adjustments
                  under this Section 5(d), fractional interests in the Common Stock shall be taken into account to the nearest 1/100th of a share.

                           (D) Challenge to Good Faith Determination. Whenever
                  the Board of Directors of the Corporation shall be required to make a determination in good faith of the fair value of any item under this Section 5(d), such determination may be challenged in good faith by (1) any holder of thirty percent (30%) or more of Series A Preferred Stock or (2) a Designated Entity, and any dispute shall be resolved by an investment banking firm of recognized national standing jointly selected by the Corporation and such holder or Designated Entity. The fees of such investment banker shall be borne by such holder or Designated Entity unless the Corporation's calculation is determined to be understated by five percent (5%) or more.

                      (vii) Reorganization, Reclassification, Merger or Consolidation. If the Corporation shall at any time reorganize or reclassify the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidate with or merge into another corporation (where the Corporation is not the continuing corporation after such merger or consolidation), the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to a holder upon such reorganization, reclassification, consolidation or merger had such holder converted its Series A Preferred Stock immediately prior to such reorganization, reclassification, consolidation or merger (subject to subsequent adjustments under Section 5(d) hereof). The Conversion Price upon such conversion shall be the Conversion Price that would otherwise be in effect pursuant to the terms hereof. Notwithstanding anything herein to the contrary, the Corporation will not effect any such reorganization, reclassification, merger or consolidation unless prior to the consummation thereof, the corporation which may be required to deliver any stock, securities or other assets upon the conversion of the Series A Preferred Stock shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the holders of the Series A Preferred Stock. A sale, transfer or lease of all or substantially all of the assets of the Corporation to another person shall be deemed a reorganization, reclassification, consolidation or merger for the foregoing purposes.

                      (viii) Exceptions to Adjustment of Conversion Price. Anything herein to the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price in the case of Additional Shares of Stock.

                      (ix) Chief Financial Officer's Opinion. Upon each adjustment of the Conversion Price, and in the event of any change in the rights of a holder of Series A Preferred Stock by reason of other events herein set forth, then and in each such case, the Corporation will promptly obtain an opinion of the chief financial officer of the Corporation, stating the adjusted Conversion Price, or specifying the other shares of the Common Stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Corporation will promptly mail a copy of such opinion to the holders of Series A Preferred Stock. If a holder of thirty percent (30%) or more of Series A Preferred Stock or a Designated Entity disagrees with such calculation, the Corporation agrees to obtain within forty-five (45) Business Days an opinion of a firm of independent certified public accountants selected by the Corporation's Board of Directors and acceptable to such holder to review such calculation and the opinion of such firm of independent certified public accountants shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Conversion Price. The fees of such accountants shall be borne by such holder or Designated Entity unless the calculation of the chief financial officer of the Corporation is determined to be understated by five percent (5%) or more.

                      (x) Corporation to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Corporation, which in the good faith opinion of its Board of Directors or a majority of the holders of the Series A Preferred Stock are not adequately covered by the provisions of this Section 5(d), and which might materially and adversely affect the exercise rights of the holders of the Series A Preferred Stock, the Board of Directors of the Corporation shall appoint such firm of independent certified public accountants acceptable to a majority of the holders of the Series A Preferred Stock, which shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 5(d), necessary with respect to the Conversion Price, so as to preserve, without dilution (other than as specifically contemplated by the Certificate of Incorporation), the exercise rights of the holders of the Series A Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Corporation shall forthwith make the adjustments described therein.

                  (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 5 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                  (f) No Fractional Share Adjustments. No fractional shares shall be issued upon conversion of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock is to be converted at one time by the same stockholder, the number of full shares issuable upon such conversion shall be computed on the basis of the aggregate amount of the shares to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price per share of Common Stock at the close of business on the day of conversion which such shares of Series A Preferred Stock would be convertible into on such date.

                  (g) Shares to be Reserved. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of New York, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized but unissued Common Stock shall be insufficient to permit the conversion in full of the Series A Preferred Stock.

                  (h) Taxes and Charges. The Corporation will pay any and all issue or other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the Series A Preferred Stock, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (i) Accrued Dividends. Upon conversion of any shares of Series A Preferred Stock, the holder thereof shall be entitled to receive any accrued but unpaid dividends in respect of the shares of Series A Preferred Stock so converted to the date of such conversion.

                  (j) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such shares of Series A Preferred Stock.

                  6. Redemption

                  (a) Redemption Price. Any redemption of the Series A Preferred Stock pursuant to Section 6(b) shall be at a price per share equal to the Liquidation Value plus all declared but unpaid dividends thereon through the redemption date (the "Mandatory Redemption Price"). Any redemption of the Series A Preferred Stock pursuant to Section 6(d) shall be at a price per share equal to the Series A Liquidation Preference, except that, for purposes of calculation of the redemption price under this Section 6(a), clause (ii) of the definition of Series A Liquidation Preference in Section 3(a) hereof shall provide for the amount per share such holders would have received if such holders had converted their shares of Series A Preferred Stock into shares of Common Stock immediately prior to the Fundamental Change (the "Optional Redemption Price"). The Mandatory Redemption Price shall be paid, at the election of the Corporation, in cash or shares of Common Stock which have been registered under a registration statement under the Securities Act of 1933, as amended, which registration statement is effective, provided, that, for purposes of calculating the number of shares of Common Stock to be received by each holder of Series A Preferred Stock, each such share of Common Stock shall be valued at 90% of the Market Price.

                  (b) Redemption at the Corporation's Option. Subject to Section 6(a) hereof, the Corporation may, it its option, redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock at the Mandatory Redemption Price on March 31, 2004.

                  (c) Procedures for Redemption at the Corporation's Option. In the event the Corporation shall redeem shares of Series A Preferred Stock pursuant to Section 6(b), the Corporation shall give written notice of such redemption by first class mail, postage prepaid, mailed not less than thirty
(30) nor more than ninety (90) days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state:
(i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the Mandatory Redemption Price or Optional Redemption Price, as the case may be; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Mandatory Redemption Price or Optional Redemption Price, as the case may be; (v) that payment will be made upon presentation and surrender of such Series A Preferred Stock; (vi) the then current Conversion Price; (vii) that dividends on the shares to be redeemed shall cease to accrue following such redemption date; (viii) that such redemption is mandatory, if pursuant to Section 6(b); and (ix) that dividends, if any, accrued to and including the date fixed for redemption will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in the payment of the Mandatory Redemption Price or Optional Redemption Price, as the case may be (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (A) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (B) such shares shall be deemed no longer outstanding and (C) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation (i) any moneys payable upon redemption without interest thereon and
(ii) any shares of Series A Preferred Stock and Common Stock pursuant to Section 6(a) hereof) shall cease.

                  Upon surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable Mandatory Redemption Price.

                  Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 6 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the third (3rd) Business Day preceding the redemption date, give written notice to the Corporation pursuant to Section 5(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 5 hereof.

                  (d) Redemption at Option of Holder Upon a Fundamental Change. Subject to Section 6(a) hereof, if a Fundamental Change occurs, each holder of Series A Preferred Stock shall have the right, at the holder's option, to require the Corporation to repurchase all of such holder's Series A Preferred Stock, or any portion thereof, on the date (the "Repurchase Date") selected by the Corporation that is not less than ten (10) nor more than twenty (20) days after the Final Surrender Date, at a price per share equal to the Optional Redemption Price. The Corporation agrees that it will not complete any Fundamental Change unless proper provision has been made to satisfy its obligations under this Section 6(d).

                  (e) Notice of Fundamental Change. Within thirty (30) days after the occurrence of a Fundamental Change, the Corporation shall mail to all holders of record of the Series A Preferred Stock a notice in the manner and containing the information set out in Section 6(c), except that, for purposes of this Section 6(e), such notice shall also describe the occurrence of such Fundamental Change and the repurchase right arising as a result thereof. To exercise the repurchase right, a holder of Series A Preferred Stock must surrender, on or before the date which is, subject to any contrary requirements of applicable law, thirty (30) days after the date of mailing of the notice from the Corporation (the "Final Surrender Date"), the certificates representing the Series A Preferred Stock with respect to which the right is being exercised, duly endorsed for transfer to the Corporation, together with a written notice of election.

                  (f) Election Irrevocable. An election by a holder of Series A Preferred Stock to have the Corporation repurchase shares of Series A Preferred Stock pursuant to Section 6(d) shall become irrevocable at the close of business on the relevant Repurchase Date.

                  7. Shares to be Retired. Any share of Series A Preferred Stock converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series A Preferred Stock.

                  8. Preemptive Rights.

                  (a) Except (i) for issuances of pro rata dividends to all holders of Common Stock, (ii) stock issued to employees, officers or directors in connection with management options or incentive plans approved by the Board of Directors, (iii) stock issued in connection with any merger, acquisition or business combination or (iv) stock issued for consideration amounting to less than $500,000 in any single transaction where the purchase price is not less than the then applicable Conversion Price, provided that the aggregate amount of all such transactions shall not exceed $1,000,000, the holders of the Series A Preferred Stock, in order to enable such holders to maintain their fully diluted percentage ownership of the Corporation, shall have preemptive rights, as hereinafter set forth, to purchase any capital stock, including any warrants or securities convertible into capital stock, of the Corporation hereafter issued by the Corporation so that a holder of the Series A Preferred Stock shall hereafter be entitled to acquire a percentage of capital stock which is hereafter issued equal to the same percentage of the issued and outstanding Common Stock of the Corporation as is held (directly or obtainable upon conversion of the Series A Preferred Stock) by such holder of Series A Preferred Stock immediately prior to the date on which the capital stock is to be issued. As used herein, "issue" (and variations thereof) includes sales and transfers by the Corporation of treasury shares.

                  (b) The Corporation shall, before issuing any additional capital stock (other than the exceptions referred to in Section 8(a) hereof), give written notice thereof to the holders of the Series A Preferred Stock. Such notice shall specify what type of instrument the Corporation intends to issue and the consideration which the Corporation intends to receive therefor. For a period of twenty (20) days following receipt by the holders of the Series A Preferred Stock of such notice, the Corporation shall be deemed to have irrevocably offered to sell to the holders of the Series A Preferred Stock a sufficient number of shares of such capital stock so that the holders of the Series A Preferred Stock, if such holders elect to acquire such shares as hereinafter set forth, shall be capable of acquiring the same percentage of such shares as the percentage of Common Stock beneficially owned (directly or obtainable upon conversion of the Series A Preferred Stock) by such holders immediately prior to the proposed issuance. In the event any such offer is accepted, in whole or in part, by the holders of the Series A Preferred Stock, the Corporation shall sell such shares to holders of the Series A Preferred Stock for the consideration and on the precise terms set forth in the Corporation's notice (given under the first two sentences of this paragraph). In the event that one or more holders of the Series A Preferred Stock elects not to, or fails to, exercise its rights under this Section 8(b) within the twenty
(20) day period, then the Corporation may issue the remaining shares of capital stock to third persons but only for the same consideration set forth in the Corporation's notice (given under the first two sentences of this paragraph) and no later than sixty (60) days after the expiration of such twenty (20) day period. The closing for such transaction shall take place as proposed by the Corporation with respect to the shares of capital stock proposed to be issued, at which closing the Corporation shall deliver certificates for the shares of capital stock in the respective names of the holders of the Series A Preferred Stock against receipt of the consideration therefor.

                  (c) Notwithstanding any other provision hereof, (i) the preemptive rights granted to holders of Series A Preferred Stock by this Section 8 shall terminate with respect to a share of Series A Preferred Stock upon the conversion or redemption of such share of Series A Preferred Stock in accordance with the provisions hereof and (ii) the holders of Series A Preferred Stock and Conversion Shares shall not increase the fully diluted percentage ownership of the Corporation beyond such level as exists immediately following the Issue Date, whether by operation of the provisions of Section 2 or 5 hereof, through an open market purchase or otherwise, except where the Corporation (a) determines to pay dividends in additional shares of Series A Preferred Stock as permitted by Section 2(a)(i), (b) is in financial distress and chooses to issue securities to such holders, (c) repurchases outstanding shares of its capital stock or takes other corporate action having a similar effect or (d) pursuant to
Section 5(d), has issued or sold Additional Shares of Stock in exchange for consideration in an amount per Additional Share of Stock less than the Conversion Price in effect immediately prior to such issuance or sale.

                  9. Call

                  (a) Call at the Corporation's Option. Subject to the other provisions of this Section 9, on any date beginning two years after the Issue Date, the Corporation shall have the right to purchase all (but not less than all) outstanding shares of Series A Preferred Stock (the "Call"), provided, however, that (i) the Market Price of a share of Common Stock is equal to, or greater than, an amount equal to 250% of the then applicable Conversion Price and (ii) the Common Stock has traded, on the principal market for the Common Stock, with an average daily volume in excess of 20,000 shares for a period of 30 consecutive days ending on the day immediately prior to such date. Any purchase of the Series A Preferred Stock pursuant to this Section 9(a) shall be at a price per share of Series A Preferred Stock equal to the Mandatory Redemption Price.

                  (b) Procedures for Call at the Corporation's Option. The Corporation's right to Call the Series A Preferred Stock pursuant to Section 9(a) shall be conditioned upon the Corporation giving notice (the "Call Notice"), by first class mail, postage prepaid, of the exercise of the Call to the holders of the Series A Preferred Stock not less than twenty five (25) days prior to the date of the exercise of the Call (the "Call Date"). Each Call Notice shall state: (i) the Call Date; (ii) the Mandatory Redemption Price;
(iii) the place or places where certificates for such shares are to be surrendered for payment of the Mandatory Redemption Price; (iv) that payment will be made upon presentation and surrender of such Series A Preferred Stock;
(v) the then current Conversion Price and the date on which the right to convert such shares of Series A Preferred Stock will expire; (vi) that dividends on the shares to be purchased shall cease to accrue following such Call Date; (vii) that such Call is mandatory; and (viii) that dividends, if any, accrued to and including the Call Date will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the Call Date, unless the Corporation shall be in default in the payment of the Mandatory Redemption Price (including any accrued and unpaid dividends to (and including) the Call Date), (A) dividends on the shares of the Series A Preferred Stock shall cease to accrue, (B) such shares shall be deemed no longer outstanding and (C) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation (i) any moneys payable upon exercise of the Call without interest thereon and (ii) any shares of Common Stock pursuant to Section 5 hereof) shall cease.

                  Upon surrender in accordance with the Call Notice of the certificates for any such shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Call Notice shall so state), such shares shall be purchased by the Corporation at the applicable Mandatory Redemption Price.

                  Notwithstanding the foregoing, if the Call Notice has been given pursuant to this Section 9 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the twentieth (20th) day after receipt of such Call Notice, give written notice to the Corporation pursuant to
Section 5(b) hereof of the conversion of any or all of the shares to be purchased held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then (i) the conversion of such shares to be purchased shall become effective as provided in
Section 5 hereof and (ii) the Corporation's right to Call such shares to be purchased shall terminate.

                  10. Definitions. As used herein, the following terms shall have the respective meanings set forth below:

                      "Additional Shares of Stock" means all shares of Common Stock issued by the Corporation after the Issue Date, other than (i) Common Stock to be issued upon conversion of the Series A Preferred Stock, (ii) 500,000 shares of Common Stock reserved for issuance under future stock option plans that may be approved and (iii) 2,044,529 shares of Common Stock reserved or to be reserved for issuance under stock options, stock option plans or warrants in effect as of the date of the resolution pursuant to which this Certificate of Amendment has been adopted.

                      "Affiliate", when used with respect to any Person, means
         (i) if such Person is a corporation, any officer or director thereof (other than a director elected pursuant to Section 4 hereof) and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act of 1934, as amended) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and
         (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                      "Business Day" means any day other than a Saturday, Sunday or any day on which banks in the State of New York are authorized or obligated to close.

                      "Call" shall have the meaning set forth in Section 9(a).

                      "Call Date" shall have the meaning set forth in Section 9(b).

                      "Call Notice" shall have the meaning set forth in Section 9(b).

                      "Common Stock" means the Corporation's Common Stock, par value $.01 per share, and shall also include any common stock of the Corporation hereafter authorized and any capital stock of the Corporation of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Corporation or which has ordinary voting power for the election of directors of the Corporation.

                      "Conversion Price" means the Conversion Price per share of Common Stock into which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 5 hereof. The initial Conversion Price will be $2.375.

                      "Convertible Securities" means evidences of indebtedness, shares of preferred stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Stock, either immediately or upon the occurrence of a specified date or a specified event, other than the Series A Preferred Stock.

                      "Designated Entity" means, in connection with the rights of any Person holding less than thirty percent (30%), in the aggregate, of the originally issued Shares and Conversion Shares (as such terms are defined below in the definition of "Fleming Holders"), (i) as long as any Shares or Conversion Shares are held by any Person identified in clause (i) or (ii) of the definition of "Fleming Holders", Fleming Capital Management, 320 Park Avenue, New York, NY 10022, Attention: Robert L. Burr and (ii) if no Shares or Conversion Shares are held by a Person identified in clause
         (i) or (ii) of the definition of "Fleming Holders", the entity designated by the Transferee holding the largest number of such shares, provided, that such Transferee owns thirty percent (30%) or more, in the aggregate, of the originally issued Shares and Conversion Shares (in which case such Transferee shall provide notice to the Corporation of such entity). For so long as no Shares or Conversion Shares are held by any Person identified in clause (i) or (ii) of the definition of "Fleming Holders" and no Person holds thirty percent (30%) or more, in the aggregate, of the originally issued Shares and Conversion Shares, there shall be no Designated Entity. For purposes of this definition of "Designated Entity," the calculation of a Person's percentage holdings of Conversion Shares shall be determined based upon the number of Shares from which such Conversion Shares derived.

                      "Final Surrender Date" shall have the meaning set forth in
         Section 6(e).

                      "Fleming Funds" means Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

                      "Fleming Holders" means (i) the Fleming Funds, (ii) any Affiliate, officer or employee of an Affiliate or investment fund managed by an Affiliate of the Fleming Funds to which the Fleming Funds may transfer record and/or beneficial ownership of any shares of Series A Preferred Stock (the "Shares") or any shares of Common Stock obtained or obtainable upon conversion of the Shares (the "Conversion Shares") and (iii) any transferee of Shares or Conversion Shares from a Person named in clause (i) or (ii) hereof (provided that such transferee is consented to by the Corporation, such consent not to be unreasonably withheld), other than a transferee of Shares or Conversion Shares sold in either a public offering pursuant to a registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act. The "Conversion Shares" shall include any capital stock or other securities into which Conversion Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Conversion Shares.

                      "Fundamental Change" means any of the following events:

                            (i) the sale (or functional equivalent of a sale) of all or substantially all of the assets of the Corporation;

                            (ii) any event (A) which results in the registration of the Corporation's Common Stock under the Securities Exchange Act of 1934, as amended, to be no longer required; (B) requiring the Corporation to make a filing under Section 13(e) of the Securities Exchange Act of 1934, as amended; (C) reducing substantially or eliminating the public market for shares of Common Stock of the Corporation; or (D) causing a delisting of the Corporation's Common Stock from the Nasdaq Stock Market;

                            (iii) any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation or any other business combination involving the Corporation which results in the holders of the Corporation's stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing (x) fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors or (y) fifty percent (50%) or less of the total value of all capital stock of such surviving corporation; or

                      (iv) the commencement by the Corporation of a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law; the consent by the Corporation to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property; any assignment by the Corporation for the benefit of its creditors; any admission by the Corporation in writing of its inability to pay its debts generally as they become due; the entry of a decree or order for relief in respect of the Corporation by a court having jurisdiction in the premises in an involuntary case under Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up; or the liquidation, dissolution or winding up of the Corporation under any other circumstances.

                  "Issue Date" means, as to any share of Series A Preferred Stock, the date of original issuance thereof by the Corporation.

                      "Junior Securities" mean the Common Stock and any other class of capital stock or series of preferred stock existing on the date hereof or hereafter created by the Corporation which does not expressly provide that it ranks senior to or pari passu with the Series A Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

                      "Liquidation Value" means $100 per share with respect to the Series A Preferred Stock.

                      "Mandatory Redemption Price" shall have the meaning set forth in Section 6(a).

                      "Market Price" means, as to any security on the date of determination thereof, the average of the closing prices of such security's sales on all principal United States securities exchanges on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on any day, the last trading price of such security on such day, or if such there is no such price, the average of the bid and asked prices at the end of such day, on the Nasdaq Stock Market, in each such case averaged for a period of thirty
         (30) consecutive calendar days prior to the day when the Market Price is being determined. Notwithstanding the foregoing, with respect to the issuance of any security by the Corporation in an underwritten public offering, the Market Price shall be the per share purchase price paid by the underwriters. If at any time such security is not listed on any exchange or the Nasdaq Stock Market, the Market Price shall be deemed to be the fair value thereof determined by an investment banking firm of nationally recognized standing selected by the Board of Directors of the Corporation and acceptable to holders of a majority of the Series A Preferred Stock, as of the most recent practicable date when the determination is to be made, taking into account the value of the Corporation as a going concern, and without taking into account any lack of liquidity of such security or any discount for a minority interest.

                      "Optional Redemption Price" shall have the meaning set forth in Section 6(a).

                      "Parity Securities" mean any class of capital stock or series of preferred stock existing on the date hereof or hereafter created by the Corporation, with the prior written consent of the Fleming Holders, which expressly provides that it ranks pari passu with the Series A Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

                      "Payment Amount" means such amount as is necessary to cause the net present value to equal zero as of any date of all Cash Inflows and all Cash

         Outflows (each as defined below) with respect to the Series A Preferred Stock being repurchased pursuant to Section 6 or held on the date of the distribution pursuant to Section 3, as the case may be, when calculated with an annual interest rate (compounded annually) equal to twelve percent (12%). "Cash Inflows" as used herein means all cash payments, including the Payment Amount, received by the holders of the Series A Preferred Stock as a dividend or distribution with respect to, or as consideration for the sale of, such Series A Preferred Stock (whether such payments are received from the Corporation or any other Person). "Cash Outflows" as used herein means the sum of all cash payments made by the holders of the Series A Preferred Stock to the Corporation to acquire such Series A Preferred Stock. (For the avoidance of doubt, Cash Inflows and Cash Outflows with respect to any Series A Preferred Stock not included in the Series A Preferred Stock being repurchased pursuant to Section 6 hereof as part of the transaction for which the Payment Amount is then being calculated shall not be included in the Cash Inflows and Cash Outflows used to make such calculation (for purposes of Section 6 only), and only the Cash Inflows and Cash Outflows with respect to the Series A Preferred Stock which are then being repurchased pursuant to Section 6 hereof in the transaction for which the Payment Amount is then being calculated shall be used in the Cash Inflows and Cash Outflows used to make such calculation (for purposes of Section 6 only).)

                      "Permitted Preferred Transferee" shall have the meaning set forth in Section 4(c).

                      "Person or "person" shall mean an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

                      "Preferred Director" or "Preferred Directors" shall have the meaning set forth in Section 4(c).

                      "Preferred Liquidation Value", with respect to any share of Series A Preferred Stock as of a particular date, means the sum of $100 plus an amount equal to any accrued and unpaid dividends on such share of Series A Preferred Stock added to the Preferred Liquidation Value of such share of Series A Preferred Stock on any Dividend Payment Date pursuant to Section 2(a)(ii)(B) and not thereafter paid.

                      "Repurchase Date" shall have the meaning set forth in
         Section 6(d).

                      "Securities Act" shall mean the Securities Act of 1933, as amended.

                      "Series A Liquidation Preference" shall have the meaning set forth in Section 3(a).

                      "Series A Preferred Stock" shall have the meaning set forth in the resolution paragraph in the preamble.

                      "Stock Purchase Agreements" mean each of the two Stock Purchase Agreements dated as of the date hereof between the Corporation and the purchaser listed on the signature page of each such Agreement.

                      "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Corporation.

                      "Transferees" shall mean any transferee (except for a Fleming Holder) of Shares or Conversion Shares (as such terms are defined within the definition of "Fleming Holders") from a Fleming Holder. Transferees shall not include a transferee of Shares or Conversion Shares sold in either a public offering pursuant to a registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

                  11. Notices. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given and received (i) upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 5(b) hereof or in the case of a notice of redemption at the holder's option given to the Corporation as contemplated in Section 6(d) hereof, or (ii) in all other cases, upon the earlier of (x) receipt of such notice, (y) three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) or
(z) the Business Day following sending such notice by overnight courier, in any case with postage or delivery charges prepaid, addressed: if to the Corporation, to its offices at 275 North Middletown Road, Pearl River, NY 10965, Attention:
Stephen P. Mandracchia, or to an agent of the Corporation designated as permitted by the Certificate of Incorporation, or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder of the Series A Preferred Stock as listed in the stock record books of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, we have hereunto executed this Certificate of Amendment and do affirm the foregoing as true under the penalties of perjury this ___ day of March, 1999.

                                  HUDSON TECHNOLOGIES, INC.


                                  By:_____________________________________
                                     Name:  Kevin J. Zugibe
                                     Title: Chairman and Chief Executive Officer





                                  By:_____________________________________
                                     Name:  Stephen P. Mandracchia
                                     Title: Secretary

================================================================================






                          REGISTRATION RIGHTS AGREEMENT

                                      dated

                                 March 30, 1999


                                      among


                           Hudson Technologies, Inc.,

                      Fleming US Discovery Fund III, L.P.,

                                       and

                  Fleming US Discovery Offshore Fund III, L.P.





================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I    DEMAND REGISTRATIONS............................................1
             1.1        Requests for Registration............................1
             1.2        Limitations on Demand Registrations..................2
             1.3        Effective Registration Statement.....................3
             1.4        Priority on Demand Registrations.....................3
             1.5        Selection of Underwriters............................3
             1.6        Other Registration Rights............................3

ARTICLE II   OTHER REGISTRATIONS.............................................4
             2.1        Right to Piggyback...................................4
             2.2        Priority on Primary Registrations....................4
             2.3        Priority on Secondary Registrations..................4
             2.4        Other Registrations..................................5

ARTICLE III  REGISTRATION PROCEDURES.........................................5

ARTICLE IV   REGISTRATION EXPENSES...........................................9
             4.1        Company's Fees and Expenses..........................9
             4.2        Fees of Counsel to Holders...........................9

ARTICLE V    UNDERWRITTEN OFFERINGS..........................................9
             5.1        Demand Underwritten Offerings........................9
             5.2        Incidental Underwritten Offerings...................10

ARTICLE VI   INDEMNIFICATION................................................10
             6.1        Indemnification by the Company......................10
             6.2        Indemnification by Holders..........................11
             6.3        Indemnification Procedures..........................12
             6.4        Indemnification of Underwriters.....................13
             6.5        Contribution........................................13
             6.6        Timing of Indemnification Payments..................14

ARTICLE VII  RULE 144.......................................................14

ARTICLE VIII  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS...................15

ARTICLE IX    MERGERS, ETC..................................................15

                                                                          Page
                                                                          ----

ARTICLE X    DEFINITIONS....................................................15

ARTICLE XI   MISCELLANEOUS..................................................17
             11.1       No Inconsistent Agreements..........................17
             11.2       Adjustments Affecting Registrable Securities........17
             11.3       Remedies............................................18
             11.4       Amendments and Waivers..............................18
             11.5       Successors and Assigns..............................18
             11.6       Notices.............................................18
             11.7       Headings............................................19
             11.8       Gender..............................................19
             11.9       Invalid Provisions..................................20
             11.10      Governing Law.......................................20
             11.11      Counterparts........................................20

                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement is dated as of March 30, 1999, among Hudson Technologies, Inc., a New York corporation (the "Company"), Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. (collectively, the "Fleming Funds"). The Fleming Funds, any Fleming Holder and any Transferee are collectively referred to herein as the "Investors" and, individually, an "Investor." Capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in Article X.


                               W I T N E S S E T H:


                  WHEREAS, simultaneously herewith, the Fleming Funds have purchased an aggregate of 65,000 shares of Series A Preferred Stock pursuant to the terms of the Stock Purchase Agreements;

                  WHEREAS, it is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreements that the Company and the Fleming Funds enter into this Agreement whereby the Company shall grant, and the Investors shall obtain, the rights relating to the registration of the Registrable Securities under the Securities Act, as set forth in this Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I
                              DEMAND REGISTRATIONS

                  1.1 Requests for Registration. Subject to Section 1.2, at any time and from time to time on or after the date hereof, the Fleming Holders may request registration under the Securities Act of all or part of their Registrable Securities (i) on Form S-1 or any similar long- form registration ("Long-Form Demand Registrations"), or (ii) on Form S-3 or any similar short-form registration ("Short-Form Demand Registrations") if the Company qualifies to use such short form (and the Company will use its best efforts to make short-form registration statements available for the sale of Registrable Securities). Thereafter, the Company will use its best efforts to promptly effect the registration of such Registrable Securities under the Securities Act on the form requested by the holder or holders making such registration request. All registrations requested pursuant to this Section 1.1 are referred to herein as "Demand Registrations." Upon receipt of a request for a Demand Registration, the Company will give prompt written notice (in any event within five (5) Business Days after its receipt of such request) of the request for a Demand Registration to all holders of Registrable Securities not making such request and will include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the receipt of the Company's notice. The holders of the Registrable Securities making any such registration request may, at any time prior to the effective date of the registration statement relating to any Demand Registration, revoke such Demand Registration request by providing written notice to the Company. In the event the holders of the Registrable Securities exercise such revocation right without reasonable basis after the Company has filed a registration statement pursuant to such request, such holders shall bear the Registration Expenses (as defined below) incurred by the Company in connection with any subsequent Long-Form Demand Registration request made hereunder. For purposes of this Section 1.1, the term "reasonable basis" means (i) the occurrence of any event or series of events that become known to such holders after making their Demand Registration request and that, in the reasonable judgment of such holders, constitute a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis, (ii) with respect to the period from the date of any request for the Demand Registration to the date of such revocation, a reduction of ten percent (10%) or more in the market price per share of any class of Registrable Securities (calculated as the average of the closing price for the five most recent consecutive trading days) or (iii) receipt by the Company of the opinion of the managing underwriters referred to in Section 1.4 and reduction pursuant thereto of ten percent (10%) of the Registrable Securities with respect to which a Demand Registration had been requested.

                  1.2 Limitations on Demand Registrations. (a) The holders of the Registrable Securities shall be entitled to (i) one (1) Long-Form Demand Registration and (ii) any number of Short-Form Demand Registrations.

                  (b) The Company shall be entitled to postpone for a reasonable period of time not to exceed forty-five (45) days the filing of any registration statement otherwise required to be prepared and filed by it if, at the time it receives a Demand Registration request, the Board of Directors of the Company determines, in its reasonable good faith judgment, that such registration would materially interfere with a business or financial transaction of substantial importance to the Company (other than an underwritten public offering of its securities), including, without limitation, any such transaction involving a material acquisition, consolidation, merger or corporate reorganization then pending or proposed by its Board of Directors involving the Company, and the Company promptly gives the holders of the Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay; provided, however, that the Company shall not be entitled to postpone filing a registration statement in response to a Demand Registration for the twelve (12) months following the expiration of such forty-five day period. In the event the filing of any registration statement is postponed pursuant to this paragraph, the holder or holders of the Registrable Securities making a registration request shall have the right to withdraw such Demand Registration request by giving written notice to the Company within thirty (30) days after receipt of the notice of postponement (and, in the event of such withdrawal, the right of the holders of the Registrable Securities to such Demand Registration and the right of the Company to postpone filing shall be reinstated).

                  1.3 Effective Registration Statement. A Demand Registration requested pursuant to Section 1.1 of this Agreement shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "SEC") or other governmental agency or court for any reason, and the Registrable Securities covered thereby have not been sold, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied by reason of (x) a failure by or inability of the Company to satisfy any thereof, or (y) the occurrence of an event outside the control of the holders of Registrable Securities. In addition, a Demand Registration requested pursuant to Section 1.1 of this Agreement shall not be deemed to have been effected if holders of Registrable Securities are not able to register and sell at least 80% of the amount of Registrable Securities requested to be included in such registration; provided, however, that in no case shall the holders of the Registrable Securities be entitled to more than one additional Long- Form Demand Registration as a result of the inability to register and sell such percentage of Registrable Securities.

                  1.4 Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Fleming Holders, except to the extent expressly required by Section 2 of the DuPont Agreement. If other securities are permitted to be included in a Demand Registration which is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities exceeds the number of Registrable Securities which can be sold in such offering within a price range acceptable to the Fleming Holders, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold, pro rata among the respective holders on the basis of the amount of Registrable Securities requested to be offered thereby.

                  1.5 Selection of Underwriters. The Fleming Holders will have the right to select the underwriters and the managing underwriters to administer a Demand Registration and such underwriters and managing underwriters shall be reasonably acceptable to the Company. The terms of any underwriting agreement shall be reasonably acceptable to the Company.

                  1.6 Other Registration Rights. Except as provided in this Agreement, the DuPont Agreement or as otherwise consented to in writing by the Fleming Holders, the Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities ("Other Securities"), other than piggyback registration rights entitling the holder thereof to participate in Company-initiated registrations with holders of Registrable Securities; provided, however, that the Registrable Securities shall have priority over Other Securities in any such Company-initiated registration.


                                   ARTICLE II
                               OTHER REGISTRATIONS

                  2.1 Right to Piggyback. Except for a registration on Form S-8 of shares issued pursuant to the Company's 1997 Stock Option Plan, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration), and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice (in any event within five (5) Business Days after its receipt of notice of any exercise of other demand registration rights) to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the receipt of the Company's notice.

                  2.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell,
(ii) second, the Registrable Securities requested to be included in such registration, provided, that if the managing underwriters in good faith determine that a lower number of Registrable Securities should be included, then the Company shall be required to include in the underwriting only that lower number of Registrable Securities, and the holders of Registrable Securities who have requested registration shall participate in the underwriting pro rata based upon their total ownership, on a fully diluted basis, of Registrable Securities requested to be included in such registration and (iii) third, other securities requested to be included in such registration, provided, that if such request arises from rights granted pursuant to the DuPont Agreement, and the managing underwriters have rendered the opinion referred to in Section 1.4 of this Agreement, then the securities that are the subject of such request may be treated by the Company, for purposes of this Section 2.2 only, as Registrable Securities and included in such registration in accordance with clause (ii) hereof.

                  2.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, provided, that if the managing underwriters in good faith determine that a lower number of Registrable Securities should be included, then the Company shall be required to include in the underwriting only that lower number of Registrable Securities, and the holders of Registrable Securities who have requested registration shall participate in the underwriting pro rata based upon their total ownership, on a fully diluted basis, of Registrable Securities requested to be included in such registration and (iii) third, other securities requested to be included in such registration.

                  2.4 Other Registrations. If the Company has previously filed a registration statement for a Long-Form Demand Registration with respect to Registrable Securities pursuant to Article I of this Agreement or pursuant to this Article II, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible, exchangeable or exercisable for or into its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities other than the holders of the Registrable Securities, until a period of at least six
(6) months elapsed from the effective date of such previous registration.

                                   ARTICLE III
                             REGISTRATION PROCEDURES

                  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible or, in the case of clause (q) below, will not:

                  (a) promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities (such registration statement to include all information which the holders of the Registrable Securities to be registered thereby shall reasonably request) and use its best efforts to promptly cause such registration statement to become effective, provided that at least five days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to counsel selected by the Fleming Holders, copies of all such documents proposed to be filed, and the Company shall not file any such documents to which such counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, and (ii) notify each holder of Registrable Securities covered by such registration statement of (x) any request by the SEC to amend such registration statement or amend or supplement any prospectus or (y) any stop order issued or threatened by the SEC, and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) (i) promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (except that such 180-day period shall be extended (x) by the length of any period that a stop order or similar proceeding is in effect which prohibits the distribution of the Registrable Securities, and (y) by the number of days during the period from and including the date on which each seller of Registrable Securities shall have received a notice delivered pursuant to clause (f) below until the date when such seller shall have received a copy of the supplemented or amended prospectus contemplated by clause (f) below), and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) as soon as reasonably possible furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement and, in each case, including all exhibits) and such other documents as such seller may reasonably request, all in conformity with the requirements of the Securities Act, in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts promptly to register or qualify the Shares under such other securities or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, provided, however, that the Company will not be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) furnish to each seller of Registrable Securities a signed copy, addressed to such seller (and the underwriters, if any) of an opinion of counsel for the Company or special counsel to the selling stockholders, dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to counsel selected by the Fleming Holders, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as the seller (or the underwriters, if any) may reasonably request;

                  (f) promptly notify each seller of Registrable Securities, at a time when a prospectus relating to the Shares is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, promptly prepare and furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (g) cause all of the Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if there shall then be no such listing, to be accepted for quotation as either a National Market Security or SmallCap Market Security on The NASDAQ Stock Market;

                  (h) provide a transfer agent and registrar for all of the Shares not later than the effective date of such registration statement;

                  (i) enter into such customary arrangements and take all such other actions as the Fleming Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Shares;

                  (j) make available for inspection by (i) any holder of thirty percent (30%) or more of Registrable Securities or (ii) a Designated Entity, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such holder, Designated Entity or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such holder, Designated Entity, underwriter, attorney, accountant or agent in connection with such registration statement; provided, that no such holder, Designated Entity, underwriter, attorney, accountant or agent shall inspect any non-public information of the Company unless such Person has executed a confidentiality agreement;

                  (k) cause the Company's officers to make presentations to potential purchasers of the Shares, as reasonably requested by any seller of Registrable Securities or any underwriter participating in any disposition pursuant to such registration statement in connection with any Long-Form Demand Registration;

                  (l) subject to other provisions hereof, use its best efforts to cause the Shares to be registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the sellers thereof to consummate the disposition of the Shares;

                  (m) use its best efforts to obtain a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements, addressed to each seller, and to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as such seller (or the underwriters, if any) may reasonably request; provided, that, notwithstanding the foregoing, the Company shall have no obligation to obtain a "comfort" letter in a non-underwritten offering;

                  (n) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its securityholders, in each case as soon as practicable, an earnings statement covering a period of at least twelve months, beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (o) permit any holder of Registrable Securities, which holder, in the sole judgment exercised in good faith of such holder, might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act), to participate in the preparation of any registration statement covering such holder's Registrable Securities and to include therein material, furnished to the Company in writing, which in the reasonable judgment of such holder should be included and which is reasonably acceptable to the Company;

                  (p) use every reasonable effort to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of any registration statement or of any order preventing or suspending the use of any preliminary prospectus;

                  (q) at any time file or make any amendment to a registration statement, or any amendment of or supplement to a prospectus (including amendments of the documents incorporated by reference into the prospectus), of which each seller of Registrable Securities or the managing underwriters shall not have previously been advised and furnished a copy or to which the sellers of Registrable Securities, the managing underwriters, or counsel for such sellers or for the underwriters shall reasonably object; and

                  (r) make such representations and warranties (subject to appropriate disclosure schedule exceptions) to sellers of Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in underwritten public offerings of substantially the same type; provided, that, notwithstanding the foregoing, the Company shall have no obligation to make such representations and warranties in a non-underwritten offering.


                                   ARTICLE IV
                              REGISTRATION EXPENSES

                  4.1 Company's Fees and Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and expenses for listing or quoting the Shares on each securities exchange or The NASDAQ Stock Market on which similar securities issued by the Company are then listed or quoted, and fees and disbursements of counsel for the Company, any transfer agent and all independent certified public accountants, underwriters (excluding discounts and selling commissions) and other Persons retained by the Company in connection with any Demand Registration or any Piggyback Registration (all such expenses being herein called "Registration Expenses"), will be paid by the Company.

                  4.2 Fees of Counsel to Holders. Subject to the sixth sentence of Section 1.1, in connection with each registration hereunder, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the Fleming Holders.


                                    ARTICLE V
                             UNDERWRITTEN OFFERINGS

                  5.1 Demand Underwritten Offerings. If requested by the underwriters for any underwritten offerings of Registrable Securities pursuant to a Demand Registration, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Fleming Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including, without limitation, indemnities customarily included in such agreements. The holders of Registrable Securities to be distributed by such underwriters may be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to those representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

                  5.2 Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Article II of this Agreement and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Article II of this Agreement, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder, subject to the limitations set forth in Article II hereof, among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to those representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.


                                   ARTICLE VI
                                 INDEMNIFICATION

                  6.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the extent permitted by law, each of the holders of any Registrable Securities covered by any registration statement prepared pursuant to this Agreement, each other Person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act, and each of their respective directors, officers and general partners, as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense incurred by them in
                  connection with investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any holder expressly for use in the preparation of any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus (or any amendment or supplement thereto); and provided further, that the Company will not be liable to any holder under the indemnity agreement in this Section 6.1, with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of such controlling Person or holder results from the fact that such holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to such holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, general partner, or other controlling Person and shall survive the transfer of such securities by such seller.

                  6.2 Indemnification by Holders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section

6.1 of this Agreement), to the extent permitted by law, the Company and its directors, officers and controlling Persons, and their respective directors, officers and general partners, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder, specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or such holder, as the case may be, or any of their respective directors, officers, controlling Persons or general partners and shall survive the transfer of such securities by such holder. The obligations of each holder of Registrable Securities pursuant to this Section 6.2 are to be several and not joint; provided, that, with respect to each claim pursuant to this Section 6.2, each such holder's maximum liability under this Section shall be limited to an amount equal to the net proceeds actually received by such holder (after deducting any underwriting discount and expenses) from the sale of Registrable Securities being sold pursuant to such registration statement or prospectus by such holder.

                  6.3 Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 6.1 or Section 6.2 of this Agreement, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.1 or Section 6.2 of this Agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all holders of Registrable Securities, selected by the Fleming Holders, or (ii) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

                  6.4 Indemnification of Underwriters. The Company and each holder of Registrable Securities requesting registration shall provide for the foregoing indemnity in any underwriting agreement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

                  6.5 Contribution. If the indemnification provided for in Sections 6.1 and 6.2 of this Agreement is unavailable or insufficient to hold harmless an indemnified party under such Sections, then each indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 6.1 or Section 6.2 of this Agreement in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including, without limitation, the relative benefits received by each party from the offering of the securities covered by such registration statement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.5 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6.5. The amount paid to an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 6.3 of this Agreement if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 6.5. Promptly after receipt by an indemnified party under this Section 6.5 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 6.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 6.3 of this Agreement has not been given with respect to such action; provided, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 6.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and each holder of Registrable Securities agrees with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that (i) the underwriters' portion of such contribution shall not exceed the underwriting discount and (ii) the amount of such contribution shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  6.6 Timing of Indemnification Payments. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.


                                   ARTICLE VII
                                    RULE 144

                  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (i) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                  ARTICLE VIII
                   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

                  No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement.


                                   ARTICLE IX
                                  MERGERS, ETC.

                  The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities that the Investors or the holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization.


                                    ARTICLE X
                                   DEFINITIONS


                  As used in this Agreement, the following defined terms shall have the meanings set forth below:

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks in the State of New York are authorized or obligated to close.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  "Company" shall have the meaning set forth in the first paragraph hereof.

                  "Demand Registrations" shall have the meaning set forth in
Section 1.1(a) hereof.

                  "Designated Entity" means, in connection with the rights held by holders of less than thirty percent (30%) of Registrable Securities, (i) as long as any shares of Registrable Securities are held by any Person identified in clause (i) or (ii) of the definition of "Fleming Holders" set forth in the Stock Purchase Agreements, Fleming Capital Management, 320 Park Avenue, New York, NY 10022, Attention: Robert L. Burr and (ii) if no shares of Registrable Securities are held by a Person identified in clause (i) or (ii) of the definition of "Fleming Holders" set forth in the Stock Purchase Agreements, the entity designated by the Transferee who holds the largest number of such shares, provided, that such Transferee owns thirty percent (30%) or more of the Registrable Securities (in which case such Transferee shall provide notice to the Company of such entity). For so long as no Registrable Securities are held by any Person identified in clause (i) or (ii) of the definition of "Fleming Holders" set forth in the Stock Purchase Agreements and no Person holds thirty percent (30%) or more, in the aggregate, of the Registrable Securities, there shall be no Designated Entity.

                  "DuPont Agreement" means the Registration Agreement, dated as of January 29, 1997, among the Company, E.I. DuPont de Nemours and Company and DuPont Chemical and Energy Operations, Inc.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fleming Funds" shall have the meaning set forth in the first paragraph hereof.

                  "Fleming Holders" shall have the meaning set forth in Section 3 of the Stock Purchase Agreements.

                  "Investor" or "Investors" shall have the meaning set forth in the first paragraph hereof.

                  "Long-Form Demand Registrations" shall have the meaning set forth in Section 1.1 hereof.

                  "Other Securities" shall have the meaning set forth in Section
1.6 hereof.

                  "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Piggyback Registration" shall have the meaning set forth in
Section 2.1 hereof.

                  "Registrable Securities" means (i) any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock purchased by the Investors pursuant to the Stock Purchase Agreements and (ii) any securities issued or issuable with respect to the

Common Stock referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have (x) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) been transferred pursuant to Rule 144 (or any similar rule then in force) under the Securities Act.

                  "Registration Expenses" shall have the meaning set forth in
Section 4.1 hereof.

                  "SEC" shall have the meaning set forth in Section 1.3 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share, which Series A Preferred Stock is convertible into shares of Common Stock.

                  "Shares" means the shares of Registrable Securities registered on the registration statement filed with the SEC in connection with any Demand Registration or any Piggyback Registration.

                  "Short-Form Demand Registrations" shall have the meaning set forth in Section 1.1 hereof.

                  "Stock Purchase Agreements" means, collectively, the separate Stock Purchase Agreements, dated as of March 30, 1999, between the Company and each of the Fleming Funds.

                  "Transferees" shall have the meaning set forth in Section 3 of the Stock Purchase Agreements.


                                   ARTICLE XI
                                  MISCELLANEOUS

                  11.1 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

                  11.2 Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination, subdivision or reclassification of any of its securities which would adversely affect the ability of the holders of Registrable Securities to include Registrable Securities in a registration undertaken pursuant to this Agreement or which, to the extent within its control, would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  11.3 Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  11.4 Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any holder of Registrable Securities, unless such modification, amendment or waiver is approved in writing by the Company and the Fleming Holders. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  11.5 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Investors or the holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

                  11.6 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

                  (i)      If to an Investor or a holder of Registrable
                           Securities, to:

                           Fleming Capital Management
                           320 Park Avenue
                           New York, NY  10022
                           Facsimile No.:  (212) 508-3928
                           Attn: Robert L. Burr and Robert M. Zech with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178
                           Facsimile No.:  (212) 309-6273
                           Attn: David W. Pollak, Esq.

                  (ii)     If to the Company, to:

                           Hudson Technologies, Inc.
                           275 North Middletown Road
                           Pearl River, NY  10965
                           Facsimile No.:  (914) 368-2540
                           Attn:  Stephen P. Mandracchia

                           with a copy to:

                           Tenzer Greenblatt LLP
                           405 Lexington Avenue
                           New York, NY  10174
                           Facsimile No.:  (212) 885-5001
                           Attn:  Kenneth Selterman, Esq.


All such notices, requests and other communications will (x) if delivered personally to the address as provided in this Section 11.6, be deemed given and received upon delivery, (y) if delivered by facsimile transmission to the facsimile number as provided in this Section 11.6, be deemed given and received upon receipt and (z) if delivered by nationally recognized overnight courier service in the manner described above to the address as provided in this Section 11.6, be deemed given and received on the Business Day following the day it was sent (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11.6). Any party may from time to time change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  11.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  11.8 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

                  11.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

                  11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        HUDSON TECHNOLOGIES, INC.


                                        By: __________________________
                                               Name:
                                               Title:


                                        FLEMING US DISCOVERY FUND III, L.P.

                                        By:  FLEMING US DISCOVERY
                                                PARTNERS, L.P.,
                                             its general partner

                                             By:  FLEMING US DISCOVERY, LLC,
                                                  its general partner


                                                  By:_________________________
                                                        Robert L. Burr, member

                                        FLEMING US DISCOVERY OFFSHORE
                                           FUND III, L.P.

                                        By:  FLEMING US DISCOVERY
                                                PARTNERS, L.P.,
                                             its general partner

                                             By:  FLEMING US DISCOVERY, LLC,
                                                  its general partner


                                                  By:_________________________
                                                       Robert L. Burr, member

                             STOCKHOLDERS' AGREEMENT


                  This STOCKHOLDERS' AGREEMENT is dated as of March 30, 1999, among Hudson Technologies, Inc., a New York corporation (the "Company"), Kevin
J. Zugibe ("KJZ"), Thomas P. Zugibe ("TPZ") and Stephen P. Mandracchia ("Mandracchia" and, collectively with KJZ and TPZ, "Management"), and Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. (collectively, the "Fleming Funds"). The Fleming Funds, any Fleming Holder and any Transferee are collectively referred to herein as the "Investor Group" and, individually, as an "Investor."

                               W I T N E S S E T H:

                  WHEREAS, pursuant to the terms of the Stock Purchase Agreements, dated as of March 30, 1999, between the Company and each of the Fleming Funds (the "Stock Purchase Agreements"), the Fleming Funds have purchased 65,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock");

                  WHEREAS, KJZ beneficially owns approximately 7.0% of the outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), TPZ beneficially owns approximately 6.8% of the outstanding shares of the Common Stock and Mandracchia beneficially owns approximately 6.8% of the outstanding shares of the Common Stock (such shares, along with any shares of Common Stock or other equity securities of the Company that KJZ, TPZ or Mandracchia may subsequently acquire, the "Management Shares");

                  WHEREAS, it is a condition precedent to the Company's and the Fleming Funds' respective obligations to consummate the transactions contemplated by the Stock Purchase Agreements that the parties hereto shall have entered into this Agreement; and

                  WHEREAS, each of the members of Management, the Company and the Fleming Funds desires to enter into this Agreement to regulate certain aspects of their relationship;

                  NOW, THEREFORE, in consideration of the arguments and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.       Rights of Inclusion (Tag-Along Rights).

                  (a) In the event any member of Management proposes to Transfer any of its Management Shares (the "Transferor Shares") to any Person (the "Buyer"), as a condition to such Transfer, such member of Management shall cause the Buyer to offer (the "Inclusion Offer") to purchase from each Investor, at each such Investor's option, up to that number of Investor Shares determined in accordance with
Section 1(b) on the same terms and conditions as are applicable to the Transferor Shares (including any consideration to be received by such member of Management in the form of bonuses, consulting fees, noncompetition payments or pursuant to employment arrangements or similar arrangements), except that each Investor shall not be required to provide any representation, warranty or other undertaking other than with respect to its ownership of, and authority to Transfer, the Investor Shares owned by it free of any liens or encumbrances. Such member of Management shall provide prompt written notice to each Investor (the "Inclusion Notice") setting forth all the terms and conditions of the Inclusion Offer, and each Investor may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance with respect to Investor Shares owned by it to such member of Management within twenty (20) days of delivery of the Inclusion Notice to it (the "Acceptance Notice").

                  (b) Each Investor shall have the right to sell, pursuant to the Inclusion Offer, Investor Shares representing the same percentage of all Investor Shares owned by it as the Transferor Shares are of all Management Shares owned by such member of Management (such percentage shall be calculated on the basis that all shares of Series A Preferred Stock owned by each Investor have been converted into shares of Common Stock at the current conversion price per share under Section 5 of the Certificate of Amendment); provided, however, that if no Investor elects to exercise such right, such member of Management shall nonetheless be entitled to Transfer all of the Transferor Shares described in the Inclusion Notice. In the event the number of Investor Shares for which the Investor Group elects to exercise such right, along with the Transferor Shares and any other shares of the Company to be sold by other stockholders pursuant to any similar rights granted to such other stockholders, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to Transfer the same percentage of its shares included in its Acceptance Notice as each other transferor. If an Investor elects to exercise such right, such Investor may, in its sole discretion, determine the composition of the Investor Shares (i.e., the number of the shares of Series A Preferred Stock and Common Stock to be included in the Investor Shares) to be Transferred by it to the Buyer pursuant to the Inclusion Offer. In the event that any Investor chooses to include any shares of Series A Preferred Stock in the Investor Shares to be Transferred by it to the Buyer pursuant to the Inclusion Offer, any such Investor shall, prior to or simultaneously with such Transfer, convert such shares of Series A Preferred Stock into shares of Common Stock so that each Investor Transfers only Common Stock to the Buyer; provided that any such conversion may be made conditional upon completion of such Transfer to the Buyer.

                  (c) Such member of Management shall have ninety (90) days from the date of the Inclusion Notice to Transfer, on behalf of himself and the Investor Group, up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such ninety (90) day period such member of Management has not completed the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred, such member of Management may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 1.

                  (d) If such member of Management is able to complete the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred within such ninety (90) day period, at the closing thereof, each Investor shall deliver to the Buyer a certificate or certificates representing the Investor Shares owned by it to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to each such Investor the purchase price for the Investor Shares so Transferred pursuant to this Section 1 and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by the Investor Group.

                  (e) The provisions of this Section 1 shall not apply to any Transfer or proposed Transfer by any member of Management of Management Shares representing ten percent (10%) or less of the Management Shares held by such member on the date hereof, if such Transfer or proposed Transfer by such member, together with all other such Transfers by such member during the five (5) years preceding the date of such Transfer, represent twenty-five percent (25%) or less of the Management Shares held by such member on the date hereof, with Management Shares held by such member on the date hereof to be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event; provided, however, that each Transfer of Management Shares by such member that takes place within one year of any other Transfer to the same Person or any Affiliate of such Person shall be aggregated for purposes of such ten percent (10%) threshold.

2.       Additional Directors.

                  (a) (i) So long as (A) the Fleming Holders hold at least thirty-five percent (35%), in the aggregate, of the shares of Series A Preferred Stock originally issued and Conversion Shares, or (B) if no such shares are held by a Fleming Holder, any Transferee consented to by the Company, such consent not to be unreasonably withheld (a "Permitted Transferee")), such Fleming Holders or Permitted Transferee, as the case may be, shall be entitled, but not required, to nominate up to two (2) individuals to be directors of the Company (the "Additional Director" or "Additional Directors").

                      (ii) So long as (A) the Fleming Holders hold at least twenty percent (20%), but less than thirty-five (35%) percent, in the aggregate, of the shares of Series A Preferred Stock originally issued and Conversion Shares, or (B) if no such shares are held by a Fleming Holder, any Permitted Transferee, such Fleming Holders or Permitted Transferee, as the case may be, shall be entitled, but not required, to nominate one (1) Additional Director.

                      (iii) Notwithstanding the foregoing provisions of this
Section 2(a), the right of the Fleming Holders or Permitted Transferee, as the case may be, to nominate Additional Directors shall be subject to the election of Preferred Directors pursuant to Section 4(c) of the Certificate of Amendment, such that for each Preferred Director elected pursuant thereto, the Fleming Holders or Permitted Transferee, as the case may be, shall be entitled to nominate one fewer Additional Director than would be the case had such Preferred Director not been elected.

                  (b) Holders of at least a majority of the outstanding shares of Series A Preferred Stock and Conversion Shares shall exercise their right, as described in Section 2(a) above, to nominate each Additional Director by written notice to the Company of the identity of the person so nominated, and requesting the Company to call a meeting of its stockholders to act upon such nomination. As promptly as practicable after receipt of written notice from such holders, the Company will cause (including without limitation by vote of proxies granted to management of the Company) each Additional Director to be elected to the Company's Board of Directors. The nomination of each Additional Director shall be made after consultation with the Company, and any such Additional Director shall be an individual agreed to by the Company, such agreement not to be unreasonably withheld. At the time of any such nomination, such Additional Director will affirm his or her duty of confidentiality to the Company with regard to any non-public confidential Company information through a confidentiality agreement reasonably satisfactory to the Company and such holders. Until the termination of this Agreement in accordance with its terms, the Company's nominating committee shall recommend to the Company's Board of Directors that all Additional Directors nominated for election to the Company's Board of Directors pursuant to this Section 2 be included in the slate of nominees recommended by such Board to the Company's shareholders for election as directors at each annual meeting of the shareholders of the Company. In the event that any Additional Director shall cease to serve as a director of the Company for any reason, the vacancy created thereby shall be filled according to the procedures described in Section 2(a) above and this Section 2(b). Notwithstanding anything in this Section 2(b) to the contrary, in lieu of holding a special or annual meeting of stockholders to elect Additional Directors to the Company's Board of Directors, the Company, in its discretion, may increase the size of its Board of Directors in accordance with the terms of its bylaws and appoint Additional Directors to fill such newly created vacancies on the Board of Directors.

                  (c) The Company will furnish to each Additional Director elected to the Company's Board of Directors all information that is provided to the other directors of the Company.

                  (d) For so long as the Company's Board of Directors is divided into classes in respect of term of office, the Company shall allocate any Additional Directors elected thereto pursuant to this Section 2 among such classes so as best to maintain the respective rights and privileges held by each such class prior to the election of such Additional Directors.

                  (e) It is the Company's policy to discuss with the Board of Directors any proposed merger, consolidation, reorganization or acquisition or disposition of material assets other than in the ordinary course of business and other transactions out of the ordinary course of business which would have a material impact on the Company's financial position or results of operations. If in the future it should no longer be the Company's policy to present any such matters to the Board of Directors, then the Company will, during the term of this Agreement, discuss any such transactions with Fleming Capital Management or such other Person as the Investor Group may designate in writing to the Company.

                  (f) Each of KJZ, TPZ and Mandracchia hereby irrevocably and unconditionally agrees to take all actions necessary to call, or to cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company for the purpose of, and to vote all shares of Common Stock owned by him and other securities over which he has voting control at any such annual or special meeting in favor of, or take all actions by written consent in lieu of any such meeting necessary to cause, the election as members of the Company's Board of Directors of each Additional Director nominated in accordance with, and to otherwise effect the intent of, this Section 2. In addition, each of KJZ, TPZ and Mandracchia agrees to vote the shares of Common Stock owned by him and other securities over which he has voting control upon any other matter arising under this Agreement submitted to a vote of the stockholders in a manner that will implement the terms of this Agreement.

3.       Board Observer Rights; Committees.

                  (a) (i) So long as (A) the Fleming Holders hold at least thirty-five percent (35%), in the aggregate, of the shares of Series A Preferred Stock originally issued and Conversion Shares, or (B) if no such shares are held by a Fleming Holder, any Permitted Transferee, such Fleming Holders or Permitted Transferee, as the case may be, shall have the right to appoint up to two (2) representatives (the "Fleming Observer" or "Fleming Observers") (subject to the provisions of Section 3(b) herein).

                      (ii) So long as (A) the Fleming Holders hold at least twenty percent (20%), but less than thirty-five percent (35%), in the aggregate, of the shares of Series A Preferred Stock originally issued and Conversion Shares, or (B) if no such shares are held by a Fleming Holder, any Permitted Transferee, such Fleming Holders or Permitted Transferee, as the case may be, shall have the right to appoint one (1) Fleming Observer (subject to the provisions of Section 3(b) herein).

                      (iii) The Fleming Observers shall have the right to attend and participate in meetings of the Company's Board of Directors, or any committee thereof, and the Company shall permit any Fleming Observer to attend and participate in all such meetings as an observer, provided, that each Fleming Observer shall have executed and delivered to the Company a confidentiality agreement in a form reasonably acceptable to the Company and the Fleming

Holders. A Fleming Observer shall not have the right to vote on any matter presented to the Board or any committee thereof. The Company shall give all Fleming Observers written notice of each meeting of the Board of Directors or any committee thereof and all written materials and other information given to the Company's directors and committee members in the same manner and at the same time such notices, materials and other information are given to the directors and committee members. The Company shall reimburse any Fleming Observer for travel and other expenses in connection with such meetings to the same extent that the Company reimburses its directors and committee members. If the Board of Directors or any committee thereof proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to all Fleming Observers prior to the effective date of such consent describing the nature and substance of such action.

                  (b) During such time that (i) the holders of the Series A Preferred Stock have elected at least one director to the Company's Board of Directors (or have waived their right to so elect such director) pursuant to
Section 4 of the Company's Certificate of Amendment with respect to the Series A Preferred Stock or (ii) at least one Additional Director nominated by the holders of the Series A Preferred Stock and Conversion Shares pursuant to
Section 2 hereof has been elected to the Company's Board of Directors (any such Preferred Director or Additional Director being referred to as an "Investor Director"), the number of Fleming Observers with respect to whom the Fleming Holders or the Permitted Transferee, as the case may be, shall be entitled to exercise their rights as provided in Section 3(a)(i) shall be modified such that
(A) in the event there is one (1) Investor Director, the Fleming Holders or the Permitted Transferee, as the case may be, shall have the right to have one (1) Fleming Observer and (B) in the event there are two (2) Investor Directors, the Fleming Holders or the Permitted Transferee, as the case may be, shall not have the right to have any Fleming Observer.

4.       Definitions.

                  As used herein, the following terms shall have the respective meanings set forth below:

                  "Acceptance Notice" shall have the meaning set forth in
Section 1(a) hereof.

                  "Additional Director" shall have the meaning set forth in
Section 2(a) hereof.

                  "Affiliate" shall have the meaning set forth in Section 3 of the Stock Purchase Agreements.

                  "Board" or "Board of Directors" shall have the meaning given it in Section 3 of the Stock Purchase Agreements.

                  "Buyer" shall have the meaning set forth in Section 1(a) hereof.

                  "Certificate of Amendment" shall have the meaning set forth in
Section 1(a) of the Stock Purchase Agreements.

                  "Common Stock" shall have the meaning set forth in the second WHEREAS clause hereof.

                  "Company" shall have the meaning set forth in the first paragraph hereof.

                  "Conversion Shares" shall have the meaning set forth in
Section 3 of the Stock Purchase Agreements.

                  "Fleming Funds" shall have the meaning set forth in the first paragraph hereof.

                  "Fleming Holders" shall have the meaning set forth in Section 3 of the Stock Purchase Agreements.

                  "Fleming Observer" or "Fleming Observers" shall have the meaning set forth in Section 3(a) hereof.

                  "Inclusion Notice" shall have the meaning set forth in Section 1(a) hereof.

                  "Inclusion Offer" shall have the meaning set forth in Section 1(a) hereof.

                  "Investor" shall have the meaning set forth in the first paragraph hereof.

                  "Investor Director" shall have the meaning set forth in
Section 3(b) hereof.

                  "Investor Group" shall have the meaning set forth in the first paragraph hereof.

                  "Investor Shares" means all Series A Preferred Stock and Common Stock owned by the Investor Group.

                  "Issue Date" shall have the meaning set forth in the Certificate of Amendment.

                  "KJZ" shall have the meaning set forth in the first paragraph hereof.

                  "Management" shall have the meaning set forth in the first paragraph hereof.

                  "Management Shares" shall have the meaning set forth in the second WHEREAS clause hereof.

                  "Mandracchia" shall have the meaning set forth in the first paragraph hereof.

                  "Offer Acceptance Notice" shall have the meaning set forth in
Section 5(a) hereof.

                  "Offer Notice" shall have the meaning set forth in Section 5(a) hereof.

                  "Permitted Transferee" shall have the meaning set forth in
Section 2(a) hereof.

                  "Person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, governmental body, agency, political subdivision or other entity.

                  "Proposed Sale" shall have the meaning set forth in Section 5(a) hereof.

                  "Series A Preferred Stock" shall have the meaning set forth in the first WHEREAS clause hereof.

                  "Stock Purchase Agreements" shall have the meaning set forth in the first WHEREAS clause hereof.

                  "TPZ" shall have the meaning set forth in the first paragraph hereof.

                  "Transfer" means, with respect to any security, any direct or indirect sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

                  "Transferee" shall have the meaning set forth in Section 3 of the Stock Purchase Agreements.

                  "Transferor Shares" shall have the meaning set forth in
Section 1(a) hereof.

5.       Right of First Offer.

         (a) Subject to Section 5(c) below, prior to the conversion of any shares of Series A Preferred Stock pursuant to Section 5 of the Certificate of Amendment, if any holder thereof receives a bona fide offer for such shares from any Person listed on Schedule 1 attached hereto (a "Proposed Sale"), as a condition to a sale pursuant to such offer, such holder shall provide written notice to the Company (the "Offer Notice") setting forth the identity of the proposed purchaser and all the terms and conditions of the proposed sale. The Company shall have the right, but not the obligation, to purchase all of such shares, on the terms and conditions set forth in the Offer Notice, by delivering a written notice of acceptance to such holder within ten (10) days of delivery of the Offer Notice to the Company (the "Offer Acceptance Notice"). If the Company fails to deliver an Offer Acceptance Notice to such holder within such ten (10) day period, then such holder shall be entitled to sell its shares in accordance with the Proposed Sale.

         (b) Subject to Section 5(a) above, a holder of shares of Series A Preferred Stock shall have one hundred twenty (120) days from the date of the Offer Notice to effectuate a Proposed Sale. The terms of such Proposed Sale, including, without limitation, price and form of consideration, shall be as set forth in the Offer Notice. If at the end of such one hundred twenty (120) day period such holder has not completed the Proposed Sale, such holder may not proceed with such Proposed Sale or any other Proposed Sale without first giving a new Offer Notice pursuant to the provisions of Section 5(a).

         (c) Notwithstanding any provision in this Section 5 to the contrary, until one year after the Issue Date, no holder of shares of Series A Preferred Stock or Conversion Shares shall sell any such shares to any Person listed on
Schedule 1 attached hereto, except in the case of the Company being sold in its entirety to any such Person.

         (d) Each of the Fleming Funds hereby agrees that it will not sell, assign, transfer or otherwise dispose of any shares of Series A Preferred Stock or Conversion Shares, other than pursuant to a registered public offering or pursuant to a Rule 144 Transaction (as defined in the Stock Purchase Agreements), unless the Transferee of such securities shall have agreed to be bound by the provisions of this Section 5 as though an original party hereto.

6.       Miscellaneous.

                  (a) In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  (b) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by all parties hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (c) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  (d) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

                  (i)      If to an Investor, to:

                           the address indicated on Schedule 1 to the Stock Purchase Agreements;

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178
                           Facsimile No.:  (212) 309-6273
                           Attn: David W. Pollak, Esq.

                  (ii)     If to the Company, to:

                           Hudson Technologies, Inc.
                           275 North Middletown Road
                           Pearl River, NY  10965
                           Facsimile No.:  (914) 368-2540
                           Attn:  Stephen P. Mandracchia

                           with a copy to:

                           Tenzer Greenblatt LLP
                           405 Lexington Avenue
                           New York, NY  10174
                           Facsimile No.:  (212) 885-5001
                           Attn:  Kenneth Selterman, Esq.

                  (iii)    If to KJZ, to:

                           Kevin J. Zugibe
                           Hudson Technologies, Inc.
                           275 North Middletown Road
                           Pearl River, NY  10965
                           Facsimile No.:  (914) 368-2540

                  (iv)     If to TPZ, to:

                           Thomas P. Zugibe
                           Hudson Technologies, Inc.

                           275 North Middletown Road
                           Pearl River, NY  10965
                           Facsimile No.:  (914) 368-2540

                  (v)      If to Mandracchia, to:

                           Stephen P. Mandracchia
                           Hudson Technologies, Inc.
                           275 North Middletown Road
                           Pearl River, NY  10965
                           Facsimile No.:  (914) 368-2540

                  All such notices, requests and other communications will (x) if delivered personally to the address as provided in this Section 6(d), be deemed given and received upon delivery, (y) if delivered by facsimile transmission to the facsimile number as provided in this Section 6(d), be deemed given and received upon receipt and (z) if delivered by nationally recognized overnight courier service in the manner described above to the address as provided in this Section 6(d), be deemed given and received on the business day following the day it was sent (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 6(d)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  (e) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  (f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

                  (h) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (i) For purposes of Sections 2(a)(i), 2(a)(ii), 3(a)(i) and 3(a)(ii), the calculation of a Person's percentage holdings of Conversion Shares shall be determined based upon the number of shares of Series A Preferred Stock from which such Conversion Shares derived.



                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have duly executed this Stockholders' Agreement as of the date first written above.


                            HUDSON TECHNOLOGIES, INC.


                            By: _________________________
                                   Name:  Kevin J. Zugibe
                                   Title: Chairman and Chief Executive Officer


                            -----------------------------
                                Kevin J. Zugibe


                            -----------------------------
                                Thomas P. Zugibe


                            -----------------------------
                                Stephen P. Mandracchia

                               FLEMING US DISCOVERY FUND III, L.P.

                               By:      FLEMING US DISCOVERY
                                           PARTNERS, L.P.,
                                        its general partner

                                        By:      FLEMING US DISCOVERY, LLC,
                                                 its general partner


                                                 By:___________________________
                                                        Robert L. Burr, member



                               FLEMING US DISCOVERY OFFSHORE
                                  FUND III, L.P.

                               By:      FLEMING US DISCOVERY
                                           PARTNERS, L.P.,
                                        its general partner

                                        By:      FLEMING US DISCOVERY, LLC,
                                                 its general partner


                                                 By:___________________________
                                                        Robert L. Burr, member